UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Metro–Goldwyn–Mayer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Metro-Goldwyn-Mayer Inc. (“MGM common stock”).

(2)	Aggregate number of securities to which transaction applies:

(a) 238,271,900 shares of MGM common stock and (b) options to purchase 18,674,203 shares of MGM common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying .00012670 by the sum of: (x) $2,859,262,800.00, which is the product of 238,271,900 shares of MGM common stock and the merger consideration of $12.00 per share in cash and (y) $84,594,139.59, which is the product of options to purchase 18,674,203 shares of MGM common stock and $4.53, which is the amount equal to the weighted average option consideration to be received by option holders pursuant to the merger.

(4)	Proposed maximum aggregate value of transaction

$2,943,856,939.59

(5)	Total fee paid:

$372,986.67

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

10250 Constellation Boulevard

Los Angeles, California 90067

November 19, 2004

Dear Stockholder:

We cordially invite you to attend our special meeting of stockholders to be held in the main theater at our offices located at 10250 Constellation Boulevard, Los Angeles, California, on December 17, 2004, at 10:00 a.m. local time.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 2004, by and between LOC Acquisition Company and Metro-Goldwyn-Mayer Inc., pursuant to which MGM will be merged with LOC Acquisition Company, with MGM as the surviving corporation in the merger. LOC Acquisition Company is a Delaware corporation which, at the time of the merger, will be owned by Sony Corporation of America, Comcast Studio Investments, Inc. and affiliates of Providence Equity Partners, Inc., Texas Pacific Group and DLJ Merchant Banking Partners.

Upon completion of the merger, you will be entitled to receive $12.00 in cash, without interest, for each share of MGM common stock that you own. The receipt of cash in exchange for your shares of common stock in the merger will constitute a taxable transaction for U.S. federal income tax purposes.

Our board of directors has unanimously approved the merger agreement and determined that the merger is advisable and is fair to, and in the best interests of, our stockholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

The accompanying document provides detailed information about the special meeting, the merger agreement and the merger and includes the merger agreement as Appendix A. We encourage you to read the enclosed materials carefully and in their entirety.

The proposed merger cannot occur unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of MGM common stock. Stockholders owning or controlling a total of 164,049,644 shares of common stock as of the record date for the special meeting, which is approximately 69% of all outstanding shares of MGM common stock entitled to vote on the merger, have entered into a voting and support agreement with LOC Acquisition Company, pursuant to which they have agreed to vote in favor of adoption of the merger agreement.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope, which needs no postage if mailed within the United States. Failure to submit a properly executed proxy card will have the same effect as a vote against the merger agreement. By voting your proxy now, you will not be precluded from attending the meeting and voting in person.

Sincerely,

Alex Yemenidjian
Chairman of the Board and Chief Executive Officer

This proxy statement is dated November 19, 2004 and is first being mailed to stockholders on or about November 19, 2004.

METRO-GOLDWYN-MAYER INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2004

We will hold a special meeting of stockholders of Metro-Goldwyn-Mayer Inc. in the main theater at our offices located at 10250 Constellation Boulevard, Los Angeles, California, on December 17, 2004, at 10:00 a.m. local time for the following purposes:

1.	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 2004, by and between LOC Acquisition Company, a Delaware corporation, and Metro-Goldwyn-Mayer Inc.; and

2.	to consider such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only stockholders who held shares of record as of the close of business on November 5, 2004 are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. Whether or not you plan to attend the special meeting in person, please submit your proxy as soon as possible. Voting by proxy will ensure that you are represented at the special meeting even if you are not there in person. Please review the instructions on the enclosed proxy card.

A list of stockholders entitled to vote at the special meeting may be examined at our executive offices, located at 10250 Constellation Boulevard, Los Angeles, California 90067, during the 10-day period preceding the special meeting.

Under Delaware law, if the merger is completed, holders of our common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and they comply with other Delaware procedures and requirements explained in the accompanying proxy statement.

Whether you attend the meeting or not, you may revoke a proxy at any time before we vote it at the meeting. You may do so by executing and returning a proxy card dated later than the previous one or by casting your vote by ballot at the meeting or by submitting a written notice of proxy revocation to the undersigned before we take the vote at the meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement.

By Order of the Board of Directors

William Allen Jones

Senior Executive Vice President

and Secretary

Los Angeles, California

November 19, 2004

i

Expenses and Fees	70
Amendment and Waiver	70

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71

STOCKHOLDER PROPOSALS	72

OTHER MATTERS	73

FORWARD-LOOKING STATEMENTS	73

WHERE YOU CAN FIND MORE INFORMATION	74

Appendix A – Agreement and Plan of Merger, dated as of September 23, 2004, by and between LOC Acquisition Company and Metro-Goldwyn-Mayer Inc.
Appendix B – Opinion of Goldman, Sachs & Co.
Appendix C – Opinion of Morgan Stanley & Co. Incorporated.
Appendix D – Indemnity Agreement, dated as of September 23, 2004, between Metro-Goldwyn-Mayer Inc., on the one hand, and Tracinda Corporation, 250 Rodeo, Inc. and Kirk Kerkorian, on the other hand.
Appendix E – Voting and Support Agreement, dated as of September 23, 2004, among Tracinda Corporation, 250 Rodeo, Inc. and LOC Acquisition Company.
Appendix F – Section 262 (Appraisal Rights) of the Delaware General Corporation Law.

ii

Questions and Answers about the Special Meeting and the Merger

The following questions and answers address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all of the questions that may be important to you as an MGM stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement.

References in this proxy statement to “MGM,” the “Company,” “we,” “our” and “us” mean, unless the context indicates otherwise, Metro-Goldwyn-Mayer Inc. and its consolidated subsidiaries. The term “LOC” refers to LOC Acquisition Company.

Q.	What is the purpose of the Special Meeting?

A.	We are seeking your approval of the merger of LOC with and into MGM. LOC is a Delaware corporation. Sony Corporation of America, Comcast Studio Investments, Inc. and affiliates of Providence Equity Partners, Inc., Texas Pacific Group and DLJ Merchant Banking Partners have each committed to purchase securities of LOC in connection with the merger and, at the time of the merger, LOC will be owned by these investors.

Q.	If the Company completes the merger, what will I receive for my common stock?

A.	You will receive $12.00 in cash, without interest, in exchange for each share of MGM common stock that you own immediately prior to the time the merger is completed. We refer to the amount of consideration to be received by stockholders pursuant to the merger as the “merger consideration.”

Q.	If the Company completes the merger, what will I receive for my stock options?

A.	In general, your options will be cancelled and you will receive a payment equal to the excess, if any, of $20.00 over the applicable exercise price per share specified on your stock options multiplied by the total number of shares of MGM common stock subject to your stock options. The $20.00 amount was determined by adding $8.00, to give effect to the dividend paid to holders of MGM common stock on May 17, 2004, to the merger consideration of $12.00 per share. We refer to the amount of consideration to be received by option holders pursuant to the merger as the “option consideration.”

If the exercise price of your option has already been adjusted as a result of the $8.00 per share dividend paid on May 17, 2004 or your options were granted after May 17, 2004, then you will receive a payment equal to the excess, if any, of $12.00 per share over the applicable exercise price per share specified on your stock options multiplied by the total number of shares of MGM common stock subject to your stock options.

Solely with respect to options granted to persons subject to laws outside the United States and to specified individuals identified in the merger agreement, including some of our directors and officers, such options will vest and become fully exercisable at the effective time of the merger, and, upon exercise, the holder will receive the option consideration without paying the exercise price.

Q.	When and where is the special meeting?

A.	The special meeting will take place in the main theater at our offices located at 10250 Constellation Boulevard, Los Angeles, California on December 17, 2004 at 10:00 a.m. local time.

Q.	Who may attend the special meeting?

A.	All stockholders of the Company who owned shares on November 5, 2004, the record date for the special meeting, may attend. Just check the box on your proxy card and bring the admission ticket included in this proxy statement with you to the special meeting.

Please note that the admission ticket will be required in order to obtain admission to the meeting. Accordingly, the admission ticket should not be returned with your proxy card. If your shares are held in a brokerage account, you will also need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of November 5, 2004.

Q.	Who may vote at the special meeting?

A.	Only holders of record of MGM common stock as of the close of business on November 5, 2004, the record date for the special meeting, may vote at the special meeting. As of November 5, 2004, MGM had 238,271,900 outstanding shares of common stock entitled to vote.

Q.	What is the required vote to adopt the merger agreement?

A.	In order to adopt the merger agreement, holders of a majority of the outstanding shares of MGM common stock entitled to vote must vote in favor of adoption of the merger agreement. Each share of MGM common stock is entitled to one vote. Tracinda Corporation and 250 Rodeo, Inc., which together hold approximately 69% of the outstanding shares of MGM common stock entitled to vote, have entered into a voting and support agreement with LOC and agreed to vote all of their shares in favor of adoption of the merger agreement.

Q.	How does the MGM board of directors recommend I vote on the proposal?

A.	Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this proxy statement, including the appendices, please authorize your shares of MGM common stock to be voted by marking, signing and dating the enclosed proxy card and returning it in the postage prepaid envelope provided as soon as possible. Do NOT enclose or return your stock certificates with the proxy card.

Q.	May I vote in person?

A.	Yes. You may attend the special meeting and vote your shares in person rather than by signing and returning your proxy card if your shares are held directly in your name.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.	Yes, but your broker will only be permitted to vote your shares of MGM common stock if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares.

Q.	If my shares are held in the company stock fund under the MGM savings plan, will the trustee of the savings plan vote my shares for me?

A.	Yes. However, the trustee will only be permitted to vote your shares of MGM common stock held in the fund as of the record date for the special meeting if you instruct the trustee of the MGM savings plan how to vote those shares. You can authorize your shares of MGM common stock held in the company stock fund as of the record date for the special meeting to be voted by marking, signing and dating the enclosed proxy card with the blue stripe and returning it to the trustee of the MGM savings plan in the postage prepaid envelope provided as soon as possible.

Q.	What happens if I do not vote?

A.	Because the required vote of our stockholders is based upon the number of outstanding shares of MGM common stock entitled to vote rather than upon the number of shares actually voted, the failure to return your proxy card and to vote in person at the special meeting will have the same effect as a vote AGAINST the merger.

Q.	If I have given a proxy, may I change my vote?

A.	Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying MGM’s Corporate Secretary, William Allen Jones, at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067 in writing or by submitting a new proxy, in each case dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply; instead, you must follow the instructions received from your broker to change your vote.

Your attendance at the special meeting will not in and of itself constitute a revocation of the proxy.

Q.	How will my proxy be voted?

A.	If your proxy in the accompanying form is properly executed, returned to and received by the Company (or its designated solicitation agent) prior to the special meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on the proposal, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” adoption of the merger agreement.

Q.	Will my shares be voted if I do not provide my proxy?

A.	Under rules currently in effect, brokerage firms and nominees that are members of the NYSE have the authority under the NYSE’s rules to vote their customers’ unvoted shares only on some “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Adoption of the merger agreement is not considered a “routine” matter and, therefore, brokerage firms and nominees will not be able to vote their customers’ shares as to which no instruction has been received.

With respect to the proposal to adopt the merger agreement, the shares represented by a broker non-vote will be considered present at the special meeting for the purposes of determining a quorum, and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares directly in your own name and attend the special meeting, your shares will be counted as shares present for the purposes of establishing a quorum but will not be voted if you do not provide a proxy or vote the shares yourself.

Q.	What happens if I sell my shares of MGM common stock before the special meeting?

A.	The record date for the special meeting is November 5, 2004, which is earlier than the date of the special meeting. If you held your shares of MGM common stock on the record date for the special meeting, you will retain your right to vote at the special meeting. If you transfer your shares of MGM common stock after the record date for the special meeting but prior to the date on which the merger is completed, you will lose the right to receive the merger consideration for the shares of MGM common stock you have sold. The right to receive the merger consideration will pass to the person who owns your shares of MGM common stock when the merger is completed.

Q.	Will I owe taxes as a result of the receipt of the merger consideration?

A.	Generally, yes. Your receipt of the merger consideration for each share of MGM common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign and other tax laws. See “The Merger—Material Federal Income Tax Consequences” starting on page 44 for a more complete discussion of the U.S. federal income tax consequences of the merger. You are urged to consult your tax advisor about the specific tax consequences to you of the merger.

Q.	Will I have appraisal rights if I dissent from the merger?

A.	Yes. You are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law. Under Delaware law, holders of our common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. See the section of this proxy statement entitled “The Merger—Appraisal or Dissenters’ Rights” starting on page 54.

Q.	What does it mean if I get more than one proxy card?

A.	If your shares are registered in multiple accounts with one or more brokers and/or the Company’s transfer agent, you will receive more than one proxy card. In addition, you will receive a separate proxy card with a blue stripe if you hold shares of MGM common stock in the company stock fund under the MGM savings plan. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	Why is the MGM board of directors recommending the merger?

A.	Our board of directors believes that the merger is in the best interests of the Company’s stockholders. To review our board’s reasons for recommending the merger, see the section of this proxy statement entitled “The Merger—Our Reasons for the Merger; Recommendation of the MGM Board” starting on page 28.

Q.	When do you expect to complete the merger?

A.	We are working toward completing the merger as quickly as possible. We currently expect to complete the merger as soon as possible after the special meeting and after all the conditions to the merger, including antitrust regulatory approval, are satisfied or waived. In order to complete the merger, we must obtain stockholder approval and satisfy all other closing conditions under the merger agreement. See the section of this proxy statement entitled “The Merger Agreement—Conditions to the Consummation of the Merger” starting on page 69.

Q.	Should I send in my stock certificates now?

A.	No. After we complete the merger, you will receive written instructions informing you how to send in your stock certificates in order to receive the merger consideration. You will receive your cash payment as soon as practicable after receipt of your MGM stock certificates, together with the completed documents requested in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q.	Where can I find more information about MGM?

A.	We file periodic reports and other information with the Securities and Exchange Commission, which we refer to as the “SEC.” This information is available at the SEC’s public reference facilities, and at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see the section of this proxy statement entitled “Where You Can Find More Information,” on page 74.

Q.	Who can help answer my questions?

A.	If you have questions about the special meeting or the merger after reading this proxy statement, you should contact us at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, Attn: Corporate Secretary or call us at (310) 449-3000. You may also contact our proxy solicitor, Mellon Investor Services LLC, at 44 Wall Street, 7th Floor, New York, New York 10005 or call them at (877) 216-9819.

Summary Term Sheet

This summary, together with the preceding question and answer section, highlights selected information from this proxy statement about the proposed merger and our special meeting. It does not contain all of the information that is important to you. Accordingly, we encourage you to read this proxy statement and the other documents to which we refer you carefully, and in their entirety, for a more complete understanding of the matters being considered at the special meeting.

References in this proxy statement to “MGM,” the “Company,” “we,” “our” and “us” mean, unless the context indicates otherwise, Metro-Goldwyn-Mayer Inc. and its consolidated subsidiaries. The term “LOC” refers to LOC Acquisition Company.

The Companies

•	Metro-Goldwyn-Mayer Inc.

We are a global entertainment content company. Through our subsidiaries, including Metro-Goldwyn-Mayer Studios Inc., we are actively engaged in the development and worldwide production and distribution of entertainment product, including theatrical motion pictures, television programming, home video, interactive media, music and licensed merchandise. Our principal subsidiaries are Metro-Goldwyn-Mayer Studios Inc., United Artists Corporation, United Artists Films Inc. and Orion Pictures Corporation. Our library contains approximately 4,000 theatrically released feature film titles and over 10,200 television episodes. In addition, through MGM Networks, we have ownership interests in television channels that are distributed to subscribers in over 100 countries and territories around the globe.

We maintain our principal executive offices at 10250 Constellation Boulevard, Los Angeles, California 90067 and our telephone number is (310) 449-3000. For additional information with respect to MGM, see the section of this proxy statement entitled “Where You Can Find More Information.”

•	LOC Acquisition Company.

LOC Acquisition Company is a newly formed Delaware corporation organized solely for the purpose of consummating the proposed merger and entering into agreements with its stockholders relating to the operation of the surviving corporation after consummation of the merger. Sony Corporation of America, Comcast Studio Investments, Inc., Providence Equity Partners IV, L.P., TPG Partners IV, L.P. and DLJ Merchant Banking Partners III, L.P. and certain of its affiliated investment funds have each committed to purchase securities of LOC in connection with the merger and, at the time of the merger, LOC will be owned by them. We sometimes refer to the stockholders of LOC as the “equity investors.” The principal executive offices of LOC are located at 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903 and its telephone number is (401) 751-1700.

Sony Corporation of America, based in New York City, is the U.S. subsidiary of Sony Corporation, headquartered in Tokyo. The principal businesses of Sony Corporation and its subsidiaries are the manufacture of audio, video, communications and information technology products for the consumer and professional markets, and the motion picture, television, music and computer games entertainment businesses. Sony Corporation’s principal U.S. businesses include Sony Electronics Inc., Sony Pictures Entertainment, Sony Computer Entertainment America Inc. and a 50% interest in Sony BMG Music Entertainment. We sometimes refer to Sony Corporation of America as “Sony.” The principal executive offices of Sony are located at 550 Madison Avenue, 33rd Floor, New York, New York 10022 and its telephone number is (212) 833-6884.

Comcast Studio Investments, Inc. is a Delaware corporation and a wholly owned subsidiary of Comcast Corporation. Comcast Corporation is a Pennsylvania corporation whose principal business is the development, management and operation of broadband cable networks and the provision of programming content. Comcast Corporation is the largest provider of cable and broadband services in the United States, serving more than 21 million cable television customers and more than six million high-speed Internet customers. Comcast Corporation’s content businesses include majority ownership of Comcast Spectacor, Comcast SportsNet, E! Entertainment Television, Style Network, G4techTV, The Golf Channel, International Channel and Outdoor Life Network. We sometimes refer to Comcast Studio Investments, Inc. as “Comcast.” The principal executive offices of Comcast Studio Investments, Inc. are located at 1201 N. Market Street, Suite 1000, Wilmington, Delaware 19801 and its telephone number is (302) 594-8700. The principal executive offices of Comcast Corporation are located at 1500 Market Street, Philadelphia, Pennsylvania 19102 and the telephone number is (215) 665-1700.

Providence Equity Partners IV, L.P. is a private investment fund managed by Providence Equity Partners Inc. Providence Equity Partners Inc. is a private investment firm specializing in equity investments in media and communications companies. The principals of Providence Equity manage funds with over $9 billion in equity commitments and have invested in more than 70 companies operating in over 20 countries since the firm’s inception in 1991. Current and previous areas of investment include cable television content and distribution, wireless and wireline telephony, publishing, radio and television broadcasting and other media and communications sectors. Significant investments include VoiceStream Wireless, Warner Music Group, PanAmSat, AT&T Canada, eircom plc, Casema, Kabel Deutschland, Language Line, F&W Publications, ProSiebenSat.1 and Bresnan Broadband Holdings. We sometimes refer to Providence Equity Partners IV, L.P. as “Providence.” The principal executive offices of Providence Equity Partners are located at 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903 and its telephone number is (401) 751-1700.

TPG Partners IV, L.P. is a private investment fund managed by TPG Genpar IV, L.P., its general partner. Texas Pacific Group, founded in 1993, is a private investment firm managing over $13 billion of commitments. Texas Pacific Group looks to invest in world-class franchises across a range of industries, including significant investments in branded consumer franchises (Burger King, Del Monte, Ducati), leading retailers (Petco, J.Crew, Debenhams—UK), healthcare (Oxford Health Plans, Quintiles Transnational), technology companies (ON Semiconductor, MEMC, Seagate), and airlines (Continental, America West), among others. We sometimes refer to TPG Partners IV, L.P. as “TPG.” The principal executive offices of Texas Pacific Group are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 and its telephone number is (817) 871-4000.

DLJ Merchant Banking Partners III, L.P., together with affiliated investment vehicles, is an investment partnership sponsored by DLJ Merchant Banking Partners which seeks significant capital appreciation through private equity-related investments. DLJ Merchant Banking Partners is part of Credit Suisse First Boston’s Alternative Capital Division, which is one of the largest alternative asset managers in the world with more than $36 billion of assets under management. DLJ Merchant Banking Partners was organized in 1985 and since that time has invested nearly $9.0 billion in 140 portfolio companies across a wide range of industries and geographies. Significant investments include Grohe AG, Jostens, Inc., American Ref-Fuel Company, TXU Energy Company, Safilo S.p.A. and Nycomed Holdings. We sometimes refer to DLJ Merchant Banking Partners and certain of its affiliated investment funds collectively as the “DLJ funds.” The principal executive offices of DLJ Merchant Banking Partners are located at 11 Madison Avenue, New York, New York 10010 and its telephone number is (212) 325-2000.

The Special Meeting

•	Date, Time, Place and Matters to be Considered (page 15)

The special meeting will be held on December 17, 2004 in the main theater at our offices located at 10250 Constellation Boulevard, Los Angeles, California, at 10:00 a.m. local time. At the special meeting, holders of common stock will be asked to consider and vote on the proposal to adopt the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement.

•	Record Date and Voting Power (page 15)

You are entitled to vote if you owned shares of our common stock at the close of business on November 5, 2004, the record date for the special meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were 238,271,900 shares of our common stock entitled to be voted at the special meeting.

•	Quorum (page 15)

A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of MGM common stock entitled to vote on the record date are represented in person or by proxy.

•	Vote Required for Adoption of the Merger Agreement (page 15)

In order to adopt the merger agreement, holders of a majority of the outstanding shares of MGM common stock entitled to vote must vote in favor of adopting the merger agreement. Each share of MGM common stock is entitled to one vote. If you withhold a vote or abstain from voting on the proposal relating to the adoption of the merger agreement, it will have the same effect as a vote “AGAINST” the proposal because holders of a majority of the outstanding shares of MGM common stock entitled to vote must vote in favor of the proposal in order to adopt the merger agreement.

As of the record date, Tracinda Corporation and 250 Rodeo, Inc., our principal stockholders, which we refer to as “Tracinda” and “250 Rodeo” in this proxy statement, collectively held 164,049,644 shares of MGM common stock, which represents approximately 69% of all of the outstanding shares of MGM common stock entitled to vote at the special meeting. 250 Rodeo is a subsidiary of Tracinda, which is wholly owned by Kirk Kerkorian, a director of MGM. In connection with the merger agreement, Tracinda and 250 Rodeo entered into a voting and support agreement with LOC. Under the voting and support agreement, Tracinda and 250 Rodeo agreed, among other things and subject to certain exceptions, to vote in favor of the adoption of the merger agreement and against any alternative transaction.

As of the record date, our directors and executive officers as a group, including Mr. Kerkorian, owned or controlled 175,389,374 shares of common stock (including shares owned by Tracinda and 250 Rodeo), which represents approximately 74% of the total common stock outstanding on that date. Each of our directors and executive officers has indicated that he or she intends to vote in favor of adoption of the merger agreement but, except as described above, has no obligation to do so.

•	Completing Your Proxy Card

After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that your shares of common stock are represented at the special meeting, even if you plan to attend the special meeting in person. If no specification is indicated, all of your shares of common stock represented by valid proxies that have been submitted will be voted “FOR” the adoption of the merger agreement. You may also vote in person by ballot at the special meeting.

•	Revoking Your Proxy

Until your proxy is voted at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•	giving written notice of the revocation to the Company’s Secretary, William Allen Jones, at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067;

•	by submitting another properly signed proxy with a later date;

•	voting in person at the meeting (if your shares are registered directly on our books and not held through a broker, bank, or other nominee); attendance at the special meeting will not in and of itself constitute a revocation of the proxy; or

•	if you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

The Merger

•	Structure of the Merger

Subject to the terms and conditions of the merger agreement, LOC will merge with and into MGM and MGM will continue as the surviving corporation. As a result of the merger, MGM, as the surviving corporation, will cease to be a publicly traded company and will be owned by Sony Corporation of America, Comcast Studio Investments, Inc. and affiliates of Providence Equity Partners, Texas Pacific Group and DLJ Merchant Banking Partners.

•	What You Will Receive in the Merger (page 58)

If we complete the merger, holders of our common stock will be entitled to receive $12.00 per share in cash, without interest, in exchange for each share of common stock that they own (other than shares for which appraisal rights are properly being sought) at the time the merger is completed.

•	Appraisal Rights (page 54)

Holders of our common stock who do not wish to accept the $12.00 per share cash consideration payable pursuant to the merger may seek, under Delaware law, appraisal of the fair value of their shares by the Delaware Court of Chancery. The fair value, which would be exclusive of any value arising from the accomplishment or expectation of the merger, could be more or less than, or the same as, the merger consideration of $12.00 per share. This “right of appraisal” is subject to a number of restrictions and requirements. Generally, in order to exercise appraisal rights, among other things you:

•	must not vote your shares in favor of adoption of the merger agreement;

•	must make and deliver to us a written demand for appraisal in compliance with Delaware law before the vote on the adoption of the merger agreement; and

•	must continuously hold your shares of record from the date of making the written demand for appraisal through the effectiveness of the merger and otherwise comply with the procedures under Delaware law for exercising appraisal rights.

Because a signed proxy card not marked “AGAINST” or “ABSTAIN” will, unless revoked, be voted for the adoption of the merger agreement, the submission of a signed proxy card not marked “AGAINST” or “ABSTAIN” will result in the loss of your appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your broker or nominee to take the steps necessary to enable you to exercise your appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

Appendix F to this proxy statement sets forth the Delaware statute relating to your right of appraisal. This proxy statement constitutes the notice required by Delaware law concerning the appraisal rights of our common stockholders.

Under the merger agreement, LOC is not required to complete the merger if holders of 10% or more of our outstanding common stock as of the date of the merger agreement demand appraisal of their shares in accordance with Delaware law.

•	Recommendation of our Board of Directors (page 28)

Our board of directors has determined that the merger is advisable and is fair to, and in the best interests of, our stockholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement at the special meeting.

•	Our Reasons for the Merger (page 28)

Our board of directors determined to unanimously recommend approval of the adoption of the merger and the merger agreement based on its consideration of a number of factors, which are described in the section of this proxy statement entitled “The Merger—Our Reasons for the Merger; Recommendation of the MGM Board.”

•	Financing of the Merger; Source of Funds (page 53)

In connection with entering into the merger agreement, LOC obtained a commitment letter from J.P. Morgan Securities Inc., JPMorgan Chase Bank and Credit Suisse First Boston. We refer to this letter as the “debt commitment letter.” Under the debt commitment letter, J.P. Morgan Securities Inc., JP Morgan Chase Bank and Credit Suisse First Boston agreed to provide LOC with up to $4.25 billion in debt financing in connection with the merger. The obligations of the lenders under the debt commitment letter are subject to customary conditions, including:

•	the satisfaction of the conditions to the merger contained in the merger agreement, such as the absence of a company material adverse effect;

•	the contribution of approximately $1.1 billion in equity financing to LOC by the equity investors; and

•	negotiation of mutually satisfactory definitive documentation.

In addition, each of the equity investors has delivered a commitment letter to LOC. We refer to these letters as the “equity commitment letters.” Under their equity commitment letters, Sony, Comcast, Providence, TPG and the DLJ funds have agreed to make equity contributions to LOC in the amounts of $300 million, $300 million, $525 million, $350 million and $125 million, respectively. The obligations of each equity investor under its equity commitment letter may be satisfied directly or through one of its affiliates and are subject to each other equity investor making its equity contribution to LOC and to the satisfaction of the other conditions to the merger contained in the merger agreement.

•	Deposit Agreement (page 53)

Sony Corporation of America and MGM have entered into a deposit agreement. Under the deposit agreement, Sony deposited $150 million into an MGM bank account. MGM must return the deposit to Sony at the effective time of the merger. Otherwise, the deposit is nonrefundable unless either:

•	the merger agreement is terminated under circumstances where MGM is required to pay the termination fee, provided that if MGM is required to pay the termination fee under the merger agreement because LOC terminated the merger agreement in the manner described under the second bullet point of the section of this proxy statement entitled “The Merger Agreement—Termination Fee if Merger is Not Consummated,” MGM will not be required to return the deposit unless, within nine months of the termination of the merger agreement, MGM enters into a definitive agreement with a third party (other than Tracinda and 250 Rodeo) with respect to an alternative takeover proposal; or

•	a court has determined that there has been a material adverse effect on MGM.

In addition, if LOC terminates the merger agreement because MGM has breached any of its covenants such that the conditions to the merger cannot be satisfied and there is a final binding judgment of a court that MGM willfully and materially breached the merger agreement (as to which all rights of appeal or other avenues of review have been exhausted or lapsed), then the amount of the deposit may be taken into account in determining the damages resulting from MGM’s willful and material breach.

•	Letters of Credit (page 54)

In connection with the execution of the merger agreement, we received an aggregate of $100 million in letters of credit from Comcast, Providence, TPG and the DLJ funds. If we terminate the merger agreement because LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger to be satisfied and we obtain a final, binding judicial determination that LOC willfully and materially breached the merger agreement or any equity investor willfully and materially breached its obligations under its equity commitment letter then we will be able to draw under these letters of credit to the extent that the court awards us damages in excess of $150 million, up to an additional maximum of $100 million.

•	Interests of Directors and Executive Officers of MGM in the Merger (page 48)

When considering our board of directors’ unanimous recommendation that the MGM stockholders vote in favor of the adoption of the merger agreement, you should be aware that some directors and executive officers of MGM may have interests in the merger that may be different from, or in addition to, the interests of MGM stockholders.

Our board of directors knew about these additional interests, and considered them, among other matters, when it approved the merger agreement and determined that the merger is advisable and fair to, and in the best interests of MGM stockholders.

•	Opinion of Goldman, Sachs & Co. (page 32 and Appendix B)

Our board of directors considered the analyses of Goldman, Sachs & Co., or Goldman Sachs, and in particular the opinion of Goldman Sachs that, as of September 23, 2004 and based upon and subject to the factors and assumptions set forth in such opinion, the $12.00 per share in cash to be received by the holders of MGM common stock (other than Tracinda, 250 Rodeo and their principal stockholder) pursuant to the merger agreement is fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs, dated September 23, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of MGM’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion does not in any respect address MGM’s underlying business decision to engage in the merger and is not a recommendation as to how any holder of MGM common stock should vote with respect to the merger.

•	Opinion of Morgan Stanley & Co. Incorporated (page 39 and Appendix C)

Our board of directors considered the analyses of Morgan Stanley & Co. Incorporated, or Morgan Stanley, and in particular the opinion of Morgan Stanley that, as of September 23, 2004 and based upon and subject to the factors and assumptions set forth in such opinion, the $12.00 per share in cash to be received by the holders of MGM common stock (other than Tracinda, 250 Rodeo and their principal stockholder) pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Morgan Stanley, dated September 23, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement and is incorporated herein by reference. Morgan Stanley provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The Morgan Stanley opinion does not in any respect address our underlying business decision to engage in the merger and is not a recommendation as to how any holder of MGM common stock should vote with respect to the merger.

•	Material Federal Income Tax Consequences (page 44)

The exchange of MGM common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign and other tax laws. For U.S. federal income tax purposes, a stockholder who receives cash as a result of the merger will generally recognize gain or loss equal to the difference between the adjusted basis of the shares exchanged and the amount of cash received therefor. Any such recognized gain or loss will be capital gain or loss if the shares are held as capital assets by the stockholder, and will generally be long-term capital gain or loss if the stockholder has held the shares for more than one year. Long-term capital gain of a non-corporate stockholder is generally subject to a maximum U.S. federal income tax rate of 15%.

The income tax discussion set forth above may not be applicable to stockholders in special situations such as stockholders who will own, actually or constructively, an interest in the surviving corporation following the merger, stockholders who received their shares upon the exercise of stock options or otherwise as compensation, stockholders who are traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, stockholders who are not U.S. persons and stockholders who are partnerships. Stockholders are urged to consult their own tax advisors with respect to the specific tax consequences to them of the merger, including the application and effect of federal, state, local, foreign or other tax laws.

•	Conditions to the Merger (page 69)

MGM and LOC are not required to consummate the merger unless the following conditions are satisfied or waived:

•	adoption of the merger agreement by our stockholders;

•	the waiting periods under the Hart-Scott-Rodino Act and Council Regulation (EC) No. 139/2004 have expired or been terminated and all other material regulatory consents or approvals necessary for the closing of the merger and the other transactions to be consummated in connection with the merger have been obtained;

•	no law or order is in effect prohibiting the completion of the merger; and

•	MGM and LOC shall have received a solvency opinion from Houlihan Lokey Howard & Zukin.

Furthermore, LOC is not required to consummate the merger unless the following additional conditions are satisfied or waived:

•	the financing necessary to complete the merger as contemplated by the debt commitment letter provided to LOC in connection with the merger shall have been consummated on its terms (or alternative financing on terms substantially equivalent to such contemplated financing shall have been obtained);

•	our representations and warranties in the merger agreement shall be true and correct, generally subject to such exceptions as would not result in a material adverse effect on MGM;

•	we shall have complied in all material respects with all of our obligations, covenants and conditions under the merger agreement;

•	no event or events shall exist or have occurred that have had, or would be reasonably expected to have, a material adverse effect on MGM; and

•	holders of not more than 10% of our common stock outstanding as of September 23, 2004 shall have demanded appraisal of their shares in accordance with Delaware law.

Our obligation to complete the merger is subject to additional conditions, including, generally, the accuracy of the representations and warranties of LOC, and the performance by LOC in all material respects of its obligations under the merger agreement.

A party to the merger agreement could choose to complete the merger even though a condition has not been satisfied, so long as the law allows it to do so. Some of these conditions are beyond our control. We cannot assure you that any of these conditions, including the conditions within our control, will be satisfied or waived, or that the merger will be completed.

•	No Solicitation (page 59)

The merger agreement contains restrictions on the ability of MGM and its affiliates to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire MGM or a significant interest in MGM. Notwithstanding these restrictions, under certain limited circumstances before the approval of our stockholders is obtained, our board may respond to a bona fide unsolicited written takeover proposal that it concludes constitutes, or could be reasonably expected to lead to, a superior proposal. In addition, before our stockholders adopt the merger agreement, we may terminate the merger agreement to enter into an agreement with respect to a superior proposal. See “The Merger Agreement—No Solicitation” for a further description of these restrictions.

•	Termination of the Merger Agreement (page 67)

The merger agreement may be terminated:

•	if both we and LOC agree to do so;

•	by either us or LOC, if:

•	our stockholders fail to approve the merger at the special meeting or any adjournment of the special meeting;

•	the merger is not completed on or before September 27, 2005, except that either of the parties may extend this date until December 27, 2005 if all closing conditions have been satisfied other than the conditions relating to (1) expiration of waiting periods under antitrust laws and obtaining regulatory approvals and (2) absence of laws or orders prohibiting completion of the merger; we refer to this date, as it may be extended, as the “termination date”; or

•	there is any law or any final and nonappealable governmental order, decree or ruling that prevents completion of the merger;

•	by us:

•	if LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied which is not cured prior to the earlier of 20 business days after LOC receives written notice of the breach or the termination date;

•	if any of the equity investors fails to make its equity contribution to LOC in accordance with the terms of the equity commitment letter it has delivered to LOC and the breach is not cured prior to the earlier of 10 business days after LOC receives written notice of the breach or the termination date;

•	in order to enter into an agreement with respect to a superior proposal, prior to adoption by our stockholders of the merger agreement, if we have complied with certain of our obligations in the merger agreement, including those described under “The Merger Agreement—No Solicitation,” as they relate to the superior proposal, and if we pay the termination fee described below under “The Merger Agreement—Termination Fee if Merger is Not Consummated”; or

•	if the debt commitment letter that LOC has received in connection with the merger expires prior to consummation of the merger; the debt commitment letter is currently scheduled to expire on December 12, 2005;

•	by LOC:

•	if we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied which is not cured prior to the earlier of 20 business days after we receive written notice of the breach or the termination date;

•	if our board of directors withdraws or modifies in a manner adverse to LOC its recommendation that MGM’s stockholders adopt the merger agreement or recommends, approves or adopts a takeover proposal;

•	if we fail to include in this proxy statement (or any amendment) the recommendation of our board of directors that you vote in favor of the merger;

•	if a third party commences a tender or exchange offer for MGM and our board of directors does not recommend rejection of the offer within 10 business days of its commencement;

•	our board of directors approves or recommends a takeover proposal by a third party or approves or recommends that our stockholders tender their shares in any tender or exchange offer; or

•	we materially breach our covenant to not solicit alternative takeover proposals or to hold the special meeting.

•	Termination Fee (page 68)

We agreed to pay LOC a $135 million termination fee if:

•	we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal;

•	LOC terminates the merger agreement because, prior to obtaining MGM stockholder approval:

•	our board withdraws or modifies in a manner adverse to LOC its recommendation that MGM’s stockholders adopt the merger agreement or recommends, approves or adopts a takeover proposal;

•	we fail to include in this proxy statement (or any amendment) the recommendation of our board that you vote in favor of the merger;

•	a third party commences a tender or exchange offer for MGM and our board does not recommend rejection of the offer within 10 business days of its commencement; or

•	our board approves or recommends a takeover proposal or approves or recommends that our stockholders tender their shares in any tender or exchange offer.

•	the merger agreement is terminated by us or LOC because (i) our stockholders fail to approve the merger at the special meeting or any adjournment of the special meeting or (ii) because the merger is not consummated prior to the termination date (unless the conditions that have not been satisfied at such time are solely within the control of LOC), or by LOC because (i) we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied or (ii) we breach our obligation not to solicit takeover proposals or fail to recommend that you vote in favor of adoption of the merger agreement; and

•	prior to termination of the merger agreement, a third party shall have publicly made, proposed, communicated or disclosed an intention to make a takeover proposal for MGM; and

•	within nine months following termination of the merger agreement, we enter into a definitive agreement with a third party with respect to a takeover proposal or any takeover proposal is consummated.

•	Damages if Merger Agreement is Terminated (page 69)

If we terminate the merger agreement because LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied and we obtain a final, binding judicial determination that LOC willfully and materially breached any covenant under the merger agreement or that any equity investor willfully and materially breached its obligations under its equity commitment letter, then under the merger agreement, we will keep the $150 million deposit and be entitled to recover from LOC the amount of our actual damages in excess of $150 million up to an additional $100 million, for an aggregate amount of actual damages not to exceed $250 million.

If we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied and LOC obtains a final, binding judicial determination that we willfully and materially breached any covenant under the merger agreement and that LOC suffered actual damages resulting from such willful and material breach, then under the agreement, LOC will be entitled to recover from us the amount of its actual damages up to $135 million.

The Special Meeting of Stockholders

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting in the main theater at our offices located at 10250 Constellation Boulevard, Los Angeles, California, at 10:00 a.m., Pacific standard time, on December 17, 2004.

Purpose of the Special Meeting

At the special meeting, we will ask holders of our common stock to consider and vote on the proposal to adopt the merger agreement. Our board of directors has unanimously approved the merger agreement and has determined that the merger is advisable and is fair to, and in the best interests of, our stockholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of our common stock at the close of business on November 5, 2004, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On the record date, 238,271,900 shares of our common stock were issued and outstanding and held by approximately 2,000 holders of record. A quorum will be present at the special meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are represented in person or by proxy. Each holder of MGM common stock is entitled to one vote for each share held of record on the record date.

Vote Required for Adoption of the Merger Agreement

In order to adopt the merger agreement, holders of at least a majority of the outstanding shares of MGM common stock entitled to vote must vote in favor of adopting the merger agreement.

If you withhold a vote or abstain from voting on the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the proposal to adopt the merger agreement in order for it to be adopted.

“Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Brokers may not exercise discretion to vote shares as to which instructions are not given with respect to adoption of the merger agreement. The shares represented by a broker non-vote will be considered present at the special meeting for the purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal because holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the proposal in order to adopt the merger agreement.

A quorum of our shares must be present at the meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not have authority to vote on all matters.

Voting by Directors, Executive Officers and Principal Stockholders

As of the record date, our directors and executive officers as a group, including Mr. Kerkorian, owned and were entitled to vote 175,389,374 shares of our common stock (including shares owned by Tracinda and 250 Rodeo), which represents approximately 74% of the total common stock outstanding on that date. Each of our directors and executive officers has indicated that he or she intends to vote in favor of adoption of the merger agreement but, except as set forth below, has no obligation to do so.

At the close of business on the record date, Tracinda and 250 Rodeo collectively owned and were entitled to vote shares of our common stock representing approximately 69% of the shares of our common stock outstanding on that date. Under a voting and support agreement, dated September 23, 2004, and entered into by Tracinda and 250 Rodeo, on the one hand, and LOC, on the other, in connection with the merger agreement, Tracinda and 250 Rodeo have agreed, among other things and subject to certain exceptions, to vote all of their shares of MGM common stock in favor of adoption of the merger agreement. Votes in favor of adoption of the merger agreement by the shares held by Tracinda and 250 Rodeo are sufficient to cause adoption of the merger agreement by our stockholders.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” adoption of the merger agreement.

We do not expect that any matter other than the proposal to approve the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents other matters, the person named as proxy will vote in accordance with his judgment as to matters that he believes to be in the best interests of the stockholders. A proxy in the accompanying form will give authority to William Allen Jones, Jay Rakow and Daniel J. Taylor to vote on such matters at their respective discretion and they intend to do so in accordance with their respective best judgment on any such matter.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. You may revoke a proxy at any time prior to its exercise by (a) giving written notice of the revocation to the Company’s Secretary, William Allen Jones, at Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, (b) submitting another properly signed proxy with a later date, or (c) voting in person at the meeting (if your shares are registered directly on our books and not held through a broker, bank, or other nominee). Attendance at the special meeting will not in and of itself constitute a revocation of the proxy. If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

Solicitation of Proxies

Pursuant to the merger agreement, MGM and LOC will share equally the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing and filing material in connection with the solicitation. In addition to the use of the mail, our directors, executive officers and employees may solicit proxies personally or by telephone. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We have retained the firm of Mellon Investor Services LLC to assist in the solicitation of proxies for a base fee of $9,000, plus reasonable out-of-pocket expenses.

You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders promptly after the consummation of the merger.

The Merger

Background of the Merger

Our management and our board of directors regularly evaluate our operations, strategy and expectations for our business. Based on these evaluations, we have consistently stated, in recent years, that, in order to maximize the value of our assets, MGM should consider growing into, or becoming part of, a larger, vertically integrated organization either through business combinations or other strategic alternatives. To that end, we have regularly evaluated potential business combinations and other strategic opportunities as they arose. From time to time, these involved situations in which we entered into non-disclosure agreements whereby we received preliminary due diligence information from companies that we were interested in acquiring and also provided preliminary due diligence information to companies that expressed an interest in acquiring MGM. However, none of these ever progressed beyond preliminary discussions, and we continued to seek out opportunities for MGM to make an acquisition.

After considering various strategic opportunities, it became apparent to us that no major motion picture company, or other companies that would meet our objectives, were, or were likely to become, available for acquisition in the foreseeable future. As a result, in mid-2003, we began to focus on ways we could share some of the Company’s wealth with our stockholders.

At the end of March 2004, Robert Wiesenthal, Executive Vice President and Chief Financial Officer of Sony Corporation of America, contacted Alex Yemenidjian, Chairman of the Board and Chief Executive Officer of MGM, and indicated that Sony was considering sending MGM a letter outlining a possible business combination and a request to begin a due diligence review of MGM.

On April 5, Mr. Yemenidjian received a letter from Howard Stringer, Chairman and Chief Executive Officer of Sony Corporation of America, indicating that Sony, in partnership with Providence and TPG, had the authority to pursue an acquisition of MGM based on a potential enterprise value of up to $5 billion. On April 6, we entered into a non-disclosure agreement with Sony, Providence and TPG. On April 7, Sony and its private equity partners began their due diligence review of MGM.

From time to time over the past several years, we had preliminary discussions with Time Warner Inc. regarding a potential business combination transaction and had provided Time Warner with preliminary due diligence information regarding MGM. In April 2004, a representative of Time Warner indicated to Goldman Sachs, our financial advisor, that Time Warner had some interest in a possible transaction with MGM, but that any proposal would be months away. Although general conversations regarding a potential business combination between representatives of Time Warner and MGM occurred from time to time, we only received a preliminary proposal from Time Warner in June 2004.

In early 2004, our management and board of directors continued to explore ways MGM could share some of the Company’s wealth with our stockholders. In view of the preliminary nature of our discussions with Sony and its equity partners, the fact that Sony and its partners had just begun to conduct due diligence, the uncertainty of any possible transaction with any other potential acquirer, our strong cash flow and management’s confidence in our ability to continue to generate strong cash flow in the future, on April 26, our board declared a one-time cash dividend of $8.00 per share, payable to stockholders of record as of the close of business on May 7.

Later in the day on April 26, Mr. Yemenidjian received a letter from Mr. Stringer which proposed an acquisition of MGM by a new company, ultimately named LOC Acquisition Company, to be owned by Sony and a number of funds affiliated with Providence Equity Partners Inc., Texas Pacific Group and DLJ Merchant Banking Partners, whom we refer to collectively as the “Sony consortium.” The proposal, which was subject to, among other things, completion of due diligence and negotiation of mutually satisfactory definitive documentation, indicated an enterprise value for MGM of $5 billion, which, according to the proposal, would be equal to approximately $20.00 per share in cash before taking into account the one-time special dividend of $8.00 per share. The proposal included a proposed debt commitment letter from Credit Suisse First Boston. In its proposal, Sony also requested a 20-business-day period to negotiate exclusively with MGM.

After consulting with representatives of Goldman Sachs, and our attorneys at Latham & Watkins LLP and Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, on April 28, we sent the Sony consortium a list of issues we had with the Sony consortium’s proposal, including that:

•	based upon our calculations and our anticipated operating results, we believed an aggregate enterprise value of $5 billion should result in an assumed purchase price of $21.00 per share prior to payment of the one-time dividend, rather than the $20.00 per share stated in Sony’s letter;

•	the proposal did not specify the equity commitments each of the members of the Sony consortium would make to LOC or include any kind of commitment on the part of the equity investors to make equity financing available to LOC;

•	the debt commitment letter was subject to numerous conditions that created significant uncertainty as to the Sony consortium’s ability to complete the transaction;

•	the proposal did not describe the internal arrangements among the equity investors and, as a result, we were not able to analyze any potential risks to closing, the feasibility of the potential transaction under our material agreements or the impact of the proposed structure on the conditions contained in the debt commitment letter;

•	the proposal did not address who would bear the regulatory risks related to closing the transaction;

•	the proposal did not discuss numerous significant issues, such as the scope of representations, warranties and covenants, whether there would be a closing condition relating to obtaining debt financing and the terms of the non-solicitation provisions of the merger agreement;

•	the proposal did not address issues related to employee retention and severance and did not confirm that severance costs would be excluded from the calculation of the per share price; and

•	the proposal did not indicate what additional due diligence would be needed.

In addition, we advised the Sony consortium that we would not be willing to enter into an agreement to negotiate exclusively with the Sony consortium unless it contained a “fiduciary out” allowing us to respond to unsolicited offers from other potential acquirers.

On April 28, we entered into a non-disclosure agreement with DLJ Merchant Banking Partners.

On April 29, Mr. Yemenidjian and Mr. Kerkorian met with Mr. Stringer and Mr. Wiesenthal to discuss the proposal contained in Mr. Stringer’s letter in greater detail.

On May 4, Mr. Stringer, on behalf of the Sony consortium, sent a letter to Mr. Yemenidjian containing additional information in response to our April 28 issues list, including a schedule deriving an implied price of $20.34 per share (prior to payment of the one-time cash dividend) based on the proposed $5 billion enterprise value. The letter also indicated that Sony expected our principal stockholders, Tracinda and 250 Rodeo, which together own approximately 69% of our outstanding common stock, to agree to vote in favor of the proposed transaction and requested that we agree to negotiate exclusively with the consortium for 20 business days, subject to our ability to respond to unsolicited written proposals. The Sony consortium indicated that it expected to be able to complete all remaining due diligence and negotiate definitive documentation during this period.

On May 5, we announced that we were postponing our annual meeting of stockholders from May 12 to June 29 because we were considering strategic alternatives and we and our board of directors wanted additional time to evaluate such alternatives prior to the annual meeting.

Following further negotiations, we entered into a 15-business-day exclusivity agreement with the Sony consortium, dated May 6. Under the agreement, we agreed not to solicit other offers to acquire MGM and to provide the equity investors with exclusive access to MGM’s due diligence information for a 15-business-day period but reserved the right to respond to unsolicited proposals.

Between May 7 and May 10, Mr. Yemenidjian spoke with Mr. Wiesenthal regarding the Sony consortium’s May 4 letter. During this time, Mr. Yemenidjian advised Mr. Wiesenthal that MGM would insist that the terms and conditions of any transaction with the Sony consortium be consistent with a customary merger between two publicly-traded companies and, among other things, that the consortium bear all risks of closing the proposed transaction and that the representations and warranties be consistent with other public company transactions in the entertainment industry and not survive the closing.

On May 10, Mr. Yemenidjian sent a letter to the Sony consortium, addressed to Mr. Stringer, outlining these issues in more detail and requesting clarification of a number of other issues, including:

•	what adjustments would be made to the $5 billion enterprise value to determine the per share price payable to our stockholders at closing;

•	the status of financial commitments from Sony and its equity partners;

•	the need for additional information regarding the business arrangements among Sony and the other equity investors following their acquisition of MGM;

•	the acceptability of our employee security plans, which had previously been provided to, and, we believed, agreed with by, the Sony consortium; and

•	the conditions that would be contained in the debt commitment letter.

On May 12, at a regularly scheduled meeting of our board of directors, Mr. Yemenidjian discussed with our board the proposal received from the Sony consortium, as well as other discussions that we had had with other third parties regarding a potential business combination. At this meeting, the board also considered and approved the employee security plans that had previously been approved by the compensation committee of the board of directors.

On May 17, 2004, we paid the previously declared one-time cash dividend of $8.00 per share.

On May 18, Dewey Ballantine LLP, counsel to Sony, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Providence, TPG and the DLJ funds, distributed initial drafts of a merger agreement and a voting and support agreement with Tracinda and 250 Rodeo. On May 20, Mr. Yemenidjian sent a letter to the Sony consortium, addressed to Mr. Wiesenthal, describing a number of significant concerns we had with the proposed merger agreement. The parties proceeded to negotiate these agreements, and comments and new drafts were exchanged over the following weeks. During this period, representatives of the Sony consortium, its legal counsel and other advisors conducted extensive due diligence. Also during this period, Mr. Yemenidjian had numerous conversations with Mr. Wiesenthal and representatives of the other equity investors to discuss various issues relating to the proposed transaction.

On May 27, the 15-business-day exclusivity agreement with the Sony consortium expired.

On June 11, Mr. Yemenidjian and Mr. Kerkorian met with representatives of Time Warner to discuss the parameters of a possible acquisition of MGM by Time Warner. During this meeting, the parties discussed a transaction that would involve aggregate consideration of $4.5 billion, including assumption of debt. Under the terms discussed, Tracinda and 250 Rodeo would receive 90 million shares of restricted Time Warner common stock with an aggregate value of approximately $1.575 billion based on the closing price of Time Warner common stock on June 10 (or approximately $9.60 per share of MGM common stock owned by Tracinda and 250 Rodeo) and all other stockholders, including Mr. Kerkorian, would receive cash consideration of $12.75 per share. Because Time Warner was not in a position to register with the SEC an issuance of its common stock for purposes of an acquisition, it indicated that it was unable to offer stock consideration to our public stockholders.

Time Warner, which had previously conducted preliminary due diligence on MGM, recommenced its due diligence review of MGM following this meeting. Discussions among representatives of Time Warner, MGM and Tracinda concerning the structure of a possible transaction, antitrust issues and other issues continued through June. During this period, Time Warner agreed that it would pay a $150 million business interruption fee if it was unable to obtain antitrust approval for the transaction or if it was unwilling to agree to certain actions necessary to obtain required antitrust approvals.

On June 19 and 20, representatives of MGM, Tracinda, Sony, the other equity investors and their respective legal counsel met in New York City to identify and discuss open issues with respect to the draft merger agreement and the voting and support agreement and the proposed Sony consortium transaction, including:

•	the method for converting a proposed enterprise value to a per share equity value;

•	whether the equity investors would have any direct contractual relationship with MGM or any obligation to take actions to assist closing of the merger;

•	whether, if Sony or any other equity investor did not make its equity contribution to LOC, the other equity investors would be required to make up the difference;

•	whether MGM would have recourse to the equity investors if LOC breached its obligations under the merger agreement;

•	the terms of the debt financing commitment, including the closing conditions contained in the debt commitment letter;

•	whether the Sony consortium’s obligation to close would be subject to receipt of any non-governmental third party consents;

•	what the parties would consider in determining whether a “company material adverse effect” had occurred permitting the Sony consortium to terminate the merger;

•	whether MGM or the Sony consortium would bear any potential regulatory risks to closing the proposed transaction;

•	whether the Sony consortium would agree to pay a business interruption fee if the merger was not completed because the Sony consortium was unable to obtain required regulatory approvals or the contemplated debt financing was not available;

•	the scope of the restrictions on the operation of our business prior to closing;

•	the scope of the non-solicitation provisions in the merger agreement and the voting and support agreement with Tracinda and 250 Rodeo and the circumstances under which we, Tracinda and 250 Rodeo would be able to respond to unsolicited takeover proposals; and

•	the size of the termination fee we would pay the Sony consortium if we accepted a superior proposal or took certain other actions.

We and our representatives continued to discuss these and other issues with the Sony consortium and its representatives over the next several weeks and our respective legal counsel exchanged several revised drafts of the merger agreement during this period.

On June 25, Latham & Watkins distributed a draft merger agreement to Time Warner’s counsel. The draft agreement contemplated a transaction in which all holders of MGM common stock other than Tracinda and 250 Rodeo would receive $12.75 per share in cash and Tracinda and 250 Rodeo would receive an aggregate of 90 million shares of restricted Time Warner common stock on a tax-free basis. The consideration to be received by Tracinda and 250 Rodeo reflected an approximately 25% discount from the price to be paid to MGM’s other stockholders based on the current market price of Time Warner stock at that time. This calculation of the discount reflected solely the difference between the then current market value of the Time Warner stock and the cash consideration of $12.75 and did not take into account any additional discount that would be attributable to the fact that the stock to be received by Tracinda and 250 Rodeo would be restricted and would not be freely transferable.

On June 29, at a regularly scheduled board meeting, Mr. Yemenidjian discussed with our board the status of the proposed transactions with the Sony consortium and Time Warner, the relative merits of each of the proposed transactions, including the financial, legal and regulatory risks of each transaction and the estimated time each transaction would take to close. At this meeting, our board established a special committee, comprised of non-management directors who are independent of Tracinda, 250 Rodeo and their affiliates, including MGM MIRAGE, to review and evaluate the fairness to our public stockholders of any acquisition transaction in which Tracinda and 250 Rodeo would receive different consideration than the public stockholders, to negotiate the terms of any such transaction to the extent deemed advisable by the committee and to report its conclusions and recommendations to our board. The members of the special committee were Frank G. Mancuso, A. N. Mosich, Priscilla Presley, Henry D. Winterstern and Jerome B. York.

On July 3, we received a revised merger agreement from Time Warner’s legal counsel. On July 7, representatives of Latham & Watkins and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Tracinda and 250 Rodeo, met with Time Warner’s legal counsel to discuss the most significant business issues raised by Time Warner’s comments on the merger agreement, as well as the documents proposed by Time Warner with respect to the terms of the stock to be received by Tracinda and 250 Rodeo. These issues related to, among other things:

•	Time Warner’s proposal to issue special non-voting convertible preferred stock to Tracinda and 250 Rodeo, rather than common stock;

•	what obligations Time Warner would have to register the shares issued to Tracinda and 250 Rodeo;

•	the ability of Tracinda and 250 Rodeo to sell the stock under Rule 144 under the Securities Act of 1933;

•	the request by Time Warner for a profit-sharing arrangement with Mr. Kerkorian, Tracinda and 250 Rodeo under which Time Warner would receive 90% of the proceeds received by Mr. Kerkorian, Tracinda and 250 Rodeo above the price offered by Time Warner if the merger agreement were terminated for a superior proposal and would have the right to increase the price paid to the public stockholders without increasing the price to be paid to Mr. Kerkorian, Tracinda and 250 Rodeo;

•	the terms of a standstill agreement to be entered into by Mr. Kerkorian, Tracinda and 250 Rodeo;

•	the scope of the non-solicitation covenants in the merger agreement and our ability to terminate the merger agreement to accept a superior proposal;

•	a closing condition proposed by Time Warner that we have no more than $1.9 billion in indebtedness at closing and the possibility of substituting a purchase price adjustment based on our aggregate indebtedness at closing;

•	the triggers for payment of the $150 million business interruption fee and the types of actions Time Warner would be willing to agree to take to obtain antitrust approval for the transaction; and

•	the scope of our representations and warranties and the restrictions imposed on our operations prior to closing.

Over the following two weeks, we, Tracinda and our representatives continued to discuss these and other issues with Time Warner and its representatives, and exchanged drafts of various agreements relating to the proposed transaction. As these discussions continued, Tracinda and 250 Rodeo requested that Time Warner agree to provide some form of value protection in the event that the market price of their Time Warner stock declined significantly before Time Warner was able to effect a registration of the shares to be received by Tracinda and 250 Rodeo in the proposed transaction.

On July 14, representatives of MGM, the Sony consortium and their respective counsel met at MGM’s executive offices to discuss the principal open issues with respect to the proposed Sony consortium transaction, which were identified at the meetings on June 19 and 20 and remained unresolved.

On July 18, Mr. Yemenidjian, Jay Rakow, Senior Executive Vice President and General Counsel of MGM, and Scott Packman, Senior Vice President and Deputy General Counsel of MGM, met with representatives of Tracinda, Goldman Sachs, Latham & Watkins, Christensen Miller and Fried Frank to discuss the principal issues in the proposed transaction with Time Warner. Also on July 18, 2004, representatives of MGM and Latham & Watkins held a conference telephone call with representatives of Time Warner and its legal counsel to discuss antitrust issues related to the Time Warner proposal and the scope of Time Warner’s obligations to obtain antitrust approval for the transaction.

On July 19, Mr. Yemenidjian and counsel to MGM and Tracinda met with representatives of Time Warner and its legal counsel in Los Angeles to discuss the principal business issues in the proposed transaction with Time Warner, including:

•	whether the $1.9 billion limit on our indebtedness would be a closing condition or a purchase price adjustment based on the level of our indebtedness at closing;

•	the scope of the representations and warranties Time Warner would make to Tracinda and 250 Rodeo and whether Tracinda and 250 Rodeo would have any post-closing remedies against Time Warner;

•	whether Tracinda and 250 Rodeo would have the right not to complete the transaction if there was a material adverse effect on Time Warner prior to closing, including the possible effects of matters that had already been publicly disclosed;

•	Time Warner’s obligations to register the stock to be issued to Tracinda and 250 Rodeo and Tracinda’s and 250 Rodeo’s ability to sell their Time Warner stock under Rule 144 under the Securities Act of 1933;

•	the scope of the non-solicitation covenants in the merger agreement and our ability to terminate the merger agreement to accept a superior proposal;

•	the size of the termination fee we would pay to Time Warner if we accepted a superior proposal or took certain other actions and whether Mr. Kerkorian, Tracinda and 250 Rodeo would enter into a profit-sharing arrangement with Time Warner;

•	the definition of “company material adverse effect;” and

•	the nature of the “standstill” agreements Mr. Kerkorian, Tracinda and 250 Rodeo would enter into with Time Warner with respect to the Time Warner stock Tracinda and 250 Rodeo would receive in the transaction.

On July 21, Dewey Ballantine and Skadden Arps distributed a revised draft of the Sony consortium merger agreement and, on July 23, Latham & Watkins distributed revised provisions relating to the non-solicitation of alternative takeover proposals and our ability to terminate the merger agreement to accept a superior proposal. On August 3, 2004, representatives of MGM, the Sony consortium, Goldman Sachs, Latham & Watkins, Christensen Miller, Dewey Ballantine and Skadden Arps met at MGM’s executive offices to discuss open issues with respect to the proposed Sony consortium transaction. During this meeting, Mr. Wiesenthal and representatives of the other equity investors advised Mr. Yemenidjian that the Sony consortium proposed to lower the price for the company to $4.7 billion (or $11.23 per share after taking into account the one-time $8.00 per share dividend declared in April). The parties also discussed all of the other open issues in the transaction and its implementing documentation.

Negotiations with Time Warner continued throughout the end of July and into early August. Representatives of Goldman Sachs and Latham & Watkins spoke with representatives of Time Warner and its financial and legal advisors on numerous occasions. Also during this period, Mr. Yemenidjian spoke with representatives of Time Warner on several occasions. In early August, the parties discussed a proposed revised structure to address Tracinda’s and 250 Rodeo’s concerns that the value of the unregistered Time Warner stock to be issued to Tracinda and 250 Rodeo might decline before Time Warner would be in a position to register the shares. Under this proposal, which was never agreed to, all of our stockholders other than Tracinda and 250 Rodeo would receive $12.25 per share in cash and Tracinda and 250 Rodeo would receive Time Warner convertible preferred stock with an adjustable conversion ratio and an equivalent value of not less than approximately $9.33 per share of MGM common stock, representing a 24% discount to the price to be paid to our other stockholders, without taking into account any additional discount attributable to the fact that the stock to be received by Tracinda and 250 Rodeo would be restricted and would not be freely transferable.

The special committee of our board of directors met on August 9 and elected Mr. York as chairman of the committee. Also at this meeting, following discussion about several potential financial and legal advisors, the special committee requested that Mr. York contact Morgan Stanley & Co. Incorporated to discuss serving as the special committee’s financial advisor and Richards, Layton & Finger PA to discuss serving as the special committee’s legal advisor.

Our board met again on August 11, 2004. Mr. Yemenidjian discussed with the board the progress of negotiations with the Sony consortium, their ongoing due diligence investigations, the open issues that remained to be resolved with the Sony consortium, including the equity investors’ unwillingness to enter into direct contractual arrangements with MGM and their refusal to agree to pay a business interruption fee if the transaction did not close because the Sony consortium was unable to obtain the required regulatory approvals or the contemplated debt financing was not available. Mr. Yemenidjian also discussed with the board the progress of negotiations with Time Warner, the fact that Time Warner was willing to pay a $150 million business interruption fee under some circumstances and the open issues that remained to be resolved with Time Warner, including the scope of restrictions on our operations prior to closing and the outstanding issues between Time Warner and Tracinda.

During the August 11 board meeting, representatives of Latham & Watkins gave a detailed presentation on the fiduciary duties of the board of directors in connection with a proposed business combination transaction and explained the role of the special committee in connection with any transaction that involved payment of different consideration to Tracinda and 250 Rodeo. They also reviewed in detail with the members of the board a comparison of the terms of each of the proposed transactions, including structure, consideration, tax treatment, antitrust risk, closing conditions, financing risks, representations and warranties, operating covenants and issues relating to treatment of our employees. Representatives of Latham & Watkins also explained the non-solicitation provisions in each of the proposed agreements, the proposed voting and support agreement with Tracinda and 250 Rodeo and other matters.

During the meeting, representatives of Goldman Sachs discussed financial analyses relating to MGM.

No formal action was taken by the board at this meeting.

The special committee also met on August 11, following the meeting of our full board of directors. At this meeting, representatives of Richards, Layton & Finger gave a detailed presentation on the purpose of the special committee, the qualifications of the firm to act as counsel to the special committee, the role of the members of the special committee and their fiduciary duties in connection with any transaction that provided for payment of different consideration to Tracinda and 250 Rodeo, on the one hand, and our other stockholders on the other hand. Representatives of Morgan Stanley also presented their qualifications to the committee, after which the committee met in executive session and determined that it would engage Morgan Stanley and Richards, Layton & Finger.

Negotiations continued with the Sony consortium and its advisors throughout August. On August 18, Mr. Yemenidjian and representatives of Goldman Sachs met with Mr. Wiesenthal and representatives of the other equity investors to discuss open issues in the Sony consortium transaction. During this meeting Mr. Yemenidjian presented the Sony consortium with a proposal for resolution of all outstanding issues, including a proposed purchase price of $11.50 per share. Mr. Yemenidjian also provided the Sony consortium with detailed comments on the most recent form of debt commitment letter they had received from CSFB. Following this meeting, the Sony consortium advised Mr. Yemenidjian that they would not pay more than $11.23 per share.

Discussions among Time Warner, MGM, Tracinda and 250 Rodeo and their respective advisors also continued throughout August. On August 15, Time Warner proposed a revised transaction in which Tracinda and

250 Rodeo would receive 95 million shares of restricted Time Warner common stock and our other stockholders would receive $12.00 per share in cash. On August 22, Mr. Yemenidjian and representatives of Latham & Watkins and Fried Frank met with representatives of Time Warner and its legal counsel in New York to discuss the remaining issues in the Time Warner proposal. While the participants made progress on most of the remaining issues, they were unable to reach agreement on the terms of a merger that provided for stock consideration to be paid to Tracinda and 250 Rodeo and cash to be paid to our other stockholders. In particular, Tracinda and 250 Rodeo were concerned with respect to the lack of certainty as to when the Time Warner stock to be received by them would be freely tradable and the absence of downside protection with respect to any investment in Time Warner, as well as potential uncertainties relating to Time Warner’s ongoing SEC investigation and securities litigation matters. In addition, because the proposed transaction involved differential treatment of stockholders and was conditioned upon a voting and support agreement from Mr. Kerkorian, Tracinda and 250 Rodeo, Mr. Kerkorian, Tracinda and 250 Rodeo requested an indemnity from Time Warner indemnifying Mr. Kerkorian (in his capacity as a stockholder), Tracinda and 250 Rodeo to the same extent as our board members were indemnified against liabilities in connection with any actual or threatened action, suit or proceeding relating to the proposed transaction. On August 26, Time Warner proposed an alternative transaction in which it would pay $10.68 per share in cash to all of our stockholders, including Tracinda and 250 Rodeo.

On August 26, the special committee of our board met by telephone to discuss recent developments in the negotiations with Time Warner and concluded that, because the parties were no longer considering a transaction in which Tracinda and 250 Rodeo would receive different consideration from our other stockholders, there was no reason for the committee to consider the competing Time Warner and Sony consortium proposals independently from the full board of directors. However, in light of the previous work Morgan Stanley had performed and its familiarity with the transaction, our management determined that it would recommend that our board of directors engage Morgan Stanley to provide a second fairness opinion in connection with the proposed transactions. The special committee was then dissolved.

Following further negotiations, on August 27, Time Warner indicated that it would increase the price to $11.00 per share, subject to completion of due diligence and satisfactory negotiation of a number of remaining issues in the proposed merger agreement, including the restrictions on our operations prior to closing and the scope of the representations and warranties we would make regarding intellectual property and related matters.

Following consultation with the members of our board of directors and our legal and financial advisors, and in light of the other terms and conditions of Time Warner’s $11.00 per share cash proposal for all stockholders, including the $150 million business interruption fee Time Warner had agreed to with respect to antitrust contingencies, the significant likelihood that Time Warner would be able to complete the merger, the absence of a financing condition, and the continuing lack of progress in negotiations with the Sony consortium, Mr. Yemenidjian agreed to allow Time Warner access to additional due diligence information that had not previously been made available. By this time, most of the contractual issues with Time Warner had been resolved and the parties continued to expeditiously resolve the remaining open issues. Time Warner indicated that it would need approximately two weeks to complete its due diligence.

On September 1, a number of press reports appeared suggesting that MGM might be acquired in a transaction valuing the company at an enterprise value of $5 billion, which would have resulted in a per share purchase price of over $12.00 per share. In light of the valuations then being discussed with both Time Warner and the Sony consortium, we announced that we were actively continuing our consideration of strategic alternatives but that recent press reports regarding a possible transaction valuing MGM’s enterprise value as high as $5 billion were inaccurate.

During this period, the Sony consortium advised Mr. Yemenidjian that it could not engage in further negotiations with CSFB and other possible debt financing sources regarding the debt commitment letter until they believed the parties had reached a fundamental understanding on the remaining open business issues. Nevertheless, Mr. Yemenidjian and representatives of the Sony consortium agreed that the respective legal advisors should continue to discuss the remaining open issues in the Sony consortium merger agreement and our advisors had numerous telephone conferences during the last week of August and first week of September with the consortium’s legal counsel. During these discussions, representatives of the Sony consortium proposed that the members of the consortium would post letters of credit in an aggregate amount of $135 million at the signing of the merger agreement and that we would be able to draw down on these letters of credit if we obtained a final, non-appealable judicial order that LOC had willfully and materially breached the merger agreement or that one of the equity sponsors had willfully and materially breached its obligation to make an equity contribution to LOC. However, our ability to recover damages for breach would be limited to $135 million.

On September 8, 2004, representatives of Latham & Watkins spoke at length with representatives of Dewey Ballantine and Skadden Arps regarding open issues in the Sony consortium transaction, including whether LOC’s failure to cause the equity investors to take actions in furtherance of the merger would be deemed a breach of the merger agreement by LOC. Although the Sony consortium made a number of concessions, a number of significant issues in the Sony consortium’s acquisition proposal remained unresolved, including:

•	price;

•	the definition of company material adverse effect;

•	the consortium’s insistence that it be allowed to meet with certain third parties as part of the due diligence process;

•	the definition of what would constitute a superior proposal such that our board could elect to terminate the merger agreement to enter into an agreement with a third party;

•	the circumstances under which we would be required to pay the termination fee;

•	the terms of the debt commitment letter, including the conditions to funding;

•	the terms of the equity commitment letters, including that they were not addressed to MGM and that the consortium insisted on disclaimers of third-party beneficiary rights with respect to their commitments for damages in excess of the proposed cap of $135 million;

•	the maximum liability of the equity investors for breach of the merger agreement;

•	the fact that any equity investor could choose not to make its equity commitment to LOC if any other equity investor failed to make its equity contribution;

•	the limited scope of the consortium’s obligations to obtain antitrust approval; and

•	the limitations on our business operations prior to closing.

On September 9, immediately prior to a special meeting of our board of directors called to update the board on the progress of negotiations with Time Warner and the Sony consortium, Mr. Yemenidjian received a letter from Mr. Stringer, on behalf of the Sony consortium, in which the Sony consortium increased its bid price for MGM to $12.00 per share from $11.23 per share, subject to completion of due diligence and negotiation of mutually acceptable definitive documentation. The letter also indicated that Sony would agree to pay a $150 million business interruption fee if the transaction were not consummated as a result of Sony’s failure to accept any conduct undertakings that might be required of Sony to obtain antitrust clearance for the transaction. However, the $150 million business interruption fee proposal did not protect us from certain risks relating to obtaining antitrust approval and did not address our concerns that the Sony consortium’s debt financing might not be available after an extended regulatory review process or that one or more members of the Sony consortium would not fund its equity commitment. Nor did the Sony consortium’s letter address our other concerns and issues with respect to the Sony consortium transaction.

At the September 9 board meeting, Mr. Yemenidjian described the letter he had just received from the Sony consortium. He also advised the board that representatives of Time Warner had informed him that a Time Warner board meeting was scheduled for Tuesday morning, September 14 for the purpose of approving a transaction with MGM at $11.00 per share.

Representatives of Latham & Watkins then described the transactions proposed by each of Time Warner and the Sony consortium and the current state of negotiations with each group with respect to, among other things, consideration, structure, certainty of closing, obligations to obtain regulatory approvals, termination fees, indemnification and insurance, restrictions on our operations prior to closing and representations and warranties.

The board discussed at length how it might seek to obtain the best possible proposal from the Sony consortium without causing Time Warner to withdraw from the negotiations. In light of the fact that, following months of negotiations, there remained a number of significant unresolved business issues with the Sony consortium, the board instructed management to urge the Sony consortium to provide its final and best proposal as soon as possible but that management not jeopardize the Time Warner transaction until it had total confidence in the Sony consortium’s willingness to sign definitive documentation that resolved all the remaining open business and legal issues.

Later in the day on September 9, Mr. Rakow and representatives of Latham & Watkins and Goldman Sachs spoke with representatives of the Sony consortium and its counsel by telephone to inform them that they needed to demonstrate that there was a clear path to execution of definitive transaction documents by Monday, September 13 and requested that the Sony consortium provide by Sunday afternoon final forms of all transaction documents, including a debt commitment letter, that they would be willing to sign. During this call, our advisors addressed in detail the issues that needed to be addressed in the consortium’s proposal, including:

•	payment of an unconditional $150 million “good faith” deposit that would not be refundable unless, after the merger agreement was signed, it was terminated because of our breach;

•	the definition of company material adverse effect;

•	a debt commitment letter with no conditions beyond those contained in the merger agreement;

•	improved provisions regarding the equity investors’ obligations to obtain antitrust approval;

•	a mechanism requiring the equity investors to provide additional equity contributions to LOC if any of the other equity investors fails to make its equity commitment; and

•	the representations, warranties and covenants.

In the meantime, we and our advisors continued to negotiate the terms of a merger agreement and the related disclosure schedules with Time Warner and its advisors and Tracinda and 250 Rodeo continued to negotiate the terms of their voting and support agreement with Time Warner. In addition, we advised Time Warner that we had received an alternative offer at a higher price and indicated that Time Warner should consider increasing its offer price.

On Sunday, September 12, at a special meeting of our board of directors, Mr. Yemenidjian again updated the board on the status of the negotiations with the Sony consortium and informed the board that the Sony consortium had requested additional due diligence information, which request was denied. On the evening of September 12, we received proposed definitive transaction documents, including a $4.25 billion debt commitment letter from JPMorgan Chase and CSFB. We and our advisors negotiated through the night on September 12 and on the morning of September 13 with respect to the terms of Sony’s agreement to make the $150 million “good faith” non-refundable deposit and to resolve all other outstanding issues in the revised documents. In the morning, we were advised by the Sony consortium that Comcast Corporation could become an investor in LOC and part of the “Sony consortium.” In addition, Tracinda and 250 Rodeo indicated to Mr. Yemenidjian and the Sony consortium that Tracinda and 250 Rodeo would not be willing to enter into the voting and support agreement with LOC unless Tracinda, 250 Rodeo and Mr. Kerkorian (in his capacity as a stockholder) were indemnified against liabilities in connection with any actual or threatened action, suit or proceeding relating to the voting and support agreement and the resulting transaction to the same extent that our board members were indemnified.

Early in the morning on September 13, we reached an agreement in principle with respect to the Sony consortium transaction and entered into a deposit agreement with Sony. Pursuant to the deposit agreement, Sony wired $150 million to our bank account on Monday morning, September 13, 2004. Under the deposit agreement, we were required to keep the deposit in a segregated bank account until 5:00 p.m. on September 27 or, if we entered into final agreements with the Sony consortium prior to such time, until those agreements were terminated prior to completion of the merger. We also agreed that the merger documentation we received from the Sony consortium on September 12 was, subject to our negotiations on September 12 and 13, substantially complete and that we would negotiate with Sony and the other equity investors in good faith and respond to their due diligence requests. See “—Deposit Agreement.”

Shortly thereafter on the morning of September 13, Mr. Yemenidjian informed representatives of Time Warner that we had in hand a firm alternative offer at $12.00 per share. Time Warner indicated that they would not match the $12.00 per share price. Later that day, Time Warner issued a press release to the effect that it had abandoned discussions for an acquisition of MGM. Later the same day, we issued a press release announcing that we had reached an agreement in principle with the Sony consortium for its acquisition of MGM in a cash merger for consideration of $12.00 per MGM share.

On September 14, at a special meeting of our board of directors, Mr. Yemenidjian updated the board with respect to the events of the prior two days and representatives of Latham & Watkins described the terms of the deposit agreement for the $150 million “good faith” deposit and the significant changes that had been made to the other terms and conditions of the Sony consortium’s proposal in the prior four days.

From September 14 through September 23, the Sony consortium completed its due diligence review of MGM and representatives of MGM and the Sony consortium proceeded to finalize the merger agreement, the equity commitment letters and the letters of credit. In addition, representatives of MGM, the Sony consortium, Tracinda and 250 Rodeo proceeded to finalize the other transaction documents, including the voting and support agreement with Tracinda and 250 Rodeo, the indemnity agreement with Tracinda, 250 Rodeo and Mr. Kerkorian. During these negotiations, the Sony consortium indicated that it was unwilling to agree to directly indemnify Tracinda, 250 Rodeo and Mr. Kerkorian in the voting and support agreement, but indicated that they would consent to an indemnity by MGM that survived their acquisition of MGM in the merger.

On September 23, 2004, approximately 90 minutes prior to the board meeting scheduled to consider the merger agreement and related documents with the Sony consortium, representatives of Time Warner called Mr. Yemenidjian and indicated that Time Warner was in discussions with other parties to join with it in acquiring MGM and expected to be in a position to present a revised proposal to acquire us at a price per share in excess of the $12.00 per share being paid by the Sony consortium. However, the representatives of Time Warner also indicated that they could not make a binding commitment to MGM until they concluded negotiations with the potential parties, which they expected to take two to three days, and discussed the matter further with the Time Warner board of directors. Mr. Yemenidjian advised Time Warner that our board was scheduled to meet to consider approving a merger agreement with the Sony consortium later that morning. Mr. Yemenidjian asked if Time Warner would be in a position to make an unconditional non-refundable $150 million deposit to an MGM bank account that afternoon in conjunction with an offer that was meaningfully higher than $12.00 per share, but Time Warner indicated that it would not be able to do so for at least two to three days. Time Warner representatives again called Goldman Sachs and MGM and requested that we delay signing the agreements with the Sony consortium for at least 24 hours, but again declined to make a firm offer or to agree to post a $150 million non-refundable deposit.

Later that morning, at a meeting of our board of directors, Mr. Yemenidjian informed the board of the contacts from Time Warner. The board discussed the implications of the contacts with Mr. Yemenidjian, representatives of Latham & Watkins and representatives of Richards Layton & Finger and determined that it was advisable to proceed with its consideration of the Sony consortium transaction. See “—Our Reasons for the Merger; Recommendation of the MGM Board.”

Representatives of Latham & Watkins then described for the members of the board the terms and conditions of the Sony consortium merger agreement and related ancillary documents, including the voting and support agreement with Tracinda and 250 Rodeo and an amendment to the deposit agreement, copies of which had been provided to the board in advance. Representatives of Goldman Sachs and Morgan Stanley then delivered their oral opinions, which were subsequently confirmed in writing, that, as of September 23, 2004 and based upon and subject to the factors and assumptions set forth in their opinions, the merger consideration to be received by the holders of MGM common stock (other than Tracinda, 250 Rodeo and their principal stockholder) was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs, dated September 23, 2004, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. The full text of the written opinion of Morgan Stanley, dated September 23, 2004, which sets forth the assumptions made, procedures followed, matters considered and limitations on review undertaken in connection with the opinion is attached as Appendix C. Goldman Sachs and Morgan Stanley provided their opinions for the information and assistance of MGM’s board in connection with the merger. The Goldman Sachs and Morgan Stanley opinions do not in any respect address MGM’s underlying business decision to engage in the merger and are not a recommendation as to how any holder of MGM common stock should vote with respect to the merger.

After due consideration, the board voted unanimously (with one director absent) to approve the Sony consortium merger agreement and the transactions contemplated thereby, including the voting and support agreement with Tracinda and 250 Rodeo, and determined that they were advisable, fair and in the best interests of our stockholders. Our board subsequently ratified these actions by unanimous written consent.

Following adoption of these resolutions, all of the directors other than Mr. Mancuso, Dr. Mosich, Mr. Winterstern and Mr. York left the meeting. Latham & Watkins and Richards Layton & Finger then discussed the indemnity agreement, a copy of which had previously been circulated to the members of the board, with the remaining directors, each of whom is independent of Tracinda, 250 Rodeo and their affiliates and who together constituted a majority of our independent directors. Following an extensive discussion regarding the terms of the indemnity agreement and the reasons why Mr. Kerkorian, Tracinda and 250 Rodeo requested that we enter into the indemnity agreement, these directors unanimously concluded that it was appropriate for us to enter into the indemnity agreement in order to induce Tracinda and 250 Rodeo to enter into, and Mr. Kerkorian to cause Tracinda and 250 Rodeo to enter into, the voting and support agreement and thereby to facilitate the merger, which our board had already determined was in the best interests of our stockholders and in recognition of the substantial benefits which our board believed will inure to our stockholders by reason of the merger. A number of additional directors then rejoined the meeting so that a majority of all directors were present, at which time all of the directors present, constituting a majority of the full board of directors, approved the indemnity agreement. See “—Interests of Certain Persons in the Merger.”

Later on September 23, the parties executed the definitive merger agreement and the other definitive documents relating to the merger.

Our Reasons for the Merger; Recommendation of the MGM Board

Our board has unanimously determined that the merger is advisable and fair to, and in the best interests of, our stockholders. Accordingly, our board unanimously recommends that our stockholders vote “FOR” adoption of the merger agreement at the special meeting. In reaching its determination, our board consulted with our senior management, legal counsel and financial advisors and considered the following material factors:

•	The board’s determination that, to maximize stockholder value, MGM should grow into, or become part of, a larger, vertically integrated organization through business combinations or other strategic alternatives.

•

We believe that finding acceptable strategic alternatives has been made more difficult during recent years because many companies in the entertainment industry are already part of larger, diversified organizations. In an effort to achieve our goal of growing into a larger, vertically integrated organization, we have had discussions over the last several years with potential combination partners and owners of potential acquisition targets. However, we were not able to reach agreement as to the price or structure of any transaction which we believed would best help us achieve our goals. For example, in July 2003, we submitted to Vivendi Universal an offer valued at $11.5 billion to purchase Vivendi Universal Entertainment, its motion picture/television/theme park subsidiary. However, Vivendi Universal rejected our offer as insufficient. Following this rejection, we withdrew from that auction process because we did not believe the price the seller was seeking was consistent with our valuation of the assets being offered.

•	After considering this and other acquisition opportunities, it became apparent to us that no major motion picture companies or other companies that would meet our objectives were, or were likely to become, available for acquisition in the foreseeable future.

•	While we considered other alternatives available to MGM, such as continuing to operate as an independent public company, we concluded that MGM, with its large library of feature films, represented a unique strategic opportunity for combination with a larger motion picture company or vertically integrated entertainment company. We believed that this would provide the opportunity to unlock greater value from our library assets through increased opportunities to exploit our library and overhead savings. Since we had been unable to unlock this value for our stockholders through acquisition opportunities, we decided to explore a sale of MGM.

•	Expressions of interest in the acquisition of MGM by the Sony consortium and Time Warner presented our board with an opportunity to further our goal of maximizing stockholder value by pursuing the sale of MGM.

As described above under “—Background of the Merger,” the terms of the proposals of both the Sony consortium and Time Warner were extensively negotiated before we reached an agreement in principle with the Sony consortium. In reaching its determination to approve the merger agreement with the Sony consortium, our board considered a number of factors, including the following:

•	The merger consideration of $12.00 per share represents a substantial premium to the historic trading prices of our common stock after adjusting for our one-time special dividend of $8.00 per share paid on May 17, 2004. The merger consideration represents a premium of 8.0% over the closing price of our common stock on September 10, 2004 (the trading day immediately preceding the announcement that we had reached an agreement in principle with the Sony consortium). The merger consideration represents a premium of 79.1% over the 52-week low closing price of our common stock as of September 10, 2004, and a premium of 21.9% over the one-year average closing price of our common stock as of September 10, 2004, in each case after adjusting for the $8.00 cash dividend by subtracting $8.00 from all closing prices prior to the ex-dividend date of the dividend. The merger consideration represents a premium of 35.5% over the 52-week low closing price of our common stock as of September 10, 2004, and a premium of 11.8% over the one-year average closing price of our common stock as of September 10, 2004, in each case after adjusting for the $8.00 cash dividend by subtracting $8.00 from the closing price on the day before the ex-dividend date of the dividend and then adjusting all prior closing prices to reflect the same historical daily percentage change in closing price from such adjusted closing price.

•	The debt commitment letter obtained by LOC indicated a strong commitment on the part of the lenders with few conditions that would permit the lenders to terminate their commitment.

•	The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

•	Sony agreed to a $150 million good faith deposit, which is refundable only under limited circumstances. See “—Deposit Agreement” below. As a result, we believe that Sony has a significant incentive to ensure the merger is consummated, even though Sony and the other equity investors are not directly parties to the merger agreement.

•	In connection with the execution of the merger agreement, the equity investors other than Sony delivered to us letters of credit in an aggregate amount of $100 million and we may draw upon the letters of credit for damages in excess of the deposit if we obtain a final binding judicial determination either that LOC willfully and materially breached the merger agreement or that one of the equity investors willfully and materially breached its obligation to make its equity investment in LOC.

•	There was no certainty that Time Warner would in fact be able to conclude arrangements with its partners or make a more favorable offer than the $12.00 per share being offered by the Sony consortium. In addition, the agreements with the Sony consortium were fully negotiated and ready for signature and there was no basis on which MGM could delay signature without running a substantial risk that the Sony consortium would withdraw its offer and without risking possible legal exposure for breach of MGM’s agreement to negotiate in good faith to conclude the merger agreement.

•	Time Warner was not prepared to post a non-refundable $150 million deposit as the Sony consortium had done.

•	The general terms and conditions of the merger agreement with the Sony consortium and related documents, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the likelihood of consummation of the merger.

•	The Sony consortium substantially improved the terms of its initial proposal, including, among other things:

•	The definition of company material adverse effect in the merger agreement was made more favorable to MGM by including exceptions relating to the possible impact on our business of the negotiation, public announcement and pendency of the merger and our compliance with the restrictions on our operations contained in the merger agreement;

•	The conditions in the debt commitment letter obtained by LOC were made substantially consistent with the conditions contained in the merger agreement;

•	The restrictions on our operations prior to closing provided more flexibility to continue to run our business in the ordinary course than in earlier drafts of the merger agreement; and

•	The number of circumstances under which we might be required to pay the termination fee to the Sony consortium were reduced.

•	Our ability to provide information to, or negotiate with, a third party in response to unsolicited proposals that our board concludes could reasonably be expected to lead to a superior proposal, and, subject to payment of a $135 million termination fee, our ability to terminate the merger agreement to enter into an agreement for a superior proposal.

•

The presentations of Goldman Sachs and Morgan Stanley and their opinions that, as of September 23, 2004 and based upon and subject to the factors and assumptions set forth in their opinions, the $12.00 per share in cash to be received by the holders of MGM common stock pursuant to the merger agreement, other than Tracinda, 250 Rodeo and their principal stockholder, was fair from a financial point of view to such holders. The full text of the written opinions of Goldman Sachs and Morgan Stanley, each dated September 23, 2004, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached as Appendix B and Appendix C, respectively. Goldman Sachs and Morgan Stanley provided their opinions for the information and assistance of MGM’s board of directors in connection with the merger. The Goldman Sachs and Morgan Stanley opinions do not in any respect address MGM’s underlying business decision to engage in the merger and are not a recommendation as to how any holder of MGM common stock should vote with respect to the merger.

The board was also aware of and considered potential risks relating to the consummation of the merger and other potentially negative factors, including:

•	The obligation of LOC to complete the merger is subject to its obtaining debt financing and it is possible that if the financing contemplated by the debt commitment letter is not obtained, the merger will not occur.

•	The obligations of each of Sony, Comcast and the other equity investors to make their equity contributions to LOC is subject to each of the other equity investors making its equity contribution to LOC, and the merger agreement and other transaction documents do not provide a mandatory procedure for any of the equity investors to make up the difference if any of the other investors fails to make its equity contribution.

•	If LOC breaches the merger agreement or if any of the equity investors breaches its obligation to make its equity contribution to LOC, our damages will be limited to $250 million. In addition, in order to recover damages in excess of the $150 million deposit, we will need to obtain a final binding judicial determination that LOC willfully and materially breached the merger agreement or that one of the equity investors willfully and materially breached its obligation to make its equity investment in LOC.

•	Potential regulatory risks related to the transaction.

•	The Sony consortium is not required to agree with any antitrust authority with respect to certain divestitures from the MGM library or to other restrictions on LOC’s or the equity investors’ businesses, except in limited circumstances.

•	The merger agreement precludes us from actively soliciting alternative proposals to acquire MGM.

•	We are required to pay a $135 million break-up fee if we terminate the merger agreement under certain circumstances. It is possible that these provisions could discourage a third party, including Time Warner, from making a competing proposal to acquire us or reduce the price that a third party would pay for MGM in an alternative transaction.

•	Time Warner asked us to delay our consideration of the merger agreement in order to provide it with additional time to submit an improved offer. For the reasons noted above and under “—Background of the Merger,” our board believed that there were significant risks in extending the sale process and that to do so would not be in the best interests of our stockholders.

•	The merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes.

•	After the merger, our stockholders will not participate in the future earnings of MGM or the benefits of any synergies that may result from the merger.

•	We may incur significant risks and costs if the merger is not completed, including the diversion of management, potential employee attrition and potential loss of opportunities to develop, produce or acquire films.

The foregoing discussion addresses certain material information and factors considered by our board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, our board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors in the aggregate. In addition, individual members of our board may have given different weights to different factors. The foregoing explanation of our board’s reasoning and other information presented in this section is forward-looking and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

Opinions of Financial Advisors

Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to MGM’s board of directors that, as of September 23, 2004 and based upon and subject to the factors and assumptions set forth in the opinion, the $12.00 per share in cash to be received by the holders of our common stock (other than Tracinda, 250 Rodeo and their principal stockholder) pursuant to the merger agreement is fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated September 23, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of MGM’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion does not in any respect address MGM’s underlying business decision to engage in the merger and is not a recommendation as to how any holder of our common stock should vote with respect to the merger. The Goldman Sachs opinion is necessarily based upon information available to Goldman Sachs and financial, economic, market and other conditions as they existed and could be evaluated as of the date of the opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement (including the exhibits thereto);

•	the deposit agreement, dated September 13, 2004, and as amended on September 23, 2004, between Sony and MGM;

•	the equity commitment letters, each dated September 23, 2004, from Sony, Comcast, Providence, TPG and the DLJ Funds;

•	the debt commitment letter, dated September 12, 2004, from J.P. Morgan Securities Inc., JPMorgan Chase Bank and Credit Suisse First Boston and its affiliates to LOC;

•	a letter agreement, dated as of September 23, 2004, among LOC, Providence Equity Partners Inc., TPG, DLJ Merchant Banking Partners, Sony, Comcast and MGM relating to antitrust matters;

•	a letter agreement, dated as of September 23, 2004, between MGM and Sony relating to our operations prior to the merger;

•	annual reports to stockholders and Annual Reports on Form 10-K of MGM for the five years ended December 31, 2003;

•	certain Quarterly Reports on Form 10-Q of MGM;

•	certain other communications from MGM to its stockholders; and

•	certain internal financial analyses and forecasts for MGM prepared by its management.

Goldman Sachs also held discussions with members of the senior management of MGM regarding their assessment of the past and current business operations, financial condition and future prospects of MGM. In addition, Goldman Sachs reviewed the reported price and trading activity for MGM common stock, compared certain financial and stock market information for MGM with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed with MGM’s consent that the internal financial forecasts prepared by the management of MGM were reasonably prepared on a basis reflecting the best currently available estimates and judgments of MGM. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of MGM or any of its subsidiaries. No evaluation or appraisal of the assets or liabilities of MGM or any of its subsidiaries was furnished to Goldman Sachs. The opinion described above also does not address the underlying business decision of MGM to engage in the merger.

The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 10, 2004 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.    Goldman Sachs reviewed the historical trading prices for MGM common stock since its initial public offering on November 13, 1997. Goldman Sachs analyzed the consideration to be received by holders of MGM common stock pursuant to the merger agreement in relation to the closing market prices on September 10, 2004 and April 20, 2004 (the day before the rumor of Sony’s interest in acquiring MGM was publicly reported), the 52-week high and low market prices and the last one and three year average market prices of MGM common stock. Historical prices for MGM common stock were adjusted for the $8.00 per share special dividend paid on May 17, 2004 using two different methodologies.

Under the first methodology, $8.00 was subtracted from the closing market price of MGM common stock on May 17, 2004, the day before the ex-dividend date of the $8.00 per share special dividend. All prior closing market prices were then adjusted to reflect the same historical daily percentage change in closing market price from such adjusted closing market price. Using this methodology, the analysis indicated that the price per share to be paid to MGM stockholders pursuant to the merger agreement represented:

•	a premium of 8.0% based on the September 10, 2004 closing market price of $11.11 per share;

•	a premium of 12.9% based on the April 20, 2004 adjusted closing market price of $10.63 per share;

•	a discount of 6.7% based on the 52-week high adjusted closing market price of $12.86 per share;

•	a premium of 35.5% based on the 52-week low adjusted closing market price of $8.86 per share;

•	a premium of 11.8% based on the one-year average adjusted closing market price of $10.74 per share; and

•	a premium of 29.7% based on the three-year average adjusted closing market price of $9.25 per share.

Under the second methodology, $8.00 was subtracted from the closing market price of MGM common stock for all periods prior to May 18, 2004, the ex-dividend date of the $8.00 per share special dividend. Using this methodology, the analysis indicated that the price per share to be paid to MGM stockholders pursuant to the merger agreement represented:

•	a premium of 8.0% based on the September 10, 2004 closing market price of $11.11 per share;

•	a premium of 24.4% based on the April 20, 2004 adjusted closing market price of $9.65 per share;

•	a discount of 8.1% based on the 52-week high adjusted closing market price of $13.06 per share;

•	a premium of 79.1% based on the 52-week low adjusted closing market price of $6.70 per share;

•	a premium of 21.9% based on the one-year average adjusted closing market price of $9.85 per share; and

•	a premium of 62.9% based on the three-year average adjusted closing market price of $7.37 per share.

Selected Companies Analysis.    Goldman Sachs reviewed certain financial information for MGM and compared it to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the entertainment industry:

•	Fox Entertainment Group, Inc.

•	The News Corporation Limited

•	Time Warner Inc.

•	Viacom Inc.

•	The Walt Disney Company

Although none of the selected companies is directly comparable to MGM, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of MGM or its subsidiaries.

Goldman Sachs also calculated and compared various financial multiples and ratios based on information provided by MGM’s management, information obtained from SEC filings, I/B/E/S International Inc. (“IBES”), estimates and investment research reports. The multiples and ratios of MGM and the selected companies were calculated using their respective closing market prices as of September 10, 2004 and, in the case of MGM, the price per share to be paid to MGM stockholders pursuant to the merger agreement. The multiples and ratios for MGM were based on information provided by MGM’s management and IBES estimates. The multiples and ratios for each of the selected companies were based on information obtained from SEC filings, IBES estimates and investment research reports. With respect to MGM and the selected companies, Goldman Sachs calculated:

•	the closing market price on September 10, 2004 and, in the case of MGM, the price per share to be paid to MGM stockholders pursuant to the merger agreement as a percentage of the prior 52-week high closing market price;

•	equity market capitalization, which is the market value of common equity on a fully diluted basis;

•	enterprise value, which is the equity market capitalization plus the book value of debt less cash;

•	adjusted enterprise value, which is enterprise value less the equity value of consolidated assets which do not generate positive earnings before interest, taxes and depreciation and amortization, or “EBITDA,” the equity value of consolidated non-core assets and the net debt attributable to consolidated non-core assets;

•	adjusted enterprise value as a multiple of estimated calendar years 2004 and 2005 adjusted EBITDA, which is EBITDA less EBITDA attributable to consolidated non-core assets and assets which do not generate positive EBITDA; and

•	enterprise value as a multiple of estimated calendar year 2004 EBITDA.

The results of these analyses are summarized as follows:

	% of 52-Week High	Adjusted Enterprise Value as a Multiple of Adjusted EBITDA		Enterprise Value as a Multiple of EBITDA
		CY2004	CY2005	CY2004
Selected Companies Range*	79.1%-86.6%	8.4x-11.4x	7.5x-10.5x	10.3-15.2x

Selected Companies Median*	85.4%	10.3x	9.2x	11.6x

MGM (at September 10, 2004 closing market price; based on management estimates)	86.4%	129.2x	29.2x	129.2x
MGM (at $12.00; based on management estimates)	93.3%	135.5x	30.6x	135.5x
MGM (at September 10, 2004 closing market price; based on IBES median estimates)	86.4%	341.0x	97.3x	341.0x
MGM (at $12.00; based on IBES median estimates)	93.3%	357.7x	102.1x	357.7x

*	EBITDA estimates are based on IBES median estimates and have been calendarized for companies with non-December fiscal year ends. The Selected Companies Range and Selected Companies Median each exclude MGM.

Goldman Sachs also calculated the selected companies’ estimated calendar years 2004 and 2005 price to earnings ratios and compared these ratios to the results for MGM.

The following table presents the results of this analysis:

Selected Companies*
Price/Earnings Ratio:	Range	Median	MGM**
CY2004	18.6x-25.8x	21.6x	NM
CY2005	16.9x-22.6x	19.1x	NM

*	Earnings per share estimates are based on IBES median estimates and have been calendarized for companies with non-December fiscal year ends.

**	The results for MGM were not meaningful using either management estimates or IBES estimates.

Discounted Cash Flow Analysis.    Goldman Sachs performed a discounted cash flow analysis on MGM using MGM management projections. Goldman Sachs calculated illustrative implied net present values of projected free cash flows for MGM for the period from the second half of 2004 through 2008 using discount rates ranging from 7.0% to 9.0%. Goldman Sachs calculated illustrative enterprise values for MGM using MGM management projections and illustrative implied terminal value indications in the year 2008 based on perpetuity growth rates ranging from 0.0% to 2.0% and discounting these implied terminal values to illustrative implied present values using discount rates ranging from 7.0% to 9.0%. This analysis indicated illustrative enterprise values for MGM ranging from $3,278 million to $5,141 million.

Goldman Sachs also calculated illustrative values per share of MGM common stock using MGM management projections and illustrative implied terminal value indications in the year 2008 based on perpetuity growth rates ranging from 0.0% to 2.0% and discounting these implied terminal values to illustrative implied present values using discount rates ranging from 7.0% to 9.0%. This analysis indicated illustrative values per share of MGM common stock ranging from $5.40 to $13.03.

Sum-of-the-Parts Analysis.    Goldman Sachs performed a sum-of-the parts analysis on MGM’s business segments using certain financial projections for MGM prepared by the management of MGM and by applying the methodologies described below.

With respect to each of MGM’s pre-1998 film library, post-1998 film library and television programming business segments (in each case, excluding cash flows from ancillary products), Goldman Sachs calculated illustrative implied net present values of free cash flows for each of these business segments for the period from the second half of 2004 through 2008 using MGM management projections and illustrative implied terminal value indications in the year 2008 based on perpetuity growth rates ranging from (1.0)% to 1.0% and discounting these implied terminal values to illustrative implied present values using discount rates ranging from 7.0% to 9.0%.

With respect to future projected film and television production, which includes unreleased films that MGM has committed to make plus a portfolio of future unspecified films based on MGM’s projected production budget and future committed television programs, Goldman Sachs calculated illustrative implied net present values for this business segment using a book value provided by MGM management of $321.1 million multiplied by percentages of book value ranging from 50.0% to 125.0%.

With respect to MGM’s other business segments, Goldman Sachs calculated illustrative implied net present values of free cash flows for these business segments for the period from the second half of 2004 through 2008 using MGM management projections and illustrative implied terminal value indications in the year 2008 based on perpetuity growth rates ranging from 0.0% to 2.0% and discounting these implied terminal values to illustrative implied present values using discount rates ranging from 7.5% to 8.5%.

With respect to MGM’s projected tax attributes after 2008, Goldman Sachs calculated illustrative implied net present values for these tax attributes using MGM management projections and information provided by MGM with regard to its existing tax attributes and based on projected annual cash flows ranging from $300 million to $380 million and discount rates ranging from 7.0% to 9.0%.

With respect to MGM’s overhead, which includes corporate, distribution and production overhead, Goldman Sachs calculated illustrative implied net present costs of overhead for the period from the second half of 2004 through 2008 using MGM management projections and illustrative implied terminal value indications in the year 2008 based on perpetuity growth rates ranging from 0.0% to 2.0% and discounting these implied terminal values to illustrative implied present values using discount rates ranging from 7.5% to 8.5%.

With respect to MGM’s equity interest in its foreign cable investments, Goldman Sachs calculated illustrative implied net present values for these investments using a valuation of $5.00 to $10.00 per subscriber multiplied by 12.3 million total subscribers as provided by MGM management.

Based upon these analyses, Goldman Sachs derived illustrative values for each of MGM’s business segments. Aggregating the low and high indications of value resulting from each of these analyses results in illustrative equity values ranging from $1,032 million to $2,614 million, or $4.34 to $10.73 per share.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to MGM or the contemplated merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to MGM’s board of directors as to the fairness from a financial point of view to the holders of MGM common stock (other than Tracinda, 250 Rodeo and their principal stockholder) of the $12.00 per share in cash to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of MGM, LOC, Goldman Sachs, their respective affiliates or any other person assumes responsibility if future results are materially different from those forecast.

As described above, Goldman Sachs’ opinion to MGM’s board of directors was one of many factors taken into consideration by MGM’s board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Appendix B to this proxy statement.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to MGM in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. In addition, Goldman Sachs has provided certain investment banking services to MGM from time to time, including having acted as:

•	lead manager to MGM in its public offering of 10.55 million shares of MGM common stock in March 2002;

•	financial advisor to MGM in its divestiture of certain cable assets to Cablevision Systems Corporation in May 2003; and

•	financial advisor to MGM in connection with its $8.00 per share special dividend in May 2004.

Goldman Sachs also has provided certain investment banking services to Sony Corporation, Comcast Corporation, Providence Equity Partners Inc. and Texas Pacific Group, affiliates of which are stockholders of LOC, and their respective affiliates from time to time, including having acted as:

•	co-manager with respect to the offering of Sony Corporation’s 0.640% bonds due September 2006 (aggregate principal amount ¥100 billion) in September 2001;

•	co-manager with respect to the offering of Sony Corporation’s 1.520% bonds due September 2011 (aggregate principal amount ¥50 billion) in September 2001;

•	joint lead manager with respect to the offering of Sony Corporation’s 4.950% medium term notes due November 2006 (aggregate principal amount $500 million) in November 2001;

•	joint lead manager with respect to the offering of Sony Corporation’s zero-coupon convertible bonds due December 2008 (aggregate principal amount ¥220 billion) in December 2003;

•	financial advisor to Texas Pacific Group in its acquisition of Burger King Corporation in December 2002;

•	sole manager with respect to the offering of floating (at rates of LIBOR + 4.000%, LIBOR + 3.500% and LIBOR + 2.800%) asset-backed bonds due March 2020, September 2031 and September 2033 (aggregate principal amount £132.5 million) of Spirit Funding Ltd., a portfolio company of Texas Pacific Group, in August 2003;

•	financial advisor to Hotwire, a portfolio company of Texas Pacific Group, in its sale to IAC/InterActiveCorp in November 2003;

•	joint book-running manager with respect to the offering of 8.125% senior subordinated notes due December 2014 (aggregate principal amount $200 million) and joint lead arranger and syndication agent with respect to the associated bank financing (aggregate principal amount $420 million) of Kraton Polymers, a portfolio company of Texas Pacific Group, in December 2003;

•	sole manager with respect to the offering of 12 million shares of common stock of Del Monte Foods Company, a former portfolio company of Texas Pacific Group, in January 2004;

•	co-manager with respect to the financing for Texas Pacific Group’s acquisition of Iasis Healthcare (the offering of 8.750% senior subordinated notes due June 2014 (aggregate principal amount $475 million)) in June 2004;

•	co-advisor to Providence Equity Partners Inc., a member of the Valentia Group, in its acquisition of Eircom PLC (“Eircom”) in December 2001;

•	financial advisor to Providence Equity Partners Inc. in its acquisition of six regional cable broadcasting companies from Deutsche Telekom in March 2003;

•	co-manager with respect to the offerings of 8.250% senior subordinated notes due August 2013 (aggregate principal amounts $250 million and €285 million) and 7.250% bonds due August 2013 (aggregate principal amount $550 million) of Eircom in July 2003;

•	joint lead manager with respect to the bank financing (aggregate principal amount €150 million) of Eircom in July 2003;

•	co-manager with respect to Comcast Corporation’s bank financing (aggregate principal amount $12.5 billion) in June 2002;

•	co-manager with respect to the offering of Comcast Corporation’s 5.850% notes due January 2010 (aggregate principal amount $600 million) in January 2003;

•	co-manager with respect to the offering of Comcast Corporation’s 6.500% notes due January 2015 (aggregate principal amount $900 million) in January 2003;

•	co-manager with respect to the offering of Comcast Corporation’s 5.500% notes due December 2011 (aggregate principal amount $750 million) in March 2003;

•	co-manager with respect to the offering of Comcast Corporation’s 7.050% notes due March 2033 (aggregate principal amount $750 million) in March 2003; and

•	lead manager with respect to the block trade of 85 million shares of common stock of Liberty Media Corporation by Comcast Corporation in December 2003.

Goldman Sachs also may provide investment banking services to MGM, Sony Corporation, Texas Pacific Group, Providence Equity Partners Inc., DLJ Merchant Banking Partners and Comcast Corporation and their respective affiliates in the future, and have invested, and may invest in the future, with Sony Corporation, Texas Pacific Group, Providence Equity Partners Inc., DLJ Merchant Banking Partners and Comcast Corporation and their affiliates in various enterprises. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to MGM, the stockholders of LOC and the affiliates of such stockholders, may actively trade the debt and equity securities (or related derivative securities and limited partnership interests) of MGM, Sony Corporation, Comcast Corporation and their affiliates and affiliates of the Texas Pacific Group, Providence Equity Partners Inc. and DLJ Merchant Banking Partners for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

Our board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated April 26, 2004, MGM engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of MGM. Pursuant to the terms of this engagement letter, upon consummation of the merger, MGM will pay Goldman Sachs a transaction fee currently calculated to be approximately $19 million. In addition, MGM has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Morgan Stanley & Co. Incorporated

MGM retained Morgan Stanley to provide a financial fairness opinion to the board of directors of MGM in connection with the merger. Our board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise, reputation and its knowledge of the business of MGM. At the meeting of the MGM board of directors on September 23, 2004, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of September 23, 2004, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the $12.00 per share cash price to be received by the holders of shares of MGM common stock pursuant to the merger agreement was fair from a financial point of view to such holders (other than Tracinda, 250 Rodeo and their principal stockholder).

The full text of Morgan Stanley’s opinion, dated September 23, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion is attached as Appendix C to this document. The summary of Morgan Stanley’s fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to the board of directors of MGM, addresses only the fairness from a financial point of the merger consideration to be received by holders of MGM common stock pursuant to the merger agreement (other than Tracinda, 250 Rodeo and their principal stockholder), and does not address any other aspect of the merger including the relative merits of the merger compared to other strategic alternatives potentially available to MGM nor does it address the relative effects of any potential alternative transaction in which MGM might have engaged nor the board’s decision to proceed with the merger. Morgan Stanley’s opinion does not constitute a recommendation to any shareholder of MGM as to how such stockholder should vote with respect to the proposed transaction and should not be relied upon by any stockholder as such.

In connection with rendering its opinion, Morgan Stanley, among other things:

i)	reviewed certain publicly available financial statements and other information of MGM;

ii)	reviewed certain internal financial statements and other financial and operating data concerning MGM prepared by the management of MGM;

iii)	reviewed certain financial forecasts of MGM, including certain sensitivity cases, prepared by management of MGM;

iv)	discussed the past and current operations and financial condition and the prospects of MGM with senior executives of MGM;

v)	reviewed the reported prices and trading activity for the MGM common stock;

vi)	compared the financial performance of MGM and the prices and trading activity of the MGM common stock with that of certain other comparable publicly-traded companies and their securities;

vii)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

viii)	reviewed copies of the draft equity commitment letters, dated September 23, 2004, of each of the equity investors, and, if applicable, any associated letters of credit;

ix)	reviewed copies of LOC’s debt financing commitment letters, dated September 12, 2004, from JPMorgan Chase Bank, J.P. Morgan Securities Inc. and Credit Suisse First Boston;

x)	reviewed drafts of the merger agreement, the voting and support agreement and certain related documents; and

xi)	performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial forecasts, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of MGM. Morgan Stanley did not have access to the management of LOC or the equity investors or any internal financial information or forecasts of LOC or the equity investors in connection with the delivery of its opinion. In addition, Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of MGM or LOC, nor had it been furnished with any such appraisals. Furthermore, Morgan Stanley is not a regulatory, legal or tax expert and with MGM’s consent it relied upon the assessments of MGM’s legal and other advisors with respect to such issues. Morgan Stanley assumed that the merger and the arrangements with Tracinda and 250 Rodeo would be consummated in accordance with the terms set forth in the merger agreement and the voting and support agreement without material modification or waiver. Morgan Stanley also assumed that the equity and debt financing for LOC and the merger would be consummated in accordance with the terms set forth in the equity and debt financing commitment letters reviewed by it without material modification or waiver. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, September 23, 2004.

The following is a summary of the financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion, dated September 23, 2004. Some of these summaries include information in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

Historical Share Price Analysis. Morgan Stanley reviewed the historical trading prices and daily trading volume for the common stock of MGM, including for the 12 months ended April 20, 2004 (the day prior to the date that multiple press reports stated that MGM was rumored to be in discussions with the Sony consortium) and the period from April 20, 2004 to September 13, 2004. Morgan Stanley also compared the merger consideration relative to the MGM common stock price over the periods referenced above. In addition, Morgan Stanley also compared the trading performance of MGM relative to the performance of other comparable publicly traded corporations and major market indices. The tables below present (i) the merger consideration relative to the absolute share prices of MGM common stock over the periods referenced above, and (ii) the percentage change from April 20, 2004 to September 13, 2004 for MGM and other comparable publicly traded corporations and major market indices. For all trading days prior to May 18, 2004, Morgan Stanley noted that all listed prices of the common stock of MGM were reduced by the $8.00 special dividend which was payable to all holders of MGM common stock on May 17, 2004.

Metric	Period or Date	MGM Common Stock Price
Merger Consideration	9/13/2004	$12.00
Price on April 20, 2004	4/20/2004	$9.65
Price on September 13, 2004	9/13/2004	$11.55
Twelve Month High Prior to April 20, 2004	4/20/2003–4/20/2004	$10.15
Twelve Month Low Prior to April 20, 2004	4/20/2003–4/20/2004	$2.94

Company / Market Index	Relative Price Change from April 20, 2004 to September 13, 2004
MGM	19.7%
Standard & Poors 500 Index	0.7%
Dow Jones Industrial Average Index	0.0%
Fox Entertainment Group, Inc.	(3.2%)
The News Corporation Limited	(16.1%)
Time Warner Inc.	(1.8%)
Viacom Inc.	(13.4%)
The Walt Disney Company	(6.0%)

Comparable Company Analysis. Morgan Stanley reviewed and analyzed certain public market trading multiples for public companies similar to MGM from a size and business mix perspective. The multiples analyzed for these comparable companies included adjusted aggregate market value (defined as public equity market value plus total book value of debt, total book value of preferred stock and minority interest less cash and other short term investments) divided by 2005 estimated EBITDA, and adjusted common stock price divided by estimated 2005 free cash flow per share ratios. For purposes of calculating these multiples, Morgan Stanley adjusted the aggregate market value and common stock price of each of the companies to exclude the value of certain of such company’s non-operating assets, based on public market trading values or Wall Street equity research. Morgan Stanley calculated financial multiples and ratios based on publicly available financial data as of September 13, 2004. The estimates of 2005 EBITDA and 2005 free cash flow per share for the comparable companies were based on selected Wall Street equity research estimates. For purposes of its analysis, Morgan Stanley identified the following five publicly traded corporations in the media and motion picture industry:

•	Fox Entertainment Group, Inc.;

•	The News Corporation Limited;

•	Time Warner Inc.;

•	Viacom Inc.; and

•	The Walt Disney Company

A summary of the reference range of market trading multiples that Morgan Stanley derived are set forth below:

Reference Range of Multiples
Adjusted Aggregate Value / 2005E EBITDA	9.0x–10.0x
Adjusted Price / 2005E Free Cash Flow Per Share	14.5x–18.5x

Using these derived reference ranges of multiples, Morgan Stanley calculated an implied valuation range for MGM by applying the reference ranges of multiples to the applicable MGM operating statistic based on information provided by management and other publicly available data. In addition, Morgan Stanley included the estimated value of MGM’s unconsolidated cable assets and the present value of MGM’s future tax savings due to its net operating loss carryforwards and excess tax basis in its operating assets in its comparable company valuation of MGM. Based upon and subject to the foregoing, Morgan Stanley calculated an implied valuation range for MGM common stock of $6.24 to $7.46 per share.

Although the foregoing media conglomerate and motion picture companies were compared to MGM for purposes of this and the foregoing analysis, Morgan Stanley noted that no company utilized in this analysis is identical to MGM because of differences between the business mix, operations and other characteristics of MGM and the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MGM, such as the impact of competition on the business of MGM and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of MGM or the industry or in the markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Analyst Price Targets. Morgan Stanley reviewed published estimates by Wall Street equity research analysts for the following periods: (i) prior to April 20, 2004 and (ii) from April 21 to September 13, 2004. Morgan Stanley discounted the Wall Street analyst price targets for one year at MGM’s estimated cost of equity capital of approximately 8%, based on the capital asset pricing model, a theoretical financial model that estimates the cost of equity capital of a particular company based on such company’s “Beta.” A company’s Beta is a metric designed to represent the systemic business risk and financial risk of such company versus the overall market. For reports issued prior to April 20, 2004, Wall Street analyst price targets yielded an implied valuation of MGM common stock of $8.63 to $10.57. For reports issued from April 21, 2004 to September 13, 2004, the Wall Street analyst price targets yielded an implied valuation of MGM common stock of $10.30 to $13.58. For all analyst price targets issued prior to May 18, 2004, Morgan Stanley noted that all prices of the common stock of MGM were reduced by the $8.00 special dividend which was payable to all holders of MGM common stock on that date.

Precedent Transactions Analysis. Morgan Stanley reviewed and analyzed selected precedent transactions involving other companies in the media and motion picture industry and calculated the forward EBITDA multiples paid in the selected transactions based on the transaction values and the forward EBITDA estimates for the next 12-month period, and other available information as of September 13, 2004. The following table sets forth the acquisition transactions that were reviewed in connection with this analysis:

•	Lions Gate / Artisan;

•	NBC / Vivendi Universal;

•	Vivendi / Seagram PLC;

•	Time Warner Inc. / Turner Broadcasting Systems Inc.;

•	Seagram / MCA (Matsushita);

•	Viacom / Paramount;

•	Turner Broadcasting / New Line Cinema;

•	Matsushita / MCA;

•	Time Inc. / Warner Communications, Inc.; and

•	Sony Corp. / Columbia Pictures.

Based on the business mix of MGM, Morgan Stanley then derived from these selected transactions a reference range of forward 2005 EBITDA multiples of 17.0x to 20.0x, and applying this range of multiples to the estimate of forward MGM 2005 EBITDA based on information provided by MGM’s management, Morgan Stanley calculated an implied valuation range for MGM common stock of $4.93 to $6.90 per share. Morgan Stanley noted that it included the estimated value of MGM’s unconsolidated cable assets and the present value of MGM’s future tax savings due to its net operating loss carryforwards and excess tax basis in its operating assets in its precedent transaction valuation of MGM.

Morgan Stanley noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Morgan Stanley noted that no company or transaction reviewed was identical to the proposed transactions and that, accordingly, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics of MGM and other factors that would affect the acquisition values in the comparable transactions, including the size and demographic and economic characteristics of the markets of each company and the competitive environment in which it operates. Mathematical analysis (such as determining the average or median) are not themselves meaningful methods of using comparable transaction data.

Discounted Cash Flow Analysis. Morgan Stanley performed a five year discounted cash flow analysis, calculated as of September 13, 2004, of the after-tax unlevered free cash flows for fiscal years 2005 through 2009, based on financial forecasts and estimates provided by MGM’s management, excluding the effect of any strategic, financial and operational benefits from the proposed transactions. Morgan Stanley estimated a range of terminal values calculated in 2009 based on a perpetual growth rate of 0.0% to 2.0%. Morgan Stanley discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 7.0% to 9.0%. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of MGM and other comparable companies as well as selected Wall Street equity research. In addition, Morgan Stanley included the estimated value of MGM’s unconsolidated cable assets and the present value of MGM’s future tax savings due to its net operating loss carryforwards and excess tax basis in its operating assets in its discounted cash flow valuation of MGM.

Based on the projections and assumptions set forth above, the discounted cash flow analysis of MGM yielded an implied valuation range of MGM common stock of $5.65 to $13.48 per share.

In connection with review of the transaction by our board of directors, Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley’s analyses and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of MGM common stock.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Morgan Stanley or MGM. Any estimates contained in the analyses of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of MGM common stock (other than the Tracinda, 250 Rodeo and their principal stockholder), pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its opinion, dated September 23, 2004, to our board of directors.

The opinion of Morgan Stanley was one of many factors taken into consideration by the MGM board of directors in making its determination to approve the proposed transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley.

Our board of directors selected Morgan Stanley as its financial advisor because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to this proposed transaction and because Morgan Stanley is familiar with MGM and its business. As part of its investment banking and financial advisory business, Morgan Stanley is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Morgan Stanley provides a full range of financial advisory and securities services and in the past, has provided financial advisory and financing services to MGM and the equity investors and their respective affiliates and has received fees for the rendering of such services and also may provide such services to the equity investors and their respective affiliates in the future for which it would expect to receive fees. In addition, in the course of its business, Morgan Stanley may actively trade the debt and equity securities of the respective affiliates of the equity investors for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

Pursuant to an engagement letter dated August 30, 2004, we have agreed to pay Morgan Stanley customary fees in connection with the merger, a portion of which is contingent upon the consummation of the merger. We have also agreed to reimburse Morgan Stanley for its fees and expenses incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Material Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and judicial and administrative rulings and decisions in effect on the date hereof. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. We have not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences described in this proxy statement and accordingly, we cannot assure you that the IRS will agree with the discussion in this proxy statement. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of our common stock.

This discussion assumes that holders hold shares of our common stock as capital assets and does not address the tax consequences that may be relevant to a particular holder subject to special treatment under U.S. federal income tax law, including but not limited to:

•	foreign persons;

•	financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	traders in securities that elect mark-to-market;

•	dealers in securities or foreign currencies;

•	persons who received their shares of common stock through the exercise of employee stock options or otherwise as compensation;

•	persons who hold shares of common stock as part of a hedge, straddle or conversion transaction;

•	persons who exercise their appraisal rights under Delaware law; and

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and partners in such partnerships.

Characterization of the Merger

For U.S. federal income tax purposes, LOC should be disregarded as a transitory entity, and the merger of LOC with and into MGM should be treated as a taxable transaction to holders of our common stock and should not be treated as a taxable transaction to MGM.

We intend to take the position that, as a result of the merger, holders of our common stock should be treated for U.S. federal income tax purposes as if they (1) sold a portion of their stock for cash and (2) had a portion of their stock redeemed by MGM for cash.

Due to the lack of legislative, judicial or other interpretive authority on this matter, it is unclear how the allocation of proceeds between the deemed sale and deemed redemption portions of the transaction should be determined. We intend to take the position that (1) the portion of our common stock that is converted, by reason of the merger, into the cash proceeds contributed by the equity investors is being sold for cash and (2) we are redeeming that portion of our common stock that is converted, by reason of the merger, into the cash proceeds of indebtedness incurred by LOC and assumed by us in connection with the merger. There can be no assurance, however, that the IRS will agree with such allocation.

Holders of MGM common stock are urged to consult their own tax advisors regarding the determination and allocation of their tax basis in their stock surrendered in the merger.

Sale of MGM Common Stock

To the extent that a holder is considered to have sold MGM common stock, a holder will recognize capital gain or loss equal to the difference between the amount realized on the deemed sale of stock (that is, the cash proceeds properly allocated to such sale) and the holder’s adjusted tax basis allocated to such stock. Such gain or loss will be long-term capital gain or loss if at the time of the deemed sale the holder had held its MGM common stock for more than one year. Gain or loss recognized on a sale of MGM common stock must generally be determined separately for each block of MGM common stock (i.e., stock acquired at the same cost in a single transaction).

Redemption of MGM Common Stock

Holders who surrender all of their MGM common stock for cash in the merger, and who do not own, actually or constructively, any interest in the surviving corporation following the merger, should have their redemption of MGM common stock treated as a sale or exchange, subject to the same treatment as set forth above under the caption “—Sale of MGM Common Stock.”

Under Section 302 of the Code, holders who will own, actually or constructively, an interest in the surviving corporation following the merger (for example, holders who own an interest in Providence, TPG or the DLJ funds) should in most cases have their redemption of MGM common stock treated as a sale of stock, but could under certain circumstances be treated as having received a dividend. Even if treated as a dividend, however, a holder’s tax treatment would be the same as that of a sale of stock if we do not have any current or accumulated earnings and profits, which we believe to be the case. Due to the fact-intensive nature of the determination of tax consequences under Section 302 of the Code, holders of our common stock are advised to consult with their tax advisers concerning the tax consequences of their particular circumstances.

Information Reporting and Backup Withholding

Certain noncorporate holders of our common stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, under the backup withholding rules are generally not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THIS DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX CONCERN WHICH MAY BE APPLICABLE TO A PARTICULAR HOLDER OF OUR COMMON STOCK. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF OUR COMMON STOCK PURSUANT TO THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Governmental and Regulatory Matters

Antitrust

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” we may not complete the merger unless required filings have been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. The parties have been informed that the merger will be reviewed by the Antitrust Division of the U.S. Department of Justice and in late September 2004, MGM, Tracinda and the equity investors received requests for the voluntary submission of documents and information from the Antitrust Division of the U.S. Department of Justice.

The HSR Act provides for an initial 30 calendar day waiting period following the necessary filings by the parties to the merger. LOC and Mr. Kerkorian filed Notification and Report Forms with the Federal Trade Commission and the Antitrust Division on November 8, 2004 for review in connection with the merger. The associated initial waiting period will expire on December 8, 2004, unless a request is made for additional information or documentary material or the waiting period is earlier terminated. If the Antitrust Division makes a request for additional information or documentary materials, the waiting period will expire 30 days after substantial compliance with the request.

Under Council Regulation (EC) No. 139/2004, we may not complete the merger unless the required filing has been submitted to, and the transaction cleared by, the European Commission. The Council Regulation provides for an initial Phase I waiting period of 25 working days following the filing of a complete notification to the European Commission, which can be extended to 35 working days, in particular if the parties offer remedies. We currently anticipate that this notification will be filed with the European Commission in January 2005. The

European Commission’s review will end at the expiration of the Phase I waiting period, unless the European Commission launches an in-depth investigation into the merger, referred to as a Phase II investigation. If the European Commission initiates a Phase II investigation, the waiting period will expire 90 working days from the date the European Commission initiates this Phase II investigation. The 90 working day waiting period can be extended by 15 working days if the notifying parties offer remedies more than 54 working days after the initiation of the Phase II investigation. The total waiting period of the Phase II investigation can be extended by a further period of up to 20 working days if the European Commission and the notifying parties agree.

The Antitrust Division, the European Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin or prohibiting the completion of the merger, seeking the divestiture of assets or businesses by us or the other parties, or seeking to subject us or the other parties to operating conditions, before or after we complete the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

The parties will also be required to notify and secure antitrust clearance in other countries before the merger can be completed.

Other Regulatory Matters

We and our subsidiaries have obtained from various regulatory authorities franchises, permits and licenses which may need to be renewed, replaced or transferred as a result of the merger. Approvals, consents or notifications may be required in connection with these renewals, replacements or transfers.

General

Under the merger agreement, LOC and MGM have both agreed to use reasonable best efforts, and LOC has agreed to cause each of its equity investors to use its reasonable best efforts, to take all actions to obtain all necessary regulatory and government approvals to complete the merger. If LOC or its equity investors fail to agree to undertake any actions or enter into any agreements required by governmental entities in connection with obtaining regulatory approval of the transactions contemplated by the merger agreement (or take, or fail to take, any other action which causes a condition to the closing of the merger not to be satisfied) and MGM obtains a final and binding judicial determination that LOC willfully and materially breached the merger agreement, MGM will be entitled to recover from LOC actual damages up to an aggregate maximum amount of $250 million (offset by the $150 million deposit). For purposes of the merger agreement, the failure by LOC to cause the equity investors to take an action, where such failure would have been a willful material breach of the merger agreement were LOC required to take such action, shall be deemed a willful and material breach of the merger agreement by LOC. The Sony consortium has advised MGM that Sony would be responsible for up to $130 million of this amount and that the other equity investors would be responsible for agreed portions of the remaining $120 million. However, LOC and MGM are not required to take any action or enter into any agreement with respect to any of their assets, business or operations if, in the aggregate, such actions would have a material adverse effect on the business, properties, assets, financial condition or results of operations of MGM or LOC and its respective subsidiaries, taken as a whole, or on the ability of MGM or LOC to perform its obligations under the merger agreement or, in the case of LOC, to complete the debt financing and other transactions to be consummated in connection with the merger.

In addition, in connection with the merger agreement, MGM entered into a letter agreement with LOC and the equity investors in which the parties agreed that:

•	Providence, TPG and the DLJ funds will not be required to agree to any divestitures or conduct restrictions in order to obtain regulatory approval for the merger;

•	LOC will not be required to agree to any divestiture of MGM library catalog content if, individually or in the aggregate, the assets to be divested generated more than $15 million of operating cash flow during the prior fiscal year or if the divestiture involved library catalog content or development projects involving the James Bond, Pink Panther or Rocky franchises; and

•	LOC will not be required to agree to any restriction or limitation on MGM’s business after the merger other than implementing information barriers between MGM, on the one hand, and film and television companies in which Providence, TPG or the DLJ funds have ownership interests, on the other hand, and offering MGM content to competitors of cable television channels owned by MGM in Europe on non-discriminatory terms.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors that you vote in favor of adoption of the merger agreement, you should be aware that some of our executive officers and directors may have interests in the merger that may be different from, or in addition to, their interests as stockholders of MGM.

These interests relate to or arise from, among other things:

•	the continued indemnification of current directors and officers of MGM under the merger agreement and providing these individuals with directors’ and officers’ insurance;

•	the potential receipt of severance and retention payments; and

•	the conversion, acceleration and cancellation of stock options.

Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Indemnification; Directors’ and Officers’ Insurance

As permitted by applicable provisions of the Delaware General Corporation Law, our certificate of incorporation, as amended to date, contains a provision under which we will indemnify each of our officers and directors (or their estates, if applicable), and may indemnify any of our employees or agents (or their estates, if applicable), to the fullest extent permitted by Delaware law as it exists or may in the future be amended. In addition, we have entered into indemnification agreements with our directors, executive officers and certain other officers providing for indemnification by MGM, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between MGM and each of the other parties thereto, thus preventing MGM from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

Under the merger agreement, LOC has agreed that the surviving corporation will indemnify all present and former directors and officers of MGM and its subsidiaries, acting in such capacities, to the fullest extent permitted by law, against any expenses or losses incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters pending, existing or occurring at or prior to the merger. LOC has also agreed that the surviving corporation will cause to be maintained, for six years after the effective date, charter and bylaw provisions with respect to elimination of liability of directors, and indemnification of officers, directors, employees and agents, that are no less favorable to the intended beneficiaries than those contained in our certificate of incorporation and bylaws or the certificate of incorporation and bylaws of the relevant subsidiary as in effect on the date the merger agreement was signed. LOC has also agreed that the surviving corporation will honor all indemnification agreements entered into by MGM or any of its subsidiaries.

In addition, LOC has agreed that the surviving corporation will provide or, in the alternative, MGM has the right to acquire, for six years after the merger, directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the merger covering each person currently covered by our directors’ and officers’ liability insurance policy on terms and in amounts no less favorable than those of our policy in effect on the date the merger agreement was signed, provided that the surviving corporation will not be required to pay annual premiums for such insurance in excess of 300% of our annual premium in effect on the date the merger agreement was signed and if MGM acquires the insurance prior to the closing of the merger, it may not pay a one time premium in excess of 300% of our annual premium in effect on the date the merger agreement was signed.

Employment Agreements

Alex Yemenidjian.    We entered into an employment agreement with Mr. Yemenidjian effective as of April 26, 1999, as amended March 25, 2002, which provides that he will serve as chairman of our board and chief executive officer for a term that ends on April 30, 2007. Pursuant to the agreement, Mr. Yemenidjian is entitled to a current annual salary of $2,500,000 and an annual performance-based bonus determined in accordance with MGM’s Amended and Restated 2000 Employee Incentive Plan, which we refer to as the “Employee Incentive Plan.” Mr. Yemenidjian holds options under MGM’s Amended and Restated 1996 Stock Incentive Plan, which we refer to as the “Stock Incentive Plan,” to purchase 5,000,000 shares of MGM common stock with an exercise price of $14.90 per share and 5,000,000 shares with an exercise price of $30.00 per share. Mr. Yemenidjian also holds options to purchase 1,500,000 shares of MGM common stock at an exercise price of $16.02 per share. If Mr. Yemenidjian’s employment is terminated without cause or if he terminates the agreement for “good reason,” which includes a “Designated Change in Control,” he will be entitled to continue to receive his annual salary and certain other benefits for the remainder of the term of the employment agreement (subject to termination of such benefits if Mr. Yemenidjian receives them from a subsequent employer) and, in either such event, or in the event of a Designated Change in Control, his unvested stock options under the Stock Incentive Plan will vest immediately.

Christopher J. McGurk.    We entered into an employment agreement with Mr. McGurk effective as of April 28, 1999, as amended March 25, 2002, which provides that he will serve as Vice Chairman of the Board and Chief Operating Officer for a term which ends on April 30, 2007. Pursuant to the agreement, Mr. McGurk is entitled to a current annual salary of $2,300,000 through the remainder of the term and an annual performance-based bonus determined in accordance with the Employee Incentive Plan. Mr. McGurk holds options under the Stock Incentive Plan to purchase 1,500,000 shares of MGM common stock with an exercise price of $14.90 per share, 1,500,000 shares with an exercise price of $30.00 per share and 150,000 shares with an exercise price of $23.19 per share. Mr. McGurk also holds options to purchase 900,000 shares of MGM common stock at an exercise price of $16.02 per share. If Mr. McGurk’s employment is terminated without cause or if he terminates the agreement for “good reason,” which includes a “Designated Change in Control,” he will be entitled to continue to receive his annual salary and certain other benefits for the remainder of the term of the employment agreement (subject to termination of such benefits if Mr. McGurk receives them from a subsequent employer) and, in either such event, or in the event of a Designated Change in Control, his unvested stock options under the Stock Incentive Plan will vest immediately.

William A. Jones.    We entered into an employment agreement with Mr. Jones effective as of October 10, 1996, as amended as of July 16, 1999 and October 10, 2003, which provides that he will serve as Senior Executive Vice President for a term which ends on October 9, 2006, subject to our option to extend the term for two additional years at a salary at least 10% higher than Mr. Jones’ salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Jones is entitled to a current annual salary of $700,000, subject to adjustment as determined by MGM. Mr. Jones also received 74,209 Bonus Interests under the Senior Management Bonus Plan and holds options under the Stock Incentive Plan to purchase 289,584 shares of MGM common stock with an exercise price of $14.90 per share and 10,416 shares with an exercise price of $23.19 per share. MGM is also obligated to maintain a term life insurance policy in the face amount of $2,000,000 on Mr. Jones’ life for his benefit. If Mr. Jones’ employment is terminated without cause or if he terminates the agreement for “good reason,” he will be entitled to continue to receive his annual salary and certain other benefits for the remainder of the term of the employment agreement (subject to termination of such benefits if Mr. Jones receives them from a subsequent employer) and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

Jay Rakow.    We entered into an employment agreement with Mr. Rakow effective as of August 7, 2000, as amended as of March 1, 2001 and March 15, 2003, which provides that he will serve as Senior Executive Vice President and General Counsel for an initial term which ends on March 14, 2006, subject to MGM’s option to extend the term for two additional years at a salary at least 10% higher than Mr. Rakow’s salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Rakow is entitled to a current annual salary of $750,000, subject to adjustment as determined by MGM, and participation in the Employee Incentive Plan at a level commensurate with his position and title. Mr. Rakow holds options under the Stock Incentive Plan to purchase 250,000 shares of MGM common stock with an exercise price of $16.74 per share and 250,000 shares at an exercise price of $16.02 per share. If Mr. Rakow’s employment is terminated without cause or if he terminates the agreement for “good reason,” he will be entitled to continue to receive his annual salary and certain other benefits for the remainder of the term of the employment agreement (subject to termination of such benefits if Mr. Rakow receives them from a subsequent employer) and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

Daniel J. Taylor.    We entered into an employment agreement with Mr. Taylor effective as of August 1, 1997, as amended as of June 15, 1998, November 1, 2000 and March 15, 2003, which provides that he will serve as Senior Executive Vice President and Chief Financial Officer for a term which ends on June 14, 2006, subject to MGM’s option to extend the term for two additional years at a salary at least 10% higher than Mr. Taylor’s salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Taylor is entitled to a current annual salary of $950,000, subject to adjustment as determined by MGM and an annual performance-based bonus determined in accordance with the Employee Incentive Plan. Mr. Taylor also received 54,042 Bonus Interests under the Senior Management Bonus Plan and holds options under the Stock Incentive Plan to purchase 179,168 shares of MGM common stock with an exercise price of $14.90 per share, 320,832 shares with an exercise price of $19.19 per share and 250,000 shares at an exercise price of $11.35 per share. If Mr. Taylor’s employment is terminated without cause or if he terminates the agreement for “good reason,” he will be entitled to continue to receive his annual salary and certain other benefits for the remainder of the term of the employment agreement (subject to termination of such benefits if Mr. Taylor receives them from a subsequent employer) and, in either such event, or in the event of a “Designated Change in Control,” his unvested stock options under the Stock Incentive Plan will vest immediately.

In the case of each of the above-named executives, the merger would constitute a Designated Change in Control.

The employment agreements of each of the above-named executives also contain: (a) certain nondisclosure provisions which are effective for the term of such individual’s employment with MGM and for an indefinite period thereafter and (b) a provision prohibiting the solicitation for employment and employment of certain MGM employees, or making derogatory public statements concerning MGM, for a period of one year following termination of employment.

Employee Security Plan for Named Executive Officers

Pursuant to our Employee Security Plan for Named Executive Officers dated as of May 14, 2004, (which we refer to as the “Security Plan”), if the employment of any of the above-named executives is terminated by MGM without cause or by such executive for good reason, in either event within one year following a change in control, he will be entitled to receive, at his election and in lieu of any severance benefits or other rights available to him pursuant to his employment contract or otherwise, a lump-sum cash payment equal to either (i) the base salary and other contractual monetary payments, collectively referred to as, the “Base Salary,” that he would have received over the remainder of the term of his employment agreement or (ii) thirty months of his then-current Base Salary. In addition, pursuant to the Security Plan, MGM is required, if necessary, to make an additional “gross-up payment” to a participant in the Security Plan to offset fully the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code on any excess parachute payment, whether made to the participant pursuant to the Security Plan, his employment agreement or otherwise. In general, Section 4999 imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. Under Section 280G of the Internal Revenue Code, a “parachute payment” is any payment that is contingent upon a change in control. Excess parachute payments consist of the excess of parachute payments over an individual’s average taxable compensation received by him from the employer during the five taxable years (or if less, the entire period of employment) preceding the year in which the change in control occurs.

The merger will constitute a change in control under the Security Plan and Section 280G of the Internal Revenue Code. Assuming current compensation information remains in effect, that the merger is consummated on June 30, 2005, that a termination by MGM without cause or by the executive for good reason occurs immediately thereafter and that the executive elects to receive a lump-sum payment under the Security Plan, the approximate value of the cash payments due under the Security Plan to each of the executive officers, not including any payments that may be made with respect to any excise tax, would be: Mr. Yemenidjian, $6,250,000; Mr. McGurk, $5,750,000; Mr. Jones, $1,802,500; Mr. Rakow, $1,931,250; and Mr. Taylor, $2,466,250.

Employee Incentive Plan

During its meeting on May 12, 2004, our board of directors determined that it was in the best interests of MGM and our stockholders that MGM be able to make payments under our Employee Incentive Plan in respect of the 2004 and the 2005 performance periods whether or not the target performance levels for those performance periods are met. This determination by our board, which was communicated to our employees and approved by our compensation committee in the summer of 2004, reflects our board’s recognition that a potential change in control of MGM could cause a temporary disruption in our business which, in turn, could prevent the target performance levels under the Employee Incentive Plan from being met.

The merger agreement does not permit us to waive the performance targets under the Employee Incentive Plan. However, Tracinda has agreed to make a capital contribution to MGM, concurrently with the closing of the merger, in an amount (which we refer to as the bonus differential) equal to (a) the aggregate bonuses actually paid under the Employee Incentive Plan for 2004 and 2005 minus (b) the aggregate bonuses that participants in the Employee Incentive Plan for 2004 and 2005 would have been paid if the target performance levels for such performance periods were not waived, less (c) $5.0 million, representing the amount that would otherwise have been allocated to the payment of retention bonuses to our employees. See “—Retention Bonus Plan” below. LOC has agreed that, as a result of this arrangement, MGM may make payments under our Employee Incentive Plan in respect of the 2004 and the 2005 performance periods whether or not the target performance levels for those performance periods are met.

Based on our operating results for the first nine months of 2004, we anticipate that the total of the bonus differential payments for 2004 pursuant to this arrangement will be approximately $5.0 million (after taking into account the $5.0 million that would otherwise have been allocated to the payment of retention bonuses) and that our executive officers will receive approximate bonus differential payments for 2004 of: Mr. Yemenidjian, $563,000; Mr. McGurk, $518,000; Mr. Jones, $158,000; Mr. Taylor, $214,000; and Mr. Rakow, $169,000. The total bonus payments that may be paid for 2005 under the Employee Incentive Plan will not exceed $24.8 million for the full year. If the merger is completed prior to the end of 2005, then the total bonus payments will be prorated. The maximum bonuses payable to our executive officers for 2005 under the Employee Incentive Plan at target levels of performance are approximately: Mr. Yemenidjian, $1,125,000; Mr. McGurk, $1,035,000; Mr. Jones $315,000; Mr. Taylor, $427,500; and Mr. Rakow, $337,500. If the merger is completed prior to the end of 2005, these amounts will be prorated. As of the date of this proxy statement, we cannot determine the portion of these bonus payments that would not have been paid if the target performance levels for 2005 were not met.

Retention Bonus Plan

Under the merger agreement, we may grant or pay retention bonuses pursuant to MGM’s Retention Bonus Plan up to an aggregate maximum amount not to exceed $5.0 million. However, in connection with LOC agreeing that MGM may make payments under our Employee Incentive Plan in respect of the 2004 and the 2005 performance periods whether or not the target performance levels for those performance periods are met, we have agreed that we would not make any retention bonus payments under the Retention Bonus Plan.

Option Payments

In connection with the merger, except as described in the following paragraph, we will cash out and cancel all options to purchase shares of our common stock at a price equal to the excess, or spread, if any, of $20.00 per share over the per share exercise price of each option. The $20.00 amount was determined by adding $8.00 to the merger consideration of $12.00 per share to take into account the $8.00 per share dividend paid to holders of MGM common stock on May 17, 2004. However, if the exercise price of an option has already been adjusted as a result of the $8.00 per share dividend paid on May 17, 2004 or if such option was granted after May 17, 2004, then the holder of such option will receive a payment equal to the excess, or spread, if any, of $12.00 per share over the per-share exercise price of the option.

With respect to options granted to persons whose options are subject to laws outside the United States and options granted to specified individuals identified in the merger agreement, including, among others, some of our directors and Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor, such options will become fully exercisable and vested at the effective time of the merger and be adjusted to entitle the holder, upon exercise, to receive only the option consideration, subject to any applicable withholding or other taxes required to be withheld, without paying the exercise price. We must use commercially reasonable efforts to obtain the consent of the holder of each of these options to the cancellation of such options upon receipt of the relevant consideration as soon as practicable following the merger.

As of the record date, our executive officers and directors held options with a positive spread (after giving effect to the $8.00 per share dividend) to purchase a total of 12,635,264 shares of common stock, all of which were granted prior to May 17, 2004. The aggregate spread for these options is approximately $60,297,977.

Deferred Compensation Plan

Our Deferred Compensation Plan provides for certain portions of participants’ accounts under the plan to be paid a lump sum upon a “Change in Control” (as defined in the plan). A participant earns hypothetical rates of return on his account based upon the actual investment performance of funds chosen by the participant from a list made available by MGM. Upon a Change in Control, all amounts credited to a participant’s account that are attributable to bonuses payable in shares of MGM common stock pursuant to the MGM Senior Management Bonus Plan will be distributed to the participant in a lump sum cash payment as soon as practicable after the Change in Control, unless the participant has previously made an election within a prescribed time period to receive the distribution in quarterly installments over a period of between one and 15 years. The merger would constitute a Change in Control for these purposes. Mr. Jones’ account includes shares of MGM common stock that are attributable to bonuses pursuant to the Senior Management Bonus Plan, and, since he has not made an election to defer the distribution of such amounts, he will receive a lump sum payment in respect of such amounts as soon as practicable after the closing of the merger. All other amounts credited to a participant’s account that are not attributable to deferrals of bonuses payable in shares of MGM common stock pursuant to the Senior Management Bonus Plan will be distributed to the participant in accordance with the otherwise applicable provisions of the Deferred Compensation Plan.

Indemnity Agreement with Tracinda, 250 Rodeo and Mr. Kerkorian

Concurrently with the execution of the merger agreement, as an inducement to Tracinda and 250 Rodeo to enter into, and to Mr. Kerkorian to cause Tracinda and 250 Rodeo to enter into, the voting and support agreement and thereby to facilitate the merger, which our board of directors, as well as a majority of our independent directors, determined is in the best interests of the our stockholders, and in recognition of the substantial benefits which our board of directors believes will inure to our stockholders by reason of the merger, our board of directors determined to enter into an indemnity agreement with Tracinda, 250 Rodeo and Mr. Kerkorian.

Pursuant to the indemnity agreement, subject to limited exceptions, we agreed to indemnify Tracinda, 250 Rodeo and Mr. Kerkorian against liabilities in connection with any actual or threatened action, suit or proceeding based upon, arising from, relating to or by reason of the execution, delivery and/or performance of the merger agreement and/or the voting and support agreement and the transactions contemplated by those agreements. LOC has agreed that the surviving corporation will honor the obligations of the company under the indemnity agreement after the effective time of the merger. For a more complete description of the indemnity agreement, you should refer to the indemnity agreement attached as Appendix D to this statement.

Exemption from Section 16

Under the merger agreement, our board, or a duly authorized committee, will adopt resolutions exempting our directors and executive officers from all liability under Section 16(b) of the Securities Exchange Act of 1934 related to the cancellation of their outstanding stock options in exchange for the payments described above under “—Option Payments” and the disposition of their shares of MGM common stock in exchange for the right to receive the merger consideration.

Financing; Source of Funds

In connection with entering into the merger agreement, LOC obtained a commitment letter from J.P. Morgan Securities Inc., JPMorgan Chase Bank and Credit Suisse First Boston. Under this commitment letter, J.P. Morgan Securities Inc., JPMorgan Chase Bank and Credit Suisse First Boston agreed to provide LOC with up to $4.25 billion in debt financing in connection with the merger. The obligations of the lenders under this commitment letter are subject to customary conditions, including:

•	the satisfaction of the conditions to the merger contained in the merger agreement, such as the absence of a company material adverse effect;

•	the contribution of approximately $1.1 billion in equity financing to LOC by the equity investors; and

•	negotiation of mutually satisfactory definitive documentation.

In addition, each of the equity investors has delivered a commitment letter to LOC. We refer to these letters as the “equity commitment letters.” Under their equity commitment letters, Sony, Comcast, Providence, TPG and the DLJ funds have each agreed to make equity contributions to LOC in the amounts of $300 million, $300 million, $525 million, $350 million and $125 million, respectively. The obligations of each equity investor under its equity commitment letter may be satisfied directly or through one of its affiliates and are subject to each other equity investor making its equity contribution to LOC and to the satisfaction of the conditions to the merger contained in the merger agreement.

Deposit Agreement

We have entered into a deposit agreement with Sony Corporation of America, which deposited $150 million into a bank account designated by us pursuant thereto. We must return the deposit to Sony Corporation of America at the effective time of the merger. Otherwise, the deposit is nonrefundable unless:

•	the merger agreement is terminated under circumstances where we are required to pay the termination fee, provided that if the merger agreement is terminated by LOC because (a) our board withdraws, or modifies in a manner adverse to LOC, its recommendation that MGM’s stockholders adopt the merger agreement or recommends, approves or adopts a takeover proposal or (b) we fail to include in this proxy statement (or any amendment) the recommendation of our board that you vote in favor of the merger or (c) a third party commences a tender or exchange offer for MGM and our board does not recommend rejection of the offer within 10 business days or (d) our board approves or recommends a takeover proposal or approves or recommends that our stockholders tender their shares in any tender or exchange offer, the deposit is only refundable if we enter into a binding agreement with a third party with respect to an alternative takeover proposal within nine months of such termination; or

•	a court has determined that there has been a company material adverse effect.

In addition, if LOC terminates the merger agreement because we have breached any of our covenants such that the conditions to closing cannot be satisfied and there is a final binding judgment of a court that we willfully and materially breached the merger agreement (as to which all rights of appeal or other avenues of review have been exhausted or lapsed), then the amount of the deposit shall be taken into account in determining the damages resulting from our willful and material breach.

Letters of Credit

In connection with the execution of the merger agreement, we received letters of credit from Comcast, Providence, TPG and the DLJ funds in an aggregate amount of $100 million. If we terminate the merger agreement because LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied and we obtain a final, binding judicial determination that LOC willfully and materially breached any covenant under the merger agreement or any equity investor willfully and materially breached its obligations under its equity commitment letter then we will be able to draw under these letters of credit to the extent that the court awards us damages in excess of $150 million up to a maximum amount of $100 million.

Delisting and Deregistration of MGM Common Stock

Our common stock is currently listed on the NYSE under the symbol “MGM.” Following the merger, our common stock will no longer will be traded on the NYSE, price quotations no longer will be available and the registration of our common stock under the Securities Exchange Act of 1934 will be terminated.

Appraisal or Dissenters’ Rights

Under Section 262 of the Delaware General Corporation Law (the “DGCL”), any holder of our common stock who does not wish to accept the $12.00 per share merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the merger), and receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, the full text of which is attached to this proxy statement as Appendix F. All references in Section 262 of the DGCL or in this summary to a “stockholder” are to the record holder of the shares of our common stock who asserts appraisal rights.

Under Section 262 of the DGCL, when a merger agreement is submitted for adoption at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes MGM’s notice, and we have attached Section 262 of the DGCL to this proxy statement as Appendix F. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Appendix F carefully. Failure to comply with the procedures of Section 262 of the DGCL, in a timely and proper manner, will result in the loss of appraisal rights.

Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do ALL of the following:

•	The stockholder must NOT vote in favor of adoption of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, therefore a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST the merger agreement or ABSTAIN. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect to MGM common stock so voted and will nullify any previously filed written demands for appraisal.

•	The stockholder must deliver to us a written demand for appraisal of his or her MGM common stock BEFORE the vote on the adoption of the merger agreement at the special meeting.

•	The stockholder must continuously hold the shares from the date of making the demand through the effective date of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the merger.

•	The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective date of the merger.

Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote. A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand fulfilling all the requirements of Section 262 of the DGCL to: Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, Attention: Secretary.

Only a holder of record of shares of our common stock issued and outstanding immediately prior to the effective date of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must specify the stockholder’s name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of his or her common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

Upon completion of the merger, we will give written notice of the effective date of the merger within 10 days of such time to each of our former stockholders who did not vote in favor of adoption of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective date of the merger, but not later, either the Company or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Failure to file such a petition within the specified period could nullify previously written demands for appraisal.

Under the merger agreement, we have agreed to give LOC prompt notice of any demands for appraisal that the Company receives. LOC will have the opportunity to participate at its own expense in all proceedings with respect to demands for appraisal under the DGCL. We will not, without the prior written consent of LOC, settle, compromise or make any payment with respect to any demands for appraisal prior to completion of the merger.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the Company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The Company must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

If any party files a petition for appraisal in a timely manner, the surviving corporation will then be obligated, within 20 days after receiving a copy of the petition, to file with the Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom an agreement as to the value of their shares has not been reached. The Delaware Court of Chancery will then determine through a hearing which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder. The Delaware Court of Chancery will thereafter determine through a hearing the fair value of the shares of our common stock formerly held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value upon surrender by such holders of the certificates representing those shares of MGM common stock.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the Company and the stockholders participating in the appraisal proceeding as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $12.00 per share merger consideration. The fairness opinions of Goldman Sachs and Morgan Stanley delivered to our board do not in any manner address fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective date of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective date of the merger).

Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the Company a written withdrawal of the demand for appraisal and acceptance of the merger, except that (1) any attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the Company and must, to be effective, be made within 120 days after the effective date and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

Under the merger agreement, LOC is not required to complete the merger if holders of 10% or more of our outstanding common stock as of the date of the merger agreement demand appraisal of their shares in accordance with Delaware law.

Voting and Support Agreement

Concurrently with the execution of the merger agreement, Tracinda and 250 Rodeo entered into the voting and support agreement with LOC. Tracinda and 250 Rodeo have agreed, among other things and subject to certain exceptions:

•	to vote their shares of MGM common stock, including shares acquired after execution of the voting and support agreement, in favor of adoption of the merger agreement and against any alternative takeover proposal;

•	not to enter into any agreement or understanding that would reasonably be expected to violate, conflict or interfere with the provisions of the voting and support agreement or adversely affect the timely consummation of the merger;

•	not to transfer, sell, assign, pledge, encumber or dispose of any of their shares of MGM common stock (other than by operation of the merger);

•	not to grant any proxies, options or rights of first offer or refusal with respect to any of their shares of MGM common stock or permit any of their shares to become subject to any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements; and

•	not to enter into any voting agreement, voting trust or other voting arrangement with respect to any of their shares of MGM common stock.

In addition, subject to certain exceptions, each of Tracinda and 250 Rodeo have also agreed not to, and not to permit any person controlling it or under its control, including Mr. Kerkorian, to:

•	directly or indirectly solicit, initiate, propose or take any other action to facilitate any alternative takeover proposal or enter into any agreement, arrangement or understanding with respect to any alternative takeover proposal;

•	initiate or participate in any way in any negotiations or discussions regarding an alternative takeover proposal or furnish or disclose to any third party any information with respect to, or which would be reasonably expected to lead to, any alternative takeover proposal;

•	solicit proxies or become a participant in or otherwise assist a solicitation that would reasonably be expected to compete with or adversely affect the timely consummation of the merger or result in the termination of, or failure to consummate, the merger;

•	otherwise encourage or assist any person in taking or planning any action which would reasonably be expected to compete with or adversely affect the timely consummation of the merger or result in the abandonment or termination of, or failure to consummate, the merger; and

•	directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by written consent of our stockholders that would reasonably be expected to compete with or adversely affect the timely consummation of the merger or result in the termination of, or failure to consummate, the merger.

In connection with the execution of the voting and support agreement, Tracinda and 250 Rodeo have each agreed to execute and deliver to LOC upon request an irrevocable proxy to vote their shares of MGM common stock, including shares acquired after execution of the voting and support agreement, in a manner consistent with the voting and support agreement and the merger agreement.

The voting and support agreement does not limit or affect the ability of Tracinda, 250 Rodeo or any person or entity controlling or under the control of either of them, including Mr. Kerkorian, from taking certain actions in response to an unsolicited bona fide takeover proposal to the extent the company is permitted to take such actions under the merger agreement. See “The Merger Agreement—No Solicitation.”

The voting and support agreement will terminate upon the earliest of:

•	the mutual agreement of LOC, Tracinda and 250 Rodeo;

•	the effective time of the merger;

•	the termination of the merger agreement pursuant to its terms; or

•	our execution of any amendment, supplement, waiver or modification to the merger agreement that has not previously been approved in writing by Tracinda and 250 Rodeo.

For a more complete description of the voting and support agreement, you should refer to the voting and support agreement attached as Appendix E to this proxy statement.

The Merger Agreement

The following is a summary of certain provisions of the merger agreement. The summary is not a complete description of the terms and conditions of the merger agreement, a copy of which is attached to this proxy statement as Appendix A. We urge you to read the merger agreement and the other appendices attached to this proxy statement carefully and in its entirety.

Structure and Effective Time

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, LOC will be merged with and into MGM and MGM will continue as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will be owned by Sony, Comcast and affiliates of Providence, TPG and DLJ Merchant Banking Partners.

The merger shall become effective at such time as the certificate of merger is filed with the Secretary of State of Delaware in accordance with the merger agreement. We intend to file the certificate of merger as promptly as practicable following satisfaction or waiver of the conditions to the merger in accordance with the merger agreement, including the adoption of the merger agreement by our stockholders and receipt of all regulatory clearances. See “The Merger Agreement—Conditions to the Consummation of the Merger,” “The Merger—Governmental and Regulatory Matters” and “The Merger Agreement—Agreement to Obtain Clearance from Regulatory Authorities.”

Board of Directors and Officers of MGM Following the Merger

The directors of LOC immediately prior to the effective time shall be the directors of MGM after the merger. The officers of LOC immediately prior to the effective time shall be the officers of MGM after the merger.

Merger Consideration

Upon completion of the merger, each share of MGM common stock issued and outstanding immediately prior to the effective time (other than shares held by MGM or LOC and other than shares held by stockholders who have properly demanded appraisal rights) will be converted into the right to receive $12.00 in cash, without interest, and canceled and retired and cease to exist.

Payment Procedures

No later than the effective time of the merger, LOC will designate a paying agent reasonably acceptable to us to make payments of the merger consideration under the merger agreement upon surrender of certificates representing MGM common stock and deposit an amount of cash with the paying agent sufficient to pay the merger consideration to each of our stockholders.

As soon as practicable after completion of the merger, the paying agent will mail a letter of transmittal and instructions to you advising you how to surrender your stock certificates in exchange for the merger consideration.

You should NOT return your stock certificates with the enclosed proxy card, and you should NOT forward your stock certificates to the paying agent without an executed letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents the paying agent requires in accordance with the instructions sent by the paying agent. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

No interest will be paid or will accrue on the cash payable upon surrender of the stock certificates.

At the effective time of the merger, we will close our stock ledger. After that time, if you present common stock certificates to the surviving corporation, the surviving corporation will cancel them in exchange for cash as described in this section.

The transmittal instructions will tell you what to do if you have lost your stock certificate, or if it has been stolen or destroyed.

After completion of the merger, subject to the exceptions in the next sentence, you will cease to have any rights as an MGM stockholder. The exceptions include the right to receive dividends or other distributions with respect to your common stock with a record date before the effective time of the merger, the right to surrender your stock certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law.

Twelve months after the merger occurs, the paying agent will return to the surviving corporation all funds in its possession that constitute any portion of the merger consideration, and the paying agent’s duties will terminate. After that time, stockholders may surrender their certificates to the surviving corporation and, subject to applicable abandoned property laws, escheat and similar laws, will be entitled to receive the merger consideration without interest. None of LOC, MGM or the paying agent will be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, escheat and similar laws.

Treatment of MGM Stock Options and Equity Plans

In connection with the merger, except as described in the following paragraph, we will cash out all options to purchase shares of our common stock at a price equal to the excess, or spread, if any, of $20.00 per share over the per share exercise price of each option. The $20.00 amount was determined by adding $8.00 to the merger consideration of $12.00 per share to give effect to the $8.00 per share dividend paid to holders of MGM common stock on May 17, 2004. However, if the exercise price of an option has already been adjusted as a result of the $8.00 per share dividend paid on May 17, 2004 or if such option was granted after May 17, 2004, then the holder of such option will receive a payment equal to the excess or spread, if any, of $12.00 per share over the per share exercise price of the option.

Solely with respect to options granted to persons whose options are subject to laws outside the United States and options granted to specified individuals identified in the merger agreement, including, among others, some of our directors and Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor, such options will become fully exercisable and vested at the effective time of the merger and be adjusted to entitle the holder, upon exercise, to receive only the option consideration, subject to any applicable withholding or other taxes required to be withheld, without paying the exercise price. We must use commercially reasonable efforts to obtain the consent of the holder of each of these options to the cancellation of such options upon receipt of the relevant consideration as soon as practicable following the merger.

No Solicitation

The merger agreement provides that neither we nor our affiliates, nor our representatives (including our executive officers, directors, investment bankers, attorneys, consultants and other representatives) will:

•	directly or indirectly solicit, initiate, propose or take any other action that could be reasonably expected to facilitate a takeover proposal;

•	enter into any agreement, arrangement or understanding with respect to any takeover proposal;

•	initiate or participate in discussions relating to a takeover proposal;

•	provide any information to a third party with respect to, or which would be reasonably expected to lead to, a takeover proposal; or

•	grant any waiver or release under any standstill or similar agreement relating our equity securities.

We must promptly inform LOC of any request for information relating to a takeover proposal, any takeover proposal or any inquiry with respect to any takeover proposal and keep LOC reasonably informed as to the status and material details of any such request.

For purposes of the merger agreement, a “takeover proposal” means any third party inquiry, proposal or offer relating to:

•	the acquisition of 20% or more of our outstanding voting securities;

•	a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any third party acquiring 20% or more of the fair market value of our assets (including capital stock of subsidiaries);

•	any other transaction which would result, directly or indirectly, in a third party acquiring 20% or more of the fair market value of our assets (including capital stock of subsidiaries);

•	a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries which would result in any third party owning 20% or more of the outstanding capital stock (or voting securities) of us or the resulting parent entity; provided that, in the case of a transaction involving only our subsidiaries, such subsidiaries constitute 20% or more of the fair market value of our assets; and

•	any combination of the foregoing.

However, prior to the adoption of the merger agreement by our stockholders, if we receive an unsolicited bona fide takeover proposal that our board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or could be reasonably expected to lead to a superior proposal, we may:

•	furnish information regarding MGM to the person who has made the takeover proposal (provided that such person enters into a confidentiality agreement that is no less restrictive than our confidentiality agreements with the equity investors); and

•	participate in discussions or negotiations regarding the takeover proposal.

For purposes of the merger agreement, “superior proposal” means a bona fide unsolicited written takeover proposal (with the threshold used in the definition of “takeover proposal” increased to 100% rather than 20%) that our board of directors determines in good faith (after consultation with our financial advisors) to be (i) reasonably likely to be consummated and (ii) superior to our stockholders as compared to the merger and any alternative proposed in writing by LOC, taking into account the person making the proposal and all legal, financial, regulatory, fiduciary and other aspects of the merger agreement and the takeover proposal, including conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the parties.

Access to Information

We have agreed to provide LOC and its financing sources, as well as their respective officers, directors, employees, consultants and other advisors, representatives and agents with reasonable access during normal business hours to our properties, personnel, books and records. Any information we provide will be subject to the terms of our confidentiality agreements with the equity investors.

Stockholder Approval; MGM Board Recommendation

We have agreed to call and hold the special meeting described in this proxy statement and to recommend through our board of directors that our stockholders vote to adopt the merger agreement at the special meeting. We also agreed to include our board’s recommendation in this proxy statement.

We agreed to provide LOC and the equity investors with a reasonable opportunity to review and comment on any amendment or supplement to the proxy statement prior to filing it with the SEC and to promptly notify LOC of the receipt of any comments or requests for amendments or supplements to this proxy statement by the SEC and to provide LOC with copies of all correspondence between us or any of our representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement.

We agreed in the merger agreement that neither our board of directors nor any committee will:

•	withdraw or modify in a manner adverse to LOC our board’s recommendation of the merger;

•	publicly propose to withdraw or modify in a manner adverse to LOC our board’s recommendation of the merger; or

•	recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any takeover proposal.

However, prior to adoption of the merger agreement by our stockholders, our board of directors, or a committee of the board may take such action if (i) in response to a superior proposal, our board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that taking such action is required for the members of our board of directors to comply with their fiduciary duties to our stockholders under applicable law, (ii) we provide LOC written notice that our board of directors intends to take such action, specifying the reasons for taking such action and describing the material terms of the superior proposal that is the basis for taking such action, and (iii) we negotiate in good faith with LOC for five business days to modify the terms and conditions of the merger agreement such that the revised terms and conditions would enable our board of directors to proceed with its recommendation of the merger.

In addition, prior to the adoption of the merger agreement by our stockholders, if MGM receives a superior proposal and the MGM board determines in good faith (after consultation with outside counsel and a nationally recognized financial advisor) that taking such actions are necessary to comply with the board’s fiduciary duties, the board may terminate the merger agreement, so long as on the date of such termination MGM enters into an agreement for, or consummates the transaction contemplated by, the superior proposal and pays to LOC the termination fee described under “The Merger Agreement—Termination Fee if Merger is Not Consummated” so long as MGM first provides to LOC (i) written notice advising LOC that MGM’s board of directors intends to take such action and specifying the reasons for taking such action and describing the material terms of the superior proposal and (ii) five business days following LOC’s receipt of such written notice from MGM in which to negotiate in good faith to modify the terms and conditions of the merger agreement such that the revised terms and conditions would be at least as favorable as those provided in the superior proposal and enable MGM to proceed with the consummation of the merger with LOC.

Representations and Warranties

In the merger agreement, we made certain customary representations and warranties, subject to exceptions disclosed to LOC and to customary qualifications for materiality. The representations we made to LOC relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and power and authority to operate our respective businesses;

•	our capitalization, including, in particular, the number of shares of MGM common stock and stock options outstanding;

•	our corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of any violation of, or conflict with, our organizational documents, applicable law or any of our contracts as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of governmental entities relating to the merger;

•	our SEC filings since January 1, 2001 and the financial statements contained in those filings;

•	subject to matters disclosed in our SEC filings filed after January 1, 2001 and prior to the date of the merger agreement, the absence of any event that has had or would be reasonably expected to have, individually or in the aggregate, a company material adverse effect, as described below;

•	employment and labor matters affecting us, including matters relating to our employee benefit plans;

•	our material contracts;

•	our insurance policies;

•	the absence of litigation or outstanding court orders against us;

•	our compliance with applicable laws and our possession of licenses and permits necessary to carry on our business;

•	tax matters;

•	environmental matters;

•	our intellectual property and ownership of films and film elements included in our library;

•	our receipt of fairness opinions from Goldman Sachs and Morgan Stanley;

•	the inapplicability of state takeover statutes to the merger;

•	our board’s approval of the merger agreement and the transactions provided for in the merger agreement;

•	the vote of our stockholders being the only vote required to adopt the merger agreement;

•	the absence of undisclosed investment banking fees related to the merger;

•	the accuracy and completeness of information supplied by us in this proxy statement; and

•	our owned and leased real property.

For purposes of the merger agreement a “company material adverse effect” means a material adverse effect on (i) the business, properties, assets, results of operations or financial condition of MGM and its subsidiaries taken as a whole or (ii) the ability of MGM and its subsidiaries to perform the obligations of MGM pursuant to the merger agreement, other than (a) any change in any law or GAAP (or any interpretation thereof), (b) economic or financial market conditions affecting the U.S. economy, any non-U.S. economy or the global economy generally, (c) any impact of piracy on the business of MGM and its subsidiaries, (d) or other changes generally affecting the industries in which MGM operates; provided that such changes do not disproportionately affect in a material manner the relevant segment or segments of our business when compared with the effect of such changes on comparable businesses of other entertainment companies, (e) any reduction or slowdown in the production or distribution of films by MGM, (f) the box office performance of any theatrical motion picture produced or distributed by MGM and (g) the negotiation, execution, delivery or public announcement of the merger agreement or the transactions provided for in the merger agreement.

In the merger agreement, LOC made certain customary representations and warranties, subject to exceptions disclosed to us, and to customary qualifications for materiality. The representations LOC made to us relate to, among other things:

•	LOC’s proper organization, good standing and power and authority to operate its business;

•	LOC’s corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the absence of any violation of, or conflict with, LOC’s organizational documents, applicable law or any of its contracts as a result of entering into the merger agreement and completing the merger;

•	the required consents and approvals of governmental entities relating to the merger;

•	the debt commitment letter, the equity commitment letters and the financing arrangements relating to the merger;

•	the absence of undisclosed investment banking fees related to the merger;

•	the accuracy and completeness of information supplied by LOC in this proxy statement;

•	the absence of ownership of MGM common stock by LOC and the equity investors; and

•	the solvency of the surviving corporation in the merger, taking into account the financing transactions to be consummated in connection with the merger.

Covenants; Conduct of the Business of MGM Prior to the Merger

The merger agreement provides that, with certain exceptions, prior to the effective time, we shall (i) conduct our business in the ordinary course consistent with past practices, (ii) use reasonable efforts to preserve intact our business organization and (iii) use reasonable efforts to keep available the services of our officers and employees, and preserve our business relationships.

The merger agreement also provides that, with certain exceptions, prior to the effective time, we will not take, and will prevent our subsidiaries from taking, any of the following actions without the prior consent of LOC (which consent may not be unreasonably withheld or delayed):

•	declare or pay dividends, make distributions, split, combine or reclassify stock or redeem or repurchase stock;

•	issue, sell, pledge or encumber any stock or securities exercisable for stock other than upon exercise of outstanding stock options and other rights that were outstanding on the date of the merger agreement;

•	amend our certificate of incorporation or bylaws;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any assets or businesses other than in the ordinary course of business;

•	other than in the ordinary course of business, sell, lease, encumber or otherwise transfer assets that in the aggregate have a purchase price of $15 million or greater;

•	except for certain “franchise” pictures, exceed certain levels of expenditures for new motion pictures, television programs and development projects, consistent with MGM’s pre-existing budgetary parameters;

•	enter into, terminate or materially amend any material contracts provided that MGM’s ability to enter into or engage in contracts in connection with the development, preparation, production or exploitation of films in the ordinary course of business is not limited;

•	enter into film distribution agreements that require upfront payments to MGM exceeding certain parameters;

•	make any loans, advances, capital contributions or investments, other than those made in the ordinary course of business up to $25 million or those made to wholly-owned subsidiaries of MGM, or incur or assume any indebtedness or guarantees other than to fund MGM operations in the ordinary course of business as permitted under MGM’s existing credit facilities;

•	change our methods of accounting other than as may be required by GAAP or regulatory accounting requirements;

•	incur capital expenditures for any calendar year in excess of $5 million individually or $30 million in the aggregate, or which is payable after September 27, 2005, other than in the ordinary course of business not exceeding $30 million dollars in any 12-month period, except for entering into contracts with talent, financiers, exhibitors, distributors or other parties relating to the development, production or exploitation of films;

•	take, or fail to take, any action likely to materially delay the consummation of the merger or result in a material adverse effect to MGM;

•	settle or discharge any claims, liabilities or obligations except in the ordinary course of business;

•	except in the ordinary course of business or in connection with certain permitted liens, sell, assign, license, pledge or encumber any MGM intellectual property;

•	enter into, amend, terminate or extend or waive or release any claim under a material contract;

•	grant increases in compensation or employment benefits other than in the ordinary course of business or as may be contractually required, subject to certain specified limitations;

•	effect any layoffs or plant closings not in compliance with the Worker Adjustment and Retraining Act of 1988;

•	amend or implement any personnel manuals, handbooks, policies, rules or procedures that impose any obligations on MGM materially greater than those in effect on the date of the merger agreement;

•	fail to timely file all tax returns, amend any tax return, change any material tax election, settle any material claim related to taxes or consent to any claim or audit relating to taxes or any waiver of the statute of limitations for any claim or audit;

•	enter into any transactions with Tracinda or 250 Rodeo;

•	enter into or adopt a plan of liquidation, dissolution, merger, consolidation or other reorganization of MGM; or

•	take any action which would result in any of MGM’s representations and warranties contained in the merger agreement becoming untrue in any material respect.

In addition, the merger agreement provides that, with certain exceptions, prior to the effective time, MGM will consult with LOC prior to entering into multiple-film licenses covering more than 100 films or exceeding certain durational parameters consistent with customary practices.

Agreement To Obtain Clearance From Regulatory Authorities

MGM and LOC have agreed to use their reasonable best efforts, and LOC has agreed to cause each of its equity investors to use reasonable best efforts, to take all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations (including the HSR Act and Council Regulation (EC) No. 139/2004) to consummate and make effective the transactions contemplated by the merger agreement.

Among other things, each party has agreed to use such efforts to:

•	obtain all necessary waivers, consents or approvals from any governmental entities and to make all registrations and filings as may be necessary to consummate the merger agreement;

•	defend all lawsuits or other legal proceedings challenging the merger agreement and any related transactions; and

•	commit to any and all divestitures necessary to avoid any action or proceeding by any governmental entity in order to consummate and make effective the merger.

However, LOC and MGM are not required to take any action or enter into any agreement with respect to any of their assets, business or operations if, in the aggregate, such actions would have a material adverse effect on the business, properties, assets, financial condition or results of operations of MGM or LOC and its respective subsidiaries, taken as a whole, or on the ability of MGM or LOC to perform its obligations under the merger agreement or, in the case of LOC, to complete the debt financing and other transactions to be consummated in connection with the merger.

If LOC or its equity investors fail to agree to undertake any actions or enter into any agreements required by governmental entities in connection with obtaining regulatory approval of the transactions contemplated by the merger agreement (or take, or fail to take, any other action which causes a condition to the closing of the merger not to be satisfied) and MGM obtains a final and binding judicial determination that LOC willfully and materially breached the merger agreement, MGM will be entitled to recover from LOC actual damages up to an aggregate maximum amount of $250 million (including the deposit). For purposes of the merger agreement, the failure by LOC to cause the equity investors to take an action, where such failure would have been willful material breach of the merger agreement were LOC required to take such action, shall be deemed a willful and material breach of the merger agreement by LOC. The Sony consortium has advised MGM that Sony would be responsible for up to $130 million of this amount and that the other equity investors would be responsible for agreed portions of the remaining $120 million.

In addition, in connection with the merger agreement, MGM entered into a letter agreement with LOC and the equity investors in which the parties agreed that:

•	Providence, TPG and the DLJ funds will not be required to agree to any divestitures or conduct restrictions in order to obtain regulatory approval for the merger;

•	LOC will not be required to agree to any divestiture of MGM library catalog content if, individually or in the aggregate, the assets to be divested generated more than $15 million of operating cash flow during the prior fiscal year or if the divestiture involved library catalog content or development projects involving the James Bond, Pink Panther or Rocky franchises; and

•	LOC will not be required to agree to any restriction or limitation on MGM’s or LOC’s business after the merger other than implementing information barriers between LOC and MGM, on the one hand, and film and television companies in which Providence, TPG or the DLJ funds have ownership interests, on the other hand, and offering MGM content not subject to exclusivity agreements to competitors of cable television channels owned by MGM in Europe on non-discriminatory terms.

In addition, subject to the terms and conditions of the merger agreement, neither of the parties is permitted to knowingly take or cause to be taken any action which would reasonably be expected to materially delay or prevent the consummation of the merger.

The merger agreement further provides that MGM and LOC must:

•	file as soon as practicable a Notification and Report Form under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and a Form CO under Council Regulation (EC) No. 139/2004 with the European Commission; and

•	respond, as promptly as practicable under the circumstances, to any inquiries received from the U.S. antitrust authorities or the European Commission for additional information or documentation and to any other governmental entity in connection with antitrust matters, and not extend any waiting period under the HSR Act or Council Regulation (EC) No. 139/2004 without the prior written consent of the other party which shall not be unreasonably withheld or delayed.

Additionally, MGM and LOC have agreed, subject to applicable law and the limitations set forth in the merger agreement and except as prohibited by any applicable governmental entity:

•	to promptly notify the other party of any written communication from the U.S. antitrust authorities, the European Commission or any other governmental entity, and to permit the other party to review in advance any proposed written communication to any of the foregoing;

•	not to participate in any substantive meeting or discussion with any governmental entity in connection with any filings, investigation or inquiry concerning the merger agreement or the merger unless it consults with the other party in advance and, to the extent permitted by such governmental entity, gives the other party the opportunity to attend and participate; and

•	to furnish the other party with copies of all correspondence, filings, and written communications between them and its affiliates and their respective representatives on the one hand, and any government entities or members or their respective staffs on the other hand with respect to the merger agreement and the merger.

Indemnification and Insurance

Under the merger agreement, LOC has agreed that the surviving corporation will indemnify all present and former directors and officers of MGM and its subsidiaries, acting in such capacities, to the fullest extent permitted by law, against any expenses or losses incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters pending, existing or occurring at or prior to the merger. LOC has agreed that the surviving corporation will cause to be maintained charter and bylaw provisions with respect to elimination of liability of directors, and indemnification of officers, directors, employees and agents, that are no less favorable to the intended beneficiaries than those contained our certificate of incorporation and bylaws or the certificate of incorporation and bylaws of the relevant subsidiary as in effect on the date the merger agreement was signed. LOC has also agreed that the surviving corporation honor all indemnification agreements entered into by MGM or any of its subsidiaries.

In addition, LOC has agreed that the surviving corporation will provide or, in the alternative, MGM has the right to acquire, for six years after the merger, directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the merger covering each person currently covered by our directors’ and officers’ liability insurance policy on terms and in amounts no less favorable than those of our policy in effect on the date the merger agreement was signed, provided that the surviving corporation will not be required to pay annual premiums for such insurance in excess of 300% of our annual premium in effect on the date the merger agreement was signed or, if MGM acquires the insurance prior to closing, it may not pay a one-time premium that exceeds 300% of our annual premium in effect on the date the merger agreement was signed.

Tax Matters

We agreed that we would timely file (or cause to be filed) all income tax returns of MGM and its subsidiaries and would not amend any material tax returns or make any material election relating to taxes prior to the merger. We also agreed that we will coordinate with LOC regarding developments in tax law and actions that would minimize tax exposure to MGM and we will certify to each of the equity investors that interests in the MGM are not real property interests within the meaning of the Internal Revenue Code of 1986, as amended.

Employee Benefit Plans

MGM will provide, for at least one year following completion of the merger, to persons who continue to be employed by MGM, benefits during their employment (other than equity-based benefits) that are substantially comparable in the aggregate to the benefits provided to those employees as of the date of the merger agreement, but MGM will not be required to retain the services of MGM’s current employees after the merger.

For purposes of eligibility and vesting under any employee benefit plan of MGM after the completion of the merger, persons who continue to be employed by MGM and its subsidiaries shall receive credit for prior service with MGM to the extent that such service was recognized under any analogous employee benefit plan of MGM prior to the effective time, subject to certain limitations. After the consummation of the merger, MGM shall honor all employment, severance, termination, retention agreements, plans, programs or arrangements of MGM that were in effect prior to the effective time, subject to the terms of the Employee Security Plan.

Other than pursuant to the Employee Security Plan or other benefit plans or employment agreements existing as of the date the merger agreement was signed, MGM shall not make any change of control, retention or other similar payments. See “The Merger—Interests of Certain Persons in the Merger—Employee Incentive Plan.”

Termination of the Merger Agreement

The merger agreement may be terminated:

•	if both we and LOC agree to do so;

•	by either us or LOC, if:

•	our stockholders fail to approve the merger at the special meeting or any adjournment of the special meeting;

•	the merger is not completed on or before September 27, 2005, except that either of the parties may extend this date until December 27, 2005 if all closing conditions have been satisfied other than the conditions relating to (1) expiration of waiting periods under antitrust laws and obtaining regulatory approvals, and (2) absence of laws or orders prohibiting completion of the merger; we refer to this date, as it may be extended, as the “termination date”; or

•	there is any final and nonappealable governmental order, decree or ruling that prevents completion of the merger;

•	by us if:

•	LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied which is not cured prior to the earlier of 20 business days after LOC receives written notice of the breach or the termination date;

•	any of the equity investors fails to make its equity contribution to LOC in accordance with the terms of the equity commitment letter it has delivered to LOC and the breach is not cured prior to the earlier of 10 business days after LOC receives written notice of the breach or the termination date. See “The Merger—Financing; Source of Funds.”

•	prior to adoption of the merger agreement by our stockholders, in order to enter into an agreement with respect to a superior proposal (i) our board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that taking such action is required for the members of our board of directors to comply with their fiduciary duties to our stockholders under applicable law, (ii) we provide LOC written notice that our board of directors intends to take such action, specifying the reasons for taking such action and describing the material terms of the superior proposal; (iii) we negotiate in good faith with LOC for five business days to modify the terms and conditions of the merger agreement such that the revised terms and conditions would be at least as favorable as those provided in the superior proposal and enable us to proceed with the consummation of the merger and (iv) we pay the termination fee described below under “—Termination Fee if Merger is Not Consummated”; or

•	the debt commitment letter that LOC has received in connection with the merger expires prior to consummation; the debt commitment letter is currently scheduled to expire on December 12, 2005;

•	by LOC if:

•	we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied which is not cured prior to the earlier of 20 business days after we receive written notice of the breach or the termination date;

•	our board withdraws or modifies in a manner adverse to LOC its recommendation that MGM’s stockholders adopt the merger agreement or recommends, approves or adopts a takeover proposal;

•	we fail to include in this proxy statement (or any amendment) the recommendation of our board that you vote in favor of the merger;

•	a third party commences a tender or exchange offer for MGM and our board does not recommend rejection of the offer within 10 business days;

•	our board approves or recommends a takeover proposal or approves or recommends that our stockholders tender their shares in any tender or exchange offer; or

•	we materially breach our covenant not to solicit alternative takeover proposals or to hold the special meeting.

Termination Fee if Merger is Not Consummated

We agreed to pay LOC a $135 million termination fee if:

•	we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal;

•	LOC terminates the merger agreement because, prior to obtaining MGM stockholder approval:

•	our board withdraws or modifies in a manner adverse to LOC its recommendation that MGM’s stockholders adopt the merger agreement or recommends, approves or adopts a takeover proposal;

•	we fail to include in this proxy statement (or any amendment) the recommendation of our board that you vote in favor of the merger;

•	a third party commences a tender or exchange offer for MGM and our board does not recommend rejection of the offer within 10 business days of commencement of the offer; or

•	our board approves or recommends a takeover proposal or approves or recommends that our stockholders tender their shares in any tender or exchange offer.

•	the merger agreement is terminated by us or LOC because (i) our stockholders fail to approve the merger at the special meeting or any adjournment of the special meeting or (ii) the merger is not consummated prior to the termination date (unless the conditions that have not been satisfied at such time are solely within the control of LOC) or by LOC because (i) we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied, or (ii) we breach our obligation not to solicit takeover proposals or fail to recommend that you vote in favor of adoption of the merger agreement, and:

•	prior to termination of the merger agreement, a third party shall have publicly made, proposed, communicated or disclosed an intention to make a takeover proposal (with all percentages in the definition of takeover proposal increased to 50%) for MGM; and

•	within nine months following termination of the merger agreement, we enter into a definitive agreement with a third party with respect to a takeover proposal or any takeover proposal is consummated (with all percentages in the definition of takeover proposal increased to 50%).

Notwithstanding the foregoing, if the merger agreement is terminated, we may not be required to pay the termination fee to LOC in connection with certain “going private” or similar transactions with Tracinda.

Damages if Merger Agreement is Terminated

If we terminate the merger agreement because LOC breaches any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied and we obtain a final, binding judicial determination that LOC willfully and materially breached any covenant under the merger agreement or that any equity investor willfully and materially breached its obligations under its equity commitment letter, then we will keep the $150 million deposit and be entitled to recover from LOC the amount of our actual damages in excess of $150 million up to an additional $100 million, for an aggregate amount of damages not to exceed $250 million. Subject to the terms of the letters of credit delivered to us in connection with the signing or the merger agreement, we may be able to satisfy actual damages awards in excess of $150 million with funds drawable under the letter of credit. See “—Letters of Credit” and “—Deposit Agreement” for additional information.

If LOC terminates the merger agreement because we breach any representation, warranty, covenant or agreement that would result in the failure of a condition to the merger agreement to be satisfied and LOC obtains a final, binding judicial determination that we willfully and materially breached any covenant under the merger agreement and that LOC suffered actual damages resulting from such willful and material breach, then under the merger agreement, LOC will be entitled to recover from us the amount of its actual damages up to $135 million.

Conditions to the Consummation of the Merger

MGM and LOC are not required to consummate the merger unless a number of conditions are satisfied or waived, including:

•	adoption of the merger agreement by our stockholders;

•	the waiting periods under the Hart-Scott-Rodino Act and Council Regulation (EC) No. 139/2004 have expired or been terminated and all other material regulatory consents or approvals necessary for the closing of the merger and the other transactions to be consummated in connection with the merger have been obtained;

•	no law or court order is in effect prohibiting the completion of the merger; and

•	MGM and LOC shall have received a solvency opinion from Houlihan Lokey Howard & Zukin.

Furthermore, LOC is not required to consummate the merger unless the following additional conditions are satisfied or waived:

•	the financing necessary to complete the merger as contemplated by the debt commitment letter provided to LOC in connection with the merger shall have been consummated on its terms (or alternative financing on terms substantially equivalent to such contemplated financing);

•	our representations and warranties in the merger agreement shall be true and correct, generally subject to such exceptions as would not result in a material adverse effect on MGM;

•	we shall have complied in all material respects with all of our obligations and conditions under the merger agreement;

•	no event or events shall exist or have occurred that have had, or would be reasonably expected to have, a material adverse effect on MGM; and

•	holders of not more than 10% of our common stock outstanding as of September 23, 2004 shall have demanded appraisal of their shares in accordance with Delaware law.

Our obligation to complete the merger is subject to additional conditions, including, generally, the accuracy of the representations and warranties of LOC, and the performance by LOC in all material respects of its obligations under the merger agreement.

A party to the merger agreement could choose to complete the merger even though a condition has not been satisfied, so long as the law allows it to do so. Some of these conditions are beyond our control. We cannot assure you that any of these conditions, including the conditions within our control, will be satisfied or waived, or that the merger will be completed.

Expenses and Fees

Each party shall pay its own fees and expenses incurred in connection with the merger except that each of MGM and LOC shall (i) pay one-half of the expenses incurred in connection with the filing, printing and mailing of this proxy statement, and (ii) one-half of filing fees incurred in connection with the pre-merger notification and report forms under the HSR Act and filings pursuant to Council Regulation (EC) No. 139/2004.

Amendment and Waiver

The parties may amend the merger agreement or waive its terms and conditions at any time before completion of the merger. After approval of the merger by our stockholders, however, no amendment or waiver may be made which by law requires further approval by our stockholders, unless we obtain that further approval.

However, the voting and support agreement will terminate upon our execution of any amendment, supplement, waiver or modification to the merger agreement that has not previously been approved in writing by Tracinda and 250 Rodeo.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of the common stock of the Company as of November 5, 2004 of (i) each director, (ii) the Chief Executive Officer of the Company and the Company’s other four most highly compensated executive officers (collectively, the “Named Executive Officers”), (iii) the directors and the Named Executive Officers of the Company as a group and (iv) each person who at such time, to the Company’s knowledge, beneficially owned more than 5% of the outstanding shares of the common stock of the Company.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Beneficially Owned(2)	Percentage of Class
The Tracinda Group(3)	164,049,644	68.8%
Alex Yemenidjian(4)	10,441,039	4.2%
Christopher J. McGurk(5)	3,697,097	1.5%
James D. Aljian(6)	35,398	*
Willie D. Davis(6)	20,733	*
Michael R. Gleason(7)	193,220	*
Alexander M. Haig, Jr.(6)	12,667	*
Kirk Kerkorian(3)(8)	174,049,644	73.0%
Frank G. Mancuso (6)(9)	2,378,011	*
A. N. “Andy” Mosich(6)	4,334	*
Priscilla Presley(6)	20,533	*
Henry D. Winterstern(6)	20,960	*
Jerome B. York(6)	47,309	*
William A. Jones(10)	380,349	*
Jay Rakow(11)	311,791	*
Daniel J. Taylor(12)	573,997	*
All directors and Named Executive Officers as a group (15 persons)	192,187,082	75.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the persons listed is 10250 Constellation Boulevard, Los Angeles, California 90067.

(2)	The number of shares shown includes shares over which the person named has either sole or shared voting or investment power and shares as to which certain directors and executive officers disclaim beneficial ownership. The shares of common stock which a person has the right to acquire within 60 days of November 5, 2004 and the shares of common stock underlying options that are vested as of November 5, 2004 or that will become vested within 60 days thereafter are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options or other rights, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. As a result, the aggregate percentage ownership of the common stock shown above may exceed 100%.

(3)	The Tracinda Group refers to, collectively, Tracinda and 250 Rodeo. All of the shares of common stock of the Company held by the Tracinda Group are pledged to a group of banks to secure a syndicated credit facility to the Tracinda Group. The address of the Tracinda Group and Mr. Kerkorian is 150 S. Rodeo Drive, Suite 250, Beverly Hills, California 90212.

(4)	Includes: 10,333,336 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date held by a trust of which Mr. Yemenidjian is sole trustee, 7,703 shares of common stock allocated to Mr. Yemenidjian’s account in the MGM Savings Plan (the “Savings Plan”) as of November 5, 2004 and 100,000 shares of common stock owned outright by Mr. Yemenidjian.

(5)	Includes: 3,347,500 shares of the common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date, 7,522 shares of the common stock allocated to Mr. McGurk’s account in the Savings Plan as of November 5, 2004 and 342,075 shares of the common stock owned outright by Mr. McGurk.

(6)	Includes: with respect to Messrs. Aljian, Davis, Haig, Winterstern and York and Ms. Presley, 11,667 shares of common stock, and with respect to Dr. Mosich, 3,334 shares of the common stock, underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date.

(7)	Includes: 192,667 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date and 553 shares of common stock allocated to Mr. Gleason’s account in the Savings Plan as of November 5, 2004.

(8)	Mr. Kerkorian is the chief executive officer, president, and sole stockholder and director of Tracinda. Includes: 164,049,644 shares of common stock held by the Tracinda Group and 10,000,000 shares of common stock owned directly by Mr. Kerkorian.

(9)	Includes: 1,757,347 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date. Also includes 7,578 shares of common stock owned by Mr. Mancuso’s children and grandchildren as to which Mr. Mancuso disclaims beneficial ownership and 613,086 shares of common stock owned outright by Mr. Mancuso.

(10)	Includes: 226,160 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date, 14,447 shares of common stock allocated to Mr. Jones’ account in the Savings Plan as of November 5, 2004, 99,742 shares of common stock allocated to Mr. Jones’ account in the MGM Deferred Compensation Plan and 40,000 shares of common stock owned outright by Mr. Jones.

(11)	Includes: 304,167 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date and 7,624 shares of common stock allocated to Mr. Rakow’s account in the Savings Plan as of November 5, 2004.

(12)	Includes: 563,195 shares of common stock underlying options vested as of November 5, 2004 or that will become vested within 60 days of such date and 9,272 shares of common stock allocated to Mr. Taylor’s account in the Savings Plan as of November 5, 2004 and 1,530 shares of common stock owned outright by Mr. Taylor.

Tracinda and 250 Rodeo the beneficially own more than a majority of the shares of MGM common stock outstanding and entitled to vote as of November 5, 2004, the record date for the special meeting. Tracinda and 250 Rodeo have agreed to vote their shares in favor of adoption of the merger agreement. See “The Merger—Voting and Support Agreement.”

Stockholder Proposals

MGM will hold its 2004 annual meeting of stockholders only if the merger is not completed before the time of such meeting. Under Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, any stockholder intending to submit to MGM a proposal that qualifies for inclusion in our proxy statement and proxy relating to the annual meeting of stockholders to be held in 2005 must submit such proposal so that it is received by us no later than December 10, 2004, which we believe is a reasonable time before we intend to mail our proxy materials for such meeting, and must satisfy the other requirements of Rule 14a-8. All such stockholder proposals should be submitted to the Secretary of MGM. Under Rule 14a-4 of Regulation 14A, we may exercise discretionary voting authority under proxies we solicit to vote on a proposal made by a stockholder that the stockholder does not seek to include in our proxy materials for such meeting pursuant to Rule 14a-8 unless we are notified about the proposal a reasonable time before the date we mail our proxy materials for such meeting and the stockholder satisfies the other requirements of Rule 14a-4(c).

Other Matters

We have not authorized anyone to give you any information or to make any representation about the merger or our company that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

A form of proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” the Company’s proxy materials. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement to multiple stockholders in your household, the Company will promptly deliver a separate copy of each of these documents to you if you send a written request to Metro-Goldwyn-Mayer Inc, 10250 Constellation Boulevard, Los Angeles, California 90067, Attention: Secretary.

Forward-Looking Statements

This proxy statement, and the documents to which we refer you in this proxy statement, include statements that are not historical facts. These statements are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based, among other things, on our current expectations and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. There are forward-looking statements throughout this proxy statement, including in statements containing the words “will,” “plan,” “believe,” “expect,” “anticipate,” “should,” “target,” “intend” and similar expressions. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements.

For example, such risks, uncertainties, assumptions and other factors include:

•	the possibility that we may be unable to obtain the stockholder approval required to complete the merger;

•	the possibility that we or the Sony consortium may be unable to obtain the regulatory approvals necessary to complete the merger;

•	we may incur unanticipated costs related to the merger;

•	our businesses may suffer as a result of uncertainty surrounding the merger;

•	our financial performance through the completion of the merger;

•	the impact of potential litigation relating to the merger, including potential stockholder litigation;

•	future competitive and market conditions;

•	whether our products achieve customer acceptance;

•	future business decisions; and

•	other factors, including those described in our SEC filings.

Many of these risks and uncertainties are beyond our control and their potential effect on MGM is difficult or impossible to predict accurately.

You should not place undue reliance on forward-looking statements. In light of the significant uncertainties inherent in forward-looking statements, the inclusion of such information in this proxy statement should not be regarded as a representation by MGM or any other person that our objectives or plans, including the merger, will be realized. The forward-looking statements contained in this proxy statement speak only as of the date that they are made and we do not undertake any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

Where You Can Find More Information

Metro-Goldwyn-Mayer Inc. is subject to the informational requirements of the Securities Exchange Act of 1934. Metro-Goldwyn-Mayer Inc. files reports and other information with the Securities and Exchange Commission (which we refer to as the “SEC”).

You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

If you have questions about the special meeting or the merger with LOC after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Metro-Goldwyn-Mayer Inc., 10250 Constellation Boulevard, Los Angeles, California 90067, Attention: Secretary, or call (310) 449-3000. You may also contact our proxy solicitors, Mellon Investor Services LLC, 44 Wall Street, 7th Floor, New York, New York 10005, or call (877) 216-9819.

By Order of the Board of Directors

William Allen Jones

Senior Executive Vice President and Secretary

Los Angeles, California

November 19, 2004

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 23, 2004, by and between LOC Acquisition Company, a Delaware corporation (“Newco”), and Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors of Newco and the Company each have determined that the Merger (as defined in Section 2.1) is in the best interests of their respective companies and their respective stockholders and, accordingly, have each agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

WHEREAS, Tracinda Corporation (“Tracinda”) and 250 Rodeo, Inc. (“Rodeo” and, together with Tracinda, the “Principal Stockholders”) have entered into a voting and support agreement in the form of Exhibit A to this Agreement, dated as of the date hereof, among the Principal Stockholders and Newco, pursuant to which each of the Principal Stockholders has agreed to vote, or cause to be voted, all of the Company Shares (as defined in Article I hereof) owned by such Principal Stockholder in favor of the transactions contemplated by this Agreement (the “Voting and Support Agreement”);

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, Sony Corporation of America (“SCA”) has delivered to the Company a signed commitment letter (the “SCA Equity Commitment Letter”) pursuant to which SCA has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Newco of an amount of $300,000,000;

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, Comcast Studio Investments, Inc. (“Comcast”) has delivered to the Company a signed commitment letter (the “Comcast Equity Commitment Letter”) pursuant to which Comcast has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Newco of an amount of $300,000,000 and Comcast Corporation has agreed to cause a bank or similar financial institution to provide a letter of credit for $23,080,000 million in favor of the Company (the “Comcast Letter of Credit”);

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, TPG Partners IV, L.P. (“TPG”) has delivered to the Company a signed commitment letter (the “TPG Equity Commitment Letter”) pursuant to which TPG has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Newco of an amount of $350,000,000 and to cause a bank or similar financial institution to provide a letter of credit for $26,920,000 million in favor of the Company (the “TPG Letter of Credit”);

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, DLJ Merchant Banking III, Inc. (“DLJ”) has delivered to the Company a signed commitment letter (the “DLJ Equity Commitment Letter”) pursuant to which DLJ has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Newco of an amount of $125,000,000 and to cause a bank or similar financial institution to provide a letter of credit for $9,620,000 million in favor of the Company (the “DLJ Letter of Credit”);

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, Providence Equity Partners IV, L.P. (“Providence” and, together with SCA, Comcast, TPG and DLJ, the “Equity Investors”) has delivered to the Company a signed commitment letter (the “Providence Equity Commitment Letter” and, together with the SCA Equity Commitment Letter, the Comcast Equity Commitment Letter, the TPG Equity Commitment Letter and the DLJ Equity Commitment Letter, the “Equity Commitment Letters”) pursuant to which Providence has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Newco of an amount of $525,000,000 and to cause a bank or similar financial institution to provide a letter of credit for $40,380,000 million in favor of the Company (the “Providence Letter of Credit” and, together with the Comcast Letter of Credit, the TPG Letter of Credit and the DLJ Letter of Credit, the “Letters of Credit”); and

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, the Equity Investors have delivered to the Company the Letters of Credit.

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized and certain other terms used in this Agreement have the meanings set forth below. Unless the context otherwise requires, such terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

“Abend Binders” shall mean those sixty-three binders that were prepared for pictures in the Company’s library as of 1995 which binders have been made available to Newco prior to the date hereof.

“Abend Laws” shall have meaning set forth in Section 4.19(d).

“Abend Schedule” shall have the meaning set forth in Section 4.19(d).

“Acquisition Agreement” shall have the meaning set forth in Section 6.2(b).

“Acquisition Financing” shall mean the financing referred to in the Commitments.

“Additional Confidentiality Agreement” shall have the meaning set forth in Section 6.4.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Antitrust Division” shall have the meaning set forth in Section 6.6(b).

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 4.4.

“Benefit Plan” shall mean each Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement (including any employment or consulting agreement) to provide employees, directors, independent contractors, consultants, officers or agents with medical, health, disability, life, bonus, incentive, stock or stock-based right (option, ownership or purchase), retirement, deferred compensation, severance, change in control, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits) maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any of its Subsidiaries.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or the State of California, or is a day on which banking institutions located in either such State are authorized or required by Law or other governmental action to close.

“Certificate of Merger” shall have the meaning set forth in Section 2.3.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

“Comcast” shall have the meaning set forth in the Recitals hereto.

“Comcast Equity Commitment Letter” shall have the meaning set forth in the Recitals hereto.

“Comcast Letter of Credit” shall have the meaning set forth in the Recitals hereto.

“Commitment Letters” shall have the meaning set forth in Section 5.6.

“Commitments” shall have the meaning set forth in Section 5.6.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Adverse Recommendation Change” shall have the meaning set forth in Section 6.2(b).

“Company Certificate” shall have the meaning set forth in Section 3.1(c).

“Company Contracts” shall have the meaning set forth in Section 4.11(a).

“Company Credit Agreement” shall mean that certain Restatement IV of Credit Agreement, dated as of April 26, 2004, among Metro-Goldwyn-Mayer Studios Inc., the lenders and issuers party thereto and Bank of America, N.A., as agent.

“Company Disclosure Schedule” shall have the meaning set forth in Article IV.

“Company Employees” shall have the meaning set forth in Section 6.13(a).

“Company Filed SEC Documents” shall have the meaning set forth in Section 4.7.

“Company Intellectual Property” shall have the meaning set forth in Section 4.18(a).

“Company Joint Venture” shall have the meaning set forth in Section 4.3(d).

“Company Material Adverse Effect” shall mean a material adverse effect on (i) the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company and its Subsidiaries to perform the obligations of the Company pursuant to this Agreement; provided, however, that no fact, event or circumstance described in the following clauses (a) through (f), or any effect resulting from or arising out of any such fact, event or circumstance, shall constitute, or shall be considered in determining the existence or occurrence of, a Company Material Adverse Effect: (a) any change in Law or GAAP (or any interpretation thereof by a Governmental Entity or quasi-Governmental Entity, including the Financial Accounting Standards Board or a similar organization), (b) economic or financial market conditions affecting the U.S. economy, any non-U.S. economy or the global economy generally, (c) (A) the impact of piracy on the business of the Company and its Subsidiaries or (B) other changes generally affecting the industries in which the Company and its Subsidiaries operate; provided that, in the case of this clause (c)(B), such changes do not disproportionately affect in a material manner the relevant segment or segments of the Company, its Subsidiaries and their respective businesses when compared with the effect of such changes on comparable businesses of other entertainment companies (including the home video/DVD and television distribution and sale businesses), (d) a reduction or slowdown in the development, production or acquisition of Films by or on behalf of the Company or any of its Subsidiaries, (e) the box office performance of any Theatrical Motion Picture produced or distributed by or on behalf of the Company or any of its Subsidiaries and (f) the negotiation (including activities related to due diligence), execution, delivery or public announcement or the pendency of this Agreement and the Voting and Support Agreement or the transactions provided for herein or any actions required hereby (or the failure to take any action prohibited hereby, if consent for such action was requested and denied by Newco) including the impact thereof on the relationships of the Company or any of its Subsidiaries with customers, suppliers, distributors, consultants, independent contractors, talent or employees.

“Company Options” shall have the meaning set forth in Section 3.4.

“Company Permits” shall have the meaning set forth in Section 4.14(a).

“Company Preferred Shares” shall have the meaning set forth in Section 4.2(a).

“Company Recommendation” shall have the meaning set forth in Section 6.2(b).

“Company SEC Documents” shall have the meaning set forth in Section 4.6(a).

“Company Share” shall mean one share of common stock of the Company, $0.01 par value per share.

“Company Stock Incentive Plan” shall mean the Company’s Amended and Restated 1996 Stock Incentive Plan, as amended.

“Company Stockholder Approval” shall have the meaning set forth in Section 4.4.

“Company Stockholder Meeting” shall have the meaning set forth in Section 4.22.

“Confidentiality Agreements” shall mean the (i) Confidentiality Agreement, dated as of April 6, 2004, and any extension or modification thereto, between Sony Corporation of America, Providence Equity Partners Inc. and TPG Partners IV, L.P. and the Company, (ii) letter agreement, dated as of April 19, 2004, and any extension or modification thereto, between DLJ Merchant Banking III, Inc., Houlihan Lokey Howard & Zukin Financial Advisors, Inc. and the Company, (iii) the letter agreements, and any extension or modification thereto, among the Company and one or more of the Equity Investors and their respective Representatives and (iv) Confidentiality Agreement, dated as of October 28, 2003, as amended on May 10, 2004, between Comcast Corporation and the Company.

“Contract” shall mean any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation.

“Contributing Investor” shall have the meaning set forth in Section 6.16(b).

“Contribution Amount” shall mean the amount delivered to the Company by the issuer of the applicable Letter of Credit upon delivery by the Company of a draw certificate to such issuer, pursuant to the terms of any of the Equity Commitment Letters (other than the SCA Equity Commitment Letter), to the effect that (a) the applicable Equity Investor (other than SCA) is required to maintain its respective Letter of Credit in favor of the Company, (b) the Scheduled Termination Date (as such term is defined in the applicable Letter of Credit), as such date shall have been extended from time to time, will occur within thirty (30) calendar days of the date of such draw certificate and (c) the applicable Equity Investor’s Letter of Credit has not been renewed or extended by the issuer thereof or replaced with a substantially identical letter of credit with a lender that is reasonably acceptable to the Company. For the avoidance of doubt, any amount delivered to the Company by the issuer of a Letter of Credit upon delivery by the Company of a draw certificate of a type other than as described in clauses (a), (b) and (c) of the preceding sentence shall not constitute a Contribution Amount.

“D&O Insurance” shall have the meaning set forth in Section 6.8(b).

“Debt Securities” shall mean registered or unregistered bonds, notes, debentures or similar instruments issued to evidence indebtedness for borrowed money.

“Deposit Agreement” shall mean that certain agreement between SCA and the Company, dated September 12, 2004, as amended as of the date hereof, providing for a payment by SCA of $150 million to an account specified by the Company on the terms and conditions set forth therein.

“Development Projects” shall mean any and all Films that have been proposed to be developed, produced or acquired by or on behalf of the Company or any of its Subsidiaries, with respect to which pre-production has not commenced, regardless of the stage of development of such project.

“DGCL” shall mean the Delaware General Corporation Law.

“Dissenting Shares” shall have the meaning set forth in Section 3.1(e).

“DLJ” shall have the meaning set forth in the Recitals hereto.

“DLJ Equity Commitment Letter” shall have the meaning set forth in the Recitals hereto.

“DLJ Letter of Credit” shall have the meaning set forth in the Recitals hereto.

“EC” shall have the meaning set forth in Section 6.6(b).

“ECMR” means Council Regulation (EC) No. 139/2004, as amended.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Elements” shall mean all physical embodiments of any Film or its elements, or any marketing, advertising or promotional materials, behind-the-scenes footage, featurettes, “bonus” or “added value” materials or other ancillary or subsidiary materials of every kind and nature relating to a Film or its elements in whatever state of completion, wherever located (including in any film laboratory or storage facility owned or controlled by the Company, any of its Subsidiaries or any other Person), in any video, audio or other format (including PAL, NTSC and high definition), including: (i) all positive, negative, fine grain and answer prints; (ii) all exposed or developed film, pre-print materials (including positives, interpositives, negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), subtitles, special effects, cutouts, stock footage, outtakes, tabs and trims; (iii) tapes, discs, hard drives, computer memory, or other electronic media of any nature; (iv) all sound and music tracks, audio and video recordings of all types and gauges (whether analog, digital or otherwise) in all languages and (v) all cells, drawings, storyboards, models, sculptures, puppets, bibles, outlines, scripts, screenplays and other physical properties.

“Employee Security Plans” shall mean the Metro-Goldwyn-Mayer Inc. Employee Security Plan, the Metro-Goldwyn-Mayer Inc. Employee Security Plan for Named Executive Officers and the Metro-Goldwyn-Mayer Pictures Inc. Employee Security Plan for Named Individuals set forth on Section 1.1(a) to the Company Disclosure Schedule.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or, to the Company’s Knowledge, oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” shall mean all federal, state, local and foreign Laws and regulations and common laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources), including Laws relating to emissions, discharges, Releases or threatened Releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Equity Commitment Letters” shall have the meaning set forth in the Recitals hereto.

“Equity Investors” shall have the meaning set forth in the Recitals hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exploit” shall mean, with respect to the Films, to release, distribute, perform, display, exhibit, broadcast or telecast, license, sell, reproduce or create derivative works from, market, create merchandising or otherwise commercially or non-commercially exploit by any and all known or hereafter developed (i) technology, (ii) uses, (iii) media, (iv) formats, (v) modes of transmission and (vi) methods of distribution, dissemination or performance. The meaning of the term “Exploitation” shall be correlative to the foregoing.

“Films” shall mean all motion pictures (including features, shorts and trailers), television, cable or satellite programming (including on-demand and pay-per-view programming), Internet programming, direct-to-video/DVD programming or other live action, animated, filmed, taped or recorded entertainment of any kind or nature, and all components thereof, including titles, themes, content, dialogue, characters, plots, concepts, scenarios, characterizations, elements and music (whether or not now known or recognized) as to which the Company or any of its Subsidiaries owns or controls any right, title or interest, including in any of the following: (i) completed and released works or projects; (ii) works or projects in any stage of progress, including works or projects in development and/or pre-production, in principal photography and/or post-production, and completed but not released as of the Closing Date; (iii) abandoned or “turnaround” works or projects; (iv) to the extent related to the works or projects referred to in the foregoing clauses (i) through (iii), any sequel, prequel and/or remake rights and/or other derivative production rights, including any novelization, merchandising, character, serialization, game and/or interactive rights; (v) any other allied, ancillary, subsidiary and derivative rights (including theme park rights) throughout the universe related to the works and projects referenced in the foregoing clauses (i) through (iv); and (vi) any contractual and other rights associated with or related to such works, projects or rights referenced in the foregoing clauses (i) through (v), whether in any media now known or hereafter developed. For the avoidance of doubt, the term “Films” shall include all Library Films, Films in Progress, Development Projects and Significant Unproduced Properties.

“Films In Progress” shall have the meaning set forth in Section 4.19(f).

“Foreign Plan” shall mean each Benefit Plan that is subject to the Laws or applicable customs or rules of relevant jurisdictions other than the United States.

“Franchise Picture” shall have the meaning set forth in Section 6.1(f).

“FTC” shall have the meaning set forth in Section 6.6(b).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any governmental body, court, agency, official or regulatory or other authority, whether federal, state, local or foreign.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” shall have the meaning set forth in Section 6.8(a).

“Infringe” means, with respect to any Intellectual Property, to infringe or misappropriate such Intellectual Property in a manner that violates applicable Law or the legal rights of the owner thereof, or to dilute (as defined under applicable Law) the legal rights of the owner thereof in violation of applicable Law. The terms “Infringes” and “Infringing” shall have correlative meanings.

“Intellectual Property” means all intellectual property rights of any nature under the laws of the United States or any other jurisdiction, including, without limitation: (i) patents; (ii) trade secrets, inventions, discoveries, improvements, databases, technology and technical data, whether or not patentable or copyrightable; (iii) trademarks, service marks, trade dress, trade names and Internet domain names; (iv) copyrights and works of authorship and (v) rights of privacy and publicity and rights arising under defamation laws, and, with respect to all of the foregoing, any and all registrations, certificates, issuances, recordings, applications, divisionals, continuations, continuations-in-part, reissues, renewals, extensions and/or re-examinations related thereto.

“IRS” shall mean the Internal Revenue Service.

“Knowledge,” or any similar formulation of knowledge, shall mean (i) in the case of the Company, the knowledge of the persons listed on Section 1.1(b) to the Company Disclosure Schedule, and (ii) in the case of Newco, the knowledge of the persons listed on Section 1.1(b) to the Newco Disclosure Schedule.

“Law” shall mean any statute, law, ordinance, rule, regulation or other requirement of any Governmental Entity.

“Leased Premises” shall have the meaning set forth in Section 4.25(a).

“Letter of Transmittal” shall have the meaning set forth in Section 3.2(b).

“Letters of Credit” shall have the meaning set forth in the Recitals hereto.

“Library Films” shall mean any and all Films that have been completed and/or acquired and delivered, and for which Exploitation has commenced on or prior to the date of this Agreement, and any and all additional Films that have been completed and/or acquired and delivered, and for which Exploitation has commenced after the date of this Agreement, but on or prior to the Closing Date. For the avoidance of doubt, the term “Library Films” shall include all Films other than Films In Progress, Development Projects and Significant Undeveloped Properties.

“Liens” shall mean, with respect to any asset, pledges, mortgages, title defects or objections, claims, liens, charges, covenants, restrictions, encumbrances and security interests of any kind or nature.

“Material Event” means a material adverse effect on (i) the business, properties, assets, financial condition or results of operations of a Person and its Subsidiaries, taken as a whole or (ii) the ability of such Person and its Subsidiaries to perform the obligations of such Person pursuant to this Agreement or to consummate the Transactions to be performed or consummated by such Person.

“Materials of Environmental Concern” shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, radon, fungus or mold.

“Merger” shall have the meaning set forth in Section 2.1.

“Merger Consideration” shall have the meaning set forth in Section 3.1(c).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“New Production Commitment” shall have the meaning set forth in Section 6.1(f).

“Newco” shall have the meaning set forth in the Preamble hereto.

“Newco Disclosure Schedule” shall have the meaning set forth in Article V.

“Newco Material Adverse Effect” shall mean a fact, event or circumstance which has had, or is reasonably likely to have, together with all similar or related facts, events and circumstances, a material adverse effect on the ability of Newco to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the Transactions.

“Non-Competition Agreement” shall mean a Contract that prohibits or materially restricts the ability of the Company or any of its Subsidiaries to operate in any geographical area or compete or operate in any line of business in which the Company or such Subsidiary, as applicable, presently is engaged, other than (a) provisions relating to geographic exclusivity and/or exclusivity by medium or manner of Exploitation contained in agreements for the Exploitation of Films or Intellectual Property licenses or (b) channel distribution restrictions.

“Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.2(b).

“NYSE” shall mean the New York Stock Exchange, Inc.

“Option Consideration” shall have the meaning set forth in Section 3.4.

“Order” shall mean any judgment, order, writ, preliminary or permanent injunction or decree of any Governmental Entity.

“Owned Real Estate” shall have the meaning set forth in Section 4.25(a).

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“PBGC” shall mean the Pension Benefit Guarantee Corporation.

“Pension Plan” shall mean “employee pension benefit plan” (as defined in Section 3(2) of ERISA) maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any of its Subsidiaries.

“Permitted Liens” shall mean (i) statutory Liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith in appropriate proceedings, (ii) inchoate mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens (including all statutory Liens and all privileges or equivalent rights recognized by applicable Law) granted in the ordinary course of business, (iii) customary Liens granted in the ordinary course of business to any guild or other Person in connection with the production of Films, (iv) Liens securing debt reflected as secured debt on the financial statements included or incorporated by reference in the Company Filed SEC Documents so secured as of December 31, 2003, (v) title of the lessor under any capital lease, (vi) such other imperfections in title, rights of usufruct or use or other restrictions and encumbrances that do not materially detract from the value of or materially interfere with the use or Exploitation of the Films or Elements (as currently Exploited by the Company and its Subsidiaries), the Owned Real Estate or the Leased Premises, as the case may be, (vii) Contracts entered into in the ordinary course of business pursuant to which any Person has acquired, established, developed or granted any rights to Exploit any Film, (viii) Liens that constitute the rights of any lessee or licensee under any lease or license with respect to any Film or Elements, (ix) Liens securing indebtedness incurred in the ordinary course of business attributable to “negative pick-ups” (as such term is commonly understood in the U.S. entertainment industry) or sale and leaseback transactions (x) Liens created under or in connection with, or otherwise permitted under, the Company Credit Agreement and (xi) any right in, or right to receive, money or other consideration in respect of, or relating in any way to any Film or Elements which consideration is based on the Exploitation of any such asset, however measured and which was granted in return for talent or other personal services rendered or third party rights utilized in connection with such Film or Elements or the development, financing or production thereof.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entities.

“Principal Stockholders” shall have the meaning set forth in the Recitals hereto.

“Proposed Settlement” shall have the meaning set forth in Section 6.9.

“Providence” shall have the meaning set forth in the Recitals hereto.

“Providence Equity Commitment Letter” shall have the meaning set forth in the Recitals hereto.

“Providence Letter of Credit” shall have the meaning set forth in the Recitals hereto.

“Proxy Statement” shall have the meaning set forth in Section 6.3(b).

“Release” shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

“Representatives” shall have the meaning set forth in Section 6.2(a).

“Retention Bonus Plan” shall have the meaning set forth in Section 6.13(e).

“Rodeo” shall have the meaning set forth in the Recitals hereto.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 4.14(c).

“SEC” shall mean the United States Securities and Exchange Commission.

“SCA” shall have the meaning set forth in the Recitals hereto.

“SCA Equity Commitment Letter” shall have the meaning set forth in the Recitals hereto.

“Scheduled Plans” shall have the meaning set forth in Section 4.9(a).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Separate Account” shall have the meaning set forth in Section 6.16(a)

“Side Agreement” shall mean the agreement, dated as of the date hereof, by and among Newco, Providence Equity Partners Inc., Texas Pacific Group, DLJ Merchant Banking Partners, Sony Pictures Entertainment Inc., Comcast Studio Investments, Inc. and the Company.

“Significant Unproduced Properties” means those Development Projects with respect to which, as of the date of this Agreement (or, with respect to the Closing, the Closing Date): (i) are in active development (or, if not in active development, development has commenced within two (2) years prior to the date of this Agreement) and have not been abandoned as of the date of this Agreement; (ii) the Company and/or its Subsidiaries owns or controls rights in such materials and is developing them for possible production as a Theatrical Motion Picture or as direct-to-video/DVD or made-for-television programming, or such materials are being developed by a Third Party for possible production as a Theatrical Motion Picture or as direct-to-video/DVD or made-for-television programming and the Company or one or more of its Subsidiaries has the right or obligation to finance (in whole or in part) and/or acquire any Exploitation rights in such Development Projects, Theatrical Motion Picture, direct-to-video/DVD or made-for-television programming; (iii) pre-production has not been commenced; and (iv) an amount in excess of $1 million has been expended and/or committed by the Company and/or its Subsidiaries in respect of development and/or production costs.

“Specified Actions” shall have the meaning set forth in Section 6.6(b).

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and has the power to direct the policies management and affairs thereof.

“Substitute Financing” shall have the meaning set forth in Section 6.6(f).

“Superior Proposal” shall mean a bona fide written Takeover Proposal (with all of the provisions in the definition of Takeover Proposal adjusted to increase the percentage of outstanding shares of capital stock, other securities, assets, properties and other rights to be acquired or disposed of to one hundred percent (100%)) that was not solicited by, or the result of any solicitation by the Company or any of its Subsidiaries or by any of their respective officers, directors, Affiliates, investment banks, accountants, financial advisors or other representatives or agents, in violation of Section 6.2, which the Company’s Board of Directors determines in good faith (after consultation with its financial advisors) to be (i) reasonably likely to be consummated and (ii) superior to the stockholders of the Company as compared to the transactions provided for herein and any alternative proposed in writing by Newco in accordance with Section 6.2 hereof, taking into account, among other things, the Person making such Takeover Proposal and all legal, financial, regulatory, fiduciary and other aspects of this Agreement and such Takeover Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and any revisions made or proposed in writing by Newco prior to the time of determination.

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Takeover Proposal” shall mean any inquiry, proposal or offer relating to (i) the acquisition after the date hereof of twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of the aggregate outstanding Voting Securities of the Company by any Third Party, (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Third Party acquiring twenty percent (20%) or more of the fair market value of the assets (including capital stock of the Company’s

Subsidiaries) of the Company and its Subsidiaries, taken as a whole, (iii) any other transaction which would, directly or indirectly, result in a Third Party acquiring twenty percent (20%) or more of the fair market value of the assets (including rights and capital stock of the Company’s Subsidiaries) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise), (iv) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries which would result in any Third Party (other than the Principal Stockholders) or the shareholders of such Third Party (other than the Principal Stockholders) owning twenty percent (20%) or more of the outstanding shares of capital stock or twenty percent (20%) or more of any other voting securities of the Company or any resulting parent entity; provided, that in the case of a transaction involving solely the Subsidiaries of the Company, such Subsidiaries constitute twenty percent (20%) or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole or (v) any combination of the foregoing

“Tax Return” shall mean any report, return, election, notice, declaration, information statement or other form or document (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a Taxing authority in connection with any Tax (including estimated Taxes), and shall include any amendment to any of the foregoing.

“Taxable Period” shall mean any taxable year or any other period that is treated as a taxable year (or other period, in the case of a Tax imposed with respect to such other period; for example, a quarter) with respect to which any Tax may be imposed under any applicable Law.

“Taxes” shall mean any and all federal, state, local and foreign taxes, assessments, duties, impositions and levies including taxes that are based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, alternative or add-on minimum, severance, capital stock, premium, registration, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, estimated, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(ii).

“Termination Fee” shall have the meaning set forth in Section 8.4(a).

“Theatrical Motion Picture” shall mean any feature length motion picture intended for initial exhibition in motion picture theatres.

“Third Party” shall mean any Person or group other than Newco and the Equity Investors.

“TPG” shall have the meaning set forth in the Recitals hereto.

“TPG Equity Commitment Letter” shall have the meaning set forth in the Recitals hereto.

“TPG Letter of Credit” shall have the meaning set forth in the Recitals hereto.

“Tracinda” shall have the meaning set forth in the Recitals hereto.

“Transactions” shall mean the Acquisition Financing and other agreements and arrangements between and among the Equity Investors and Newco in effect on the date hereof or entered into after the date hereof in compliance with the last sentence of Section 6.6(b) of this Agreement and to be in effect upon the consummation of the Merger.

“Voting and Support Agreement” shall have the meaning set forth in the Recitals hereto.

“Voting Securities” means capital stock of the Company having the power to vote, or act by written consent, with respect to matters on which the stockholders are entitled to vote.

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.

“Welfare Plan” shall mean “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) maintained, or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former independent contractors, consultants, agents, employees, officers or directors of the Company or any of its Subsidiaries.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Newco shall be merged with and into the Company in accordance with the DGCL and the terms of this Agreement (the “Merger”), whereupon the separate corporate existence of Newco shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger is sometimes referred to herein as the “Surviving Corporation”).

Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place on a day that is a full trading day on the NYSE (a) at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m., New York City time, no later than the second Business Day following the satisfaction of the conditions set forth in Article VII of this Agreement (other than (i) those conditions that are waived in accordance with the terms of this Agreement by the party or parties for whose benefit such conditions exist and (ii) any such conditions which, by their terms, are not capable of being satisfied until the Closing Date, but subject to the satisfaction of such conditions as of the Closing) or (b) at such other place, time and/or date as the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.3 Effective Time. If all of the conditions to the Merger set forth in Article VII of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VIII of this Agreement, the parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be properly executed and filed in accordance with the DGCL and the terms of this Agreement on the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware or at such other time as is specified by the parties hereto as the effective time in the Certificate of Merger (the “Effective Time”). The Merger shall have the effects set forth in the applicable provisions of the DGCL.

Section 2.4 Certificate of Incorporation and By-Laws.

(a) The Certificate of Merger shall provide that, at the Effective Time, the certificate of incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall, subject to the second sentence of this Section 2.4(a), be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the certificate of incorporation of Newco, except for Article I thereof, which shall read “The name of the corporation is Metro-Goldwyn-Mayer Inc.” Prior to the Closing Date, Newco shall amend its certificate of incorporation to include the provisions required by Section 6.8(a), and the certificate of incorporation of the Surviving Corporation shall include the provisions required by Section 6.8(a).

(b) The by-laws of Newco, as in effect immediately prior to the Effective Time, shall, subject to the second sentence of this Section 2.4(b), be the initial by-laws of the Surviving Corporation. Prior to the Closing Date, Newco shall amend its by-laws to include the provisions required by Section 6.8(a), and the by-laws of the Surviving Corporation shall include the provisions required by Section 6.8(a).

Section 2.5 Directors and Officers.

(a) The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b) The officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

MERGER CONSIDERATION; CONVERSION OR

CANCELLATION OF SHARES IN THE MERGER

Section 3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Newco, or the Company or their respective stockholders:

(a) Capital Stock of Newco. Each issued and outstanding share of (i) Class A common stock of Newco shall be converted into and become one fully paid and nonassessable share of Class A common stock, par value $0.01 per share, of the Surviving Corporation, (ii) Class B common stock of Newco shall be converted into and become one fully paid and nonassessable share of Class B common stock, par value $0.01 per share, of the Surviving Corporation, (iii) 10% Junior Preferred Stock, par value $1,000 per share, of Newco shall be converted into and become one fully paid and nonassessable share of 10% Junior Preferred Stock, par value $1,000 per share, of the Surviving Corporation and (iv) 14% Senior Preferred Stock, par value $1,000 per share, of Newco shall be converted into and become one fully paid and nonassessable share of 14% Senior Preferred Stock, par value $1,000 per share, of the Surviving Corporation.

(b) Treasury Stock and Newco Owned Stock. Each Company Share owned by Newco or held in the treasury of the Company immediately prior to the Effective Time shall be automatically cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto. For the avoidance of doubt, any Company Shares held in the Metro-Goldwyn-Mayer Inc. Deferred Compensation Plan or that otherwise relate to or are issuable under any employee benefit plan, program or arrangement for the benefit of current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries shall not be cancelled pursuant to this Section 3.1(b) and shall be converted into the right to receive Merger Consideration pursuant to Section 3.1(c).

(c) Conversion of Company Shares. Each issued and outstanding Company Share (other than any Company Share to be cancelled in accordance with Section 3.1(b) of this Agreement and any Dissenting Shares) shall automatically be converted into the right to receive an amount in cash equal to $12.00, without interest (the “Merger Consideration”). All Company Shares converted into the right to receive the Merger Consideration pursuant to this Section 3.1(c) shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented Company Shares (a “Company Certificate”) shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration to be issued in consideration therefor upon the surrender of such Company Certificate.

(d) Adjustments. If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, Company Shares, the Merger Consideration shall be adjusted accordingly, without duplication, to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

(e) Dissenting Company Shares. Company Shares that have not been voted for adoption of this Agreement and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the

DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws such holder’s demand for appraisal (in accordance with Section 262(k) of the DGCL) or becomes ineligible for such appraisal, but rather, the holder of the Dissenting Shares shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL. If a holder of Dissenting Shares shall withdraw (in accordance with Section 262(k) of the DGCL) the demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder’s Dissenting Shares shall cease to be a Dissenting Share and shall be converted into and represent the right to receive the Merger Consideration. The Company shall give Newco prompt written notice of any written demands received by the Company for appraisal of Company Shares and Newco shall have the right to participate at its own expense in all negotiations and proceedings with respect to such demands. The Company shall not make any payments with respect to, or compromise or settle any demand for, appraisal without the prior written consent of Newco.

Section 3.2 Exchange of Company Certificates.

(a) As soon as reasonably practicable, but no later than the Effective Time, Newco shall deposit or cause to be deposited, with a bank or trust company selected by Newco and reasonably acceptable to the Company (the “Paying Agent”) for exchange and payment in accordance with this Article III, an amount in cash sufficient to deliver the aggregate Merger Consideration in exchange for the Company Certificates.

(b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Certificates (other than Company Certificates representing Dissenting Shares) that has not previously surrendered his, her or its Company Certificates, (i) a letter of transmittal in customary form with such other customary provisions as Newco may reasonably specify (the “Letter of Transmittal”), that shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon proper delivery of Company Certificates to the Paying Agent and (ii) instructions for use in effecting the surrender of Company Certificates in exchange for the Merger Consideration (which instructions shall provide that at the election of the surrendering holder, Company Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Company Certificate for cancellation to the Paying Agent, together with a Letter of Transmittal properly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Company Shares previously represented by such Company Certificate shall have been converted pursuant to Section 3.1 and any Company Certificate so surrendered shall be forthwith cancelled. The Paying Agent shall promptly accept such Company Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall accrue on the Merger Consideration payable upon the surrender of any Company Certificate for the benefit of, or be paid to, the holders of Company Certificates.

(c) All Merger Consideration delivered upon the surrender of Company Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Shares theretofore represented by such Company Certificates. Until surrendered as contemplated by this Section 3.2, each Company Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III. No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

(d) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

(e) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such Person of a bond or other surety in such customary amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made with respect to such Company Certificate and subject to such other reasonable and customary conditions as the Paying Agent may impose, the Paying Agent shall deliver in exchange for such Company Certificate the Merger Consideration into which Company Shares theretofore represented by such Company Certificate shall have been converted pursuant to this Article III.

(f) If any payment under this Article III is to be made to a Person other than the Person in whose name any Company Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Company Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of Company Certificate surrendered or such Person shall establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable.

(g) The Paying Agent shall invest any funds held by it for purposes of this Section 3.2 as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

(h) Newco, the Company or the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the holders of Company Shares such amounts, if any, as are required to be deducted or withheld under any provision of U.S. federal tax Law, or any provision of state, local or foreign tax Law, with respect to the making of such payment. Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holders of Company Shares in respect of which such deduction or withholding was made. Nothing contained herein shall require that Newco or any Affiliate thereof make any additional payment to holders of Company Shares as a result of such withholding or deduction.

(i) None of Newco, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the cash that has been made available to the Paying Agent pursuant to this Section 3.2 that remains unclaimed by the holder of any Company Certificate twelve (12) months after the Effective Time, shall be returned to the Surviving Corporation and any such holder who has not exchanged such holder’s Company Certificate prior to such time shall thereafter look only to the Surviving Corporation for any claim for Merger Consideration hereunder.

Section 3.3 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of the Company and Newco, the officers and directors of the Company and Newco are fully authorized in the name of their respective corporations, or otherwise, to take, and they shall take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

Section 3.4 Company Stock Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, at the Effective Time, each unexpired and unexercised option or similar right to purchase Company Shares (the “Company Options”) under the Company Stock Incentive Plan, whether or not then exercisable or vested, shall, at the discretion of the Board of Directors of the Company (or, if appropriate, any committee thereof) either (i) become fully exercisable and vested immediately prior to the Effective Time and shall be cancelled and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of such cancellation, a payment by the Surviving Corporation in cash (subject to any applicable withholding or other taxes required by applicable Law to be withheld) in an amount

(such amounts payable hereunder being referred to as the “Option Consideration”) equal to the product of (A) the total number of Company Shares subject to such Company Option immediately prior to its cancellation and (B) the excess, if any, of the Merger Consideration plus eight dollars ($8.00) over the exercise price per share of such Company Option; provided, that in calculating the Option Consideration, there shall be no addition of eight dollars ($8.00) in the preceding clause (B) with respect to any Company Option (x) with a strike price that was adjusted as a result of the declaration or payment by the Company of the eight dollar ($8.00) per share cash dividend that became payable on May 17, 2004 or (y) that was granted after May 17, 2004 or (ii) solely with respect to options granted to (x) the persons listed on Section 3.4 of the Company Disclosure Schedule and (y) persons whose options are subject to Laws outside the United States become fully exercisable and vested at the Effective Time and be adjusted to entitle the holder upon exercise to receive the Option Consideration, subject to any applicable withholding or other taxes required by applicable Law to be withheld, without paying the exercise price of the Company Option. With respect to any Company Option treated in accordance with clause (ii) of the preceding sentence, the Company shall use commercially reasonable efforts to obtain the consent of the holder of such Company Option to the payment of the Option Consideration as soon as practicable following the Effective Time, provided that the Company may not provide any holder with any consideration to obtain such consent other than as provided in this Section 3.4. As soon as practicable following the Effective Time, the Surviving Corporation shall provide each holder of Company Options which are cancelled pursuant to this Section 3.4 with cash payments equal to the Option Consideration in accordance with the action taken by the Board of Directors of the Company (or, if appropriate, any committee thereof) and any such cancelled Company Options shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration. At the Effective Time, the Company Stock Incentive Plan shall be terminated, except to the extent that it shall continue to apply to Company Options granted prior to the Effective Time and described in clause (ii) of the first sentence of this Section 3.4 (to the extent such Company Options remain outstanding and unexercised following the Effective Time) and no further Company Options shall be granted thereunder.

Section 3.5 Equity Plans. The Company shall take all actions necessary to provide that any right to payment or issuance of Company Shares after the Effective Date under any plan, program or arrangement of the Company shall be converted into the right to receive, as applicable, Merger Consideration or the Option Consideration. Prior to the Closing, the Company shall amend the Metro-Goldwyn-Mayer Inc. Deferred Compensation Plan to provide that participants in such plan shall not have the right to receive any distributions from such plan after the Closing in a form other than cash.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (i) in the disclosure schedule delivered by the Company to Newco prior to or concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), which Company Disclosure Schedule identifies the Section (or, if applicable, subsection) to which such exception relates (provided that any disclosure in the Company Disclosure Schedule relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections and subsections), or (ii) in the Company SEC Documents filed prior to the date hereof, the Company represents and warrants to Newco as follows:

Section 4.1 Organization. The Company (i) is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified and licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification or license necessary, except where the failure to be so qualified or licensed has not had, and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Newco complete and correct copies of its certificate of incorporation and by-laws and all the amendments thereto, as currently in effect.

Section 4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000,000 Company Shares and 25,000,000 shares of preferred stock, $0.01 par value per share, of the Company (“Company Preferred Shares”). As of September 17, 2004, (i) 238,193,195 Company Shares (excluding treasury shares) were issued and outstanding, (ii) 13,767,310 Company Shares were held by the Company in its treasury, (iii) no Company Preferred Shares were issued and outstanding, (iv) 100,000 Company Shares were reserved for issuance under the Company’s 1998 Non-Employee Director Stock Plan, (v) 2,000,000 Company Shares were reserved for issuance under the Company’s Savings Plan, (vi) 1,000,000 Company Shares were reserved for issuance under the Company’s 2000 Employee Incentive Plan and (vii) 36,000,000 Company Shares were reserved for issuance under the Company’s Stock Incentive Plan and Company Options to acquire 27,779,630 Company Shares were outstanding. No shares of capital stock of the Company are owned by any Subsidiary of the Company. None of the Company Shares held by the Company in its treasury were acquired from any current or former Subsidiary of the Company. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights. Except as set forth above, there are no outstanding (i) shares of capital stock, Debt Securities or other voting securities of or ownership interests in the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Debt Securities or voting securities of, or ownership interests in, the Company, (iii) subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights, warrants, options or other rights to acquire from the Company or any Subsidiary of the Company, or obligations of the Company or any Subsidiary of the Company to issue any capital stock, Debt Securities, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, Debt Securities, voting securities, or ownership interests in, the Company, or obligations of the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Company, or to vote or to dispose of any shares of capital stock of the Company. All of the outstanding equity securities of the Company have been offered and issued in compliance with all applicable securities laws, including the Securities Act and “blue sky” laws, except where the failure to be in compliance would not be reasonably expected to cause a Company Material Adverse Effect.

(b) Section 4.2(b) of the Company Disclosure Schedule lists each Company Option outstanding on September 17, 2004, the number of Company Shares issuable thereunder, the vesting schedule, the expiration date and the exercise price thereof. Other than the Company Options, there are no outstanding options issued by the Company or any of its Subsidiaries with respect to any Company Shares. Except as set forth on Section 4.2(b) of the Company Disclosure Schedule, there are no outstanding rights under the Company’s Senior Management Bonus Plan or Company Deferred Compensation Plan that would entitle any person to payment of Company Shares on or prior to Closing. There are no outstanding rights under the Company’s Senior Management Bonus Plan or Company Deferred Compensation Plan that would entitle any person to payment in the form of Company Shares following the Closing.

(c) Except for the Voting and Support Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of the Company or any of its Subsidiaries. No Contract to which the Company or any of its Subsidiaries is a party grants or imposes on any shares of the capital stock of the Company any right, preference, privilege or transfer restrictions with respect to the transactions contemplated by this Agreement (including any rights of first refusal).

Section 4.3 Subsidiaries.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each Subsidiary of the Company is qualified and licensed to transact business as a foreign corporation, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Newco complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary, and all the amendments thereto, as currently in effect.

(b) All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive or similar rights. All of the outstanding shares of capital stock or other ownership interests of the Company’s Subsidiaries are held, directly or indirectly by the Company, free and clear of all claims, liens, and encumbrances. There are no outstanding (i) shares of capital stock, Debt Securities or voting securities or other ownership interests of any Subsidiary of the Company other than those owned, directly or indirectly, by the Company, (ii) subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock or other ownership interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities or other ownership interests of any Subsidiary of the Company, or to vote or to dispose of any shares of the capital stock or other ownership interests of any Subsidiary of the Company.

(c) Section 4.3(c) of the Company Disclosure Schedule lists (i) each “Subsidiary” of the Company and (ii) its jurisdiction of incorporation or organization.

(d) Section 4.3(d)(i) of the Company Disclosure Schedule sets forth the name and jurisdiction of each Person that is not a Subsidiary of the Company but in which the Company, directly or indirectly, holds an equity interest (each, a “Company Joint Venture” and collectively, the “Company Joint Ventures”). All of the Company’s interests in the Company Joint Ventures are owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, in each case free and clear of all claims, liens, and encumbrances. Except as set forth in Section 4.3(d)(ii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has a contractual obligation, contingent or otherwise, to fund or participate in the debts of any Company Joint Venture, which as of the date of this Agreement, has not been funded, other than any individual obligation to fund or participate in debts in an amount less than $20 million; provided that such obligations do not exceed $50 million in the aggregate.

(e) Except for the capital stock of its Subsidiaries, and the ownership interests in the Company Joint Ventures, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

Section 4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding Company Shares (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery hereof by Newco, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

Section 4.5 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) the filings required under the HSR Act and filings required by any other Governmental Entity relating to antitrust, competition, trade or other regulatory matters, (iii) as required to comply with any applicable requirements of the Securities Act, the Exchange Act, the NYSE and state securities and “blue sky” Laws and (iv) such other filings, registrations, notifications, authorizations, permits, consents, approvals or actions, the failure of which to take or obtain would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Subject to the adoption of this Agreement by the holders of a majority of the outstanding Company Shares, the execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with, or result in any breach of, any provision of the certificate of incorporation or by-laws of the Company or any similar organizational documents of any of its Subsidiaries, (ii) violate, conflict with, require consent pursuant to, result in a breach of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to a right (by any party other than the Company or any Subsidiary of the Company) of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not be reasonably expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(c) The execution and delivery of the Voting and Support Agreement by the Principal Stockholders, the consummation by the Principal Stockholders of the transactions contemplated thereby and the performance by the Principal Stockholders of their obligations thereunder shall not (with or without due notice or lapse of time or both) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its assets, may be bound.

Section 4.6 SEC Reports and Financial Statements.

(a) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). The Company SEC Documents, as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Company is required to make any filings with the SEC.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents, as of the date filed with the SEC, complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and fairly presented, in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments not material in amount), the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for each of the periods then ended. Since January 1, 2001, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.

(c) The Company has made available to Newco a complete and correct copy of any amendments or modifications, which, as of the date of this Agreement, are required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC since January 1, 2001 pursuant to the Exchange Act and (ii) the Company Filed SEC Documents themselves and, reasonably promptly following the execution of any such amendments or modifications, will make available to Newco any such amendments or modifications entered into after the date hereof and so required to be filed. The Company has timely responded to all comment letters of the staff of the SEC relating to the Company Filed SEC Documents (and will timely respond to any comment letters to the staff of the SEC relating to any Company SEC Documents filed after the date hereof, subject to Section 6.3 hereof), and the SEC has not advised the Company that any final responses are inadequate, insufficient or otherwise non-responsive. The Company has made available to Newco true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2001 and prior to the date hereof and will, reasonably promptly following the receipt thereof, make available to Newco any such correspondence sent or received after the date hereof. To the Knowledge of the Company, none of the Company Filed SEC Documents is the subject of ongoing SEC review.

Section 4.7 Absence of Certain Changes or Events. Except for the negotiation (including activities related to due diligence), execution and delivery of this Agreement, or as disclosed in the Company SEC Documents publicly available prior to the date of this Agreement (the “Company Filed SEC Documents”), (a) since December 31, 2003, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, (b) since December 31, 2003, there has not been any event or events that has had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) since June 30, 2004, neither the Company nor any Subsidiary has taken any action that, if taken after the date hereof would be prohibited by Section 6.1(a), (d), (e), (f), (g), (h), (i), (p) and (u) hereof.

Section 4.8 No Undisclosed Liabilities. Except as and to the extent disclosed in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not required to be disclosed, reserved against or otherwise provided for (including any liability for breach of Contract, breach of warranty, torts, infringements, claims or lawsuits) other than (i) liabilities or obligations in the amounts reflected on or reserved against in the Company’s consolidated balance sheet as of June 30, 2004 included in the Company’s financial statements, (ii) liabilities or obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect and (iii) fees and expenses actually incurred by the Company in connection with the transactions contemplated by this Agreement.

Section 4.9 Benefit Plans; Employees and Employment Practices.

(a) Section 4.9 of the Company Disclosure Schedule contains a list of all Benefit Plans (excluding any employment or consulting agreements) (other than (i) any such plan that is maintained for the purpose of complying with any non-U.S. Law or (ii) any immaterial plan that is not subject to ERISA) (the “Scheduled Plans”). With respect to the Scheduled Plans (other than Multiemployer Plans), the Company has delivered or made available to Newco true, complete and correct copies of (i) each such Scheduled Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the three (3) most recent annual reports on Form 5500 filed with the IRS with respect to each such Scheduled Plan (if any such report was required), (iii) the most recent summary plan description and all subsequent summaries of material modifications for each such Scheduled Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Scheduled Plan; (v) the most recent determination letter from the IRS, if any and (vi) the most recent actuarial valuation, if any. Each Benefit Plan (other than a Multiemployer Plan) has, in all material respects, been established, funded, maintained and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws. There are no material amendments to any Benefit Plan or the establishment of any new Benefit Plan (in both cases, other than a Multiemployer Plan) that have been adopted or approved by the Company or any of its Subsidiaries (and that are not reflected in the documents made available by the Company to Newco prior to the date hereof with respect to such Benefit Plan), and neither the Company nor any of its Subsidiaries has undertaken or committed to make any such amendments or to adopt or approve any new plans.

(b) All Pension Plans (other than Multiemployer Plans) have been the subject of favorable and up-to-date (through any applicable remedial amendment period) determination letters from the IRS, or a timely application therefor has been filed, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and, to the Knowledge of the Company, no circumstances exist and, to the to the Knowledge of the Company, no events have occurred that could adversely affect the qualification of any Pension Plan or the related trust.

(c) With respect to any plan (other than a Multiemployer Plan) subject to Title IV of ERISA (or Section 302 of ERISA or Section 412 or 4971 of the Code) to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six (6) years: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Pension Plan equals or exceeds the actuarial present value of all accrued benefits under such Pension Plan (whether or not vested, each as determined under the assumptions and valuation method of the latest actuarial valuation of such plan); (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) all premiums to the PBGC have been timely paid in full; (v) no liability or contingent liability (including liability pursuant to Section 4069 of ERISA but excluding premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or ERISA Affiliates; and (vi) the PBGC has not instituted proceedings to terminate any such Pension Plan and, to the Company’s knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan. With respect to any Multiemployer Plan to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six (6) years: (i) none of the Company, any of its Subsidiaries nor any ERISA Affiliate has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (ii) no event has occurred that presents a material risk of a complete or partial withdrawal; (iii) none of the Company, any of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 or 4212(c) of ERISA and (iv) none of the Company and its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such plan is in reorganization, has been terminated, is insolvent, or may be reasonably expected to be in reorganization, to be insolvent or to be terminated.

(d) Neither the Company, its Subsidiaries or any ERISA Affiliate has any material liability for life, health, medical or other welfare benefits for former employees or beneficiaries or dependents thereof with coverage or benefits under Benefit Plans other than Pension Plans, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or any other applicable Law. All material contributions or premiums owed by the Company or any of its Subsidiaries with respect to Benefit Plans under Law, contract or otherwise have been made in full and on a timely basis. To the Knowledge of the Company, no Pension Plan or Welfare Plan or any

“fiduciary” or “party-in-interest” (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exemption is not available. There are no pending or, to the Knowledge of the Company, threatened, claims, lawsuits, arbitrations or audits asserted or instituted against any Benefit Plan (other than Multiemployer Plans), any fiduciary (as defined by Section 3(21) of ERISA) thereto, the Company, any of its Subsidiaries or any employee or administrator thereof in connection with the existence, operation or administration of a Benefit Plan (other than Multiemployer Plans), other than routine claims for benefits. All liabilities with respect to each Foreign Plan have been funded in accordance with the terms of such Foreign Plan and have been properly reflected in the financial statements of the Company and its Subsidiaries.

(e) Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will (either alone or in conjunction with any other event (which event would not alone have an effect described in the following clauses (i) through (iii)) (i) cause or result in the accelerated vesting, funding or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries, (ii) cause or result in the funding of any Benefit Plan or (iii) cause or result in a limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its Subsidiaries in connection with the transactions provided for herein (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 4.10 Employment/Labor.

(a) Except as set forth in Section 4.10(a)(i) of the Company Disclosure Schedule, as of the date of this Agreement, there is no labor dispute, controversy, arbitration, grievance, strike, slowdown, lockout or work stoppage against the Company or any of its Subsidiaries pending, or to the Knowledge of the Company, threatened which may interfere with the business activities of the Company or any of its Subsidiaries, except where such dispute, controversy, arbitration, grievance, strike, slowdown, lockout or work stoppage would not have, or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.10(a)(ii) of the Company Disclosure Schedule and except for any specific labor agreements required by Governmental Entities that are generally applicable to similarly-situated employers, the Company and its Subsidiaries are neither party to, nor bound by, any labor agreement, collective bargaining agreement, work rules or practices (except for those work rules or practices required by Governmental Entities that are generally applicable to similarly-situated employers), or any other labor-related agreements or arrangements with any labor union, labor organization or works council; there are no labor agreements, collective bargaining agreements, work rules or practices (other than those work rules or practices required by Governmental Entities that are generally applicable to similarly-situated employers), or any other labor-related agreements or arrangements that pertain to any of the employees of the Company or its Subsidiaries; and no employees of the Company or its Subsidiaries are represented by any labor organization with respect to their employment with the Company or its Subsidiaries. No labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Order relating to employees or employment practices.

(b) The Company and its Subsidiaries are in compliance in all material respects with all Laws and Orders applicable to such entity or the employees or other persons providing services to or on behalf of such entity, as the case may be, relating to the employment of labor, including all such Laws and Orders relating to discrimination, civil rights, immigration, safety and health, workers’ compensation, wages, withholding, hours, employment standards and classification, including the WARN Act, the California WARN Act (California Labor Code Section 1400, et seq.), Title VII of the Civil Rights Act of 1964, Age Discrimination in Employment Act, Americans with Disabilities Act, Equal Pay Act, Health Insurance Portability and Accessibility Act, ERISA and Family and Medical Leave Act.

(c) The Company has made a good faith and diligent effort to locate all written personnel manuals, handbooks, policies, rules or procedures applicable to employees of the Company and/or its Subsidiaries, and has listed such located materials in Section 4.10(c) of the Company Disclosure Schedule and provided true and complete copies thereof to Newco.

(d) Section 4.10(d) of the Company Disclosure Schedule contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an “employment loss” (as defined in the WARN Act) at any site of employment or facility of the Company or any of its Subsidiaries (governed by the WARN Act) during the 90-day period prior to the date of this Agreement. Section 4.10(d) of the Company Disclosure Schedule shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

Section 4.11 Contracts.

(a) All Contracts required to be filed as exhibits to the Company Filed SEC Documents (such Contracts, the “Company Contracts”) have been so filed. Except as disclosed in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, any other party, (i) is in violation or breach of or in default under (nor does there exist any condition which together with the passage of time or the giving of notice would result in a violation or breach of, or constitute a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under) any Company Contract, or (ii) has otherwise failed to exercise an option under any Company Contract which may adversely impact the Company’s or any of its Subsidiaries’ rights under a Company Contract, in each case, except as would not be reasonably expected to have, either individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any such Company Contract has alleged that the Company or any Subsidiary is in violation or breach of or in default under any such Company Contract or has notified the Company or any Subsidiary of an intention to modify any material terms of or not to renew any such Company Contract. Since December 31, 2003, neither the Company nor any of its Subsidiaries has released or waived any material right under any such Company Contract other than in the ordinary course of business.

(b) Except as disclosed in Section 4.9 (or any subsection thereof) or Section 4.11(b) of the Company Disclosure Schedule or disclosed in the Company SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to, or bound by, any undischarged written or oral (i) Non-Competition Agreement or (ii) agreement not entered into in the ordinary course of business between the Company and any of its Affiliates other than any Subsidiary of the Company.

Section 4.12 Insurance. The Company has made available to Newco prior to the date of this Agreement copies of all material insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or its Subsidiaries’ assets, employees or operations. All such insurance policies are maintained in full force and effect during the relevant policy periods, are in such amounts and against such losses and risks as are consistent with industry practice in all material respects and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries have received written notice of cancellation of any such insurance policies.

Section 4.13 Litigation. Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no suit, claim, action, proceeding, arbitration or investigation pending before any Governmental Entity or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or their respective assets or properties; provided that this clause (i) is not intended to address any suit, claim, action, proceeding, arbitration or investigation of the type described in the clauses (a) and (b) of the second sentence of this Section 4.13, and (ii) neither the Company nor any of its Subsidiaries is subject to any outstanding Order or Orders. As of the date hereof, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, (a) which seeks to, or would be reasonably expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions provided for herein or (b) which seeks damages in connection therewith, and no injunction has been entered or issued with respect to the transactions provided for herein.

Section 4.14 Compliance with Applicable Law.

(a) Each of the Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the “Company Permits”). Each of the Company and its Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits. The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any Law, except to the extent any such violations, individually or in the aggregate, would not be reasonably expected to cause a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Company’s Knowledge, threatened, nor, to the Company’s Knowledge, has any Governmental Entity indicated an intention to conduct any such investigation or review.

(b) The Company is not an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

(c) The Company and each of its officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) or the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known on a timely basis to the Company’s principal executive officer and its principal financial officer by others within those entities; and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. For purposes of this paragraph, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

Section 4.15 Taxes and Tax Returns.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries for all Taxable Periods (or portions thereof) ending on or before the Closing Date have been or will be timely filed (taking into account any extension of time within which to file). All such Tax Returns (i) were prepared in the manner required by applicable Law and (ii) are true, correct, and complete in all material respects.

(b) True and complete copies of all federal and state income Tax Returns of or including the Company and its Subsidiaries for their respective 1999-2002 tax years have been made available to Newco prior to the date hereof. Since the date of the Company’s last financial statements, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than Taxes incurred in the ordinary course of business.

(c) All material Taxes for which the Company or any of its Subsidiaries is or may be liable in respect of Taxable Periods (or portions thereof) ending on or before the Closing Date, whether or not shown (or required to be shown) on a Tax Return, have been timely paid, or in the case of material Taxes not yet due and payable, sufficient reserve for the payment of all such material Taxes (without regard to deferred tax assets and deferred tax liabilities) is provided on the consolidated financial statements of the Company and its Subsidiaries included in the Company Filed SEC Documents.

(d) No deficiencies for income Taxes or other material Taxes have been claimed, proposed or assessed in writing against the Company or any of its Subsidiaries by any Taxing authority in the past five (5) years, and neither the Company nor any of its Subsidiaries has Knowledge of any pending or threatened claim, proposal or assessment against the Company or any of its Subsidiaries for any such deficiency for Taxes. The Company has not received written notice of any pending or threatened audits, investigations or other proceedings relating to any liability of the Company or any of its Subsidiaries in respect of Taxes, and there are no matters under discussion between the Company or any of its Subsidiaries, on the one hand, and any Taxing authority, on the other hand, with respect to income Taxes or other material Taxes. None of the income Tax Returns or other material Tax Returns of the Company or any of its Subsidiaries is currently being, or in the past five (5) years has been, formally examined by the IRS or relevant state, local or foreign Taxing authorities and the Company has not received any examination report from a Taxing authority in the past five (5) years. None of the Company or any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code during the prior five (5) years.

(e) The Company and each of its Subsidiaries has duly and timely withheld, collected, paid and reported to the proper governmental authority all Taxes required to have been withheld, collected, paid or reported.

(f) There are no Liens or other security interests upon any property or assets of the Company or any of its Subsidiaries for Taxes, except for Liens for real and personal property Taxes not yet due and payable.

(g) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency. No power of attorney that is currently in force has been granted by the Company or any of its Subsidiaries with respect to any matters relating to Taxes.

(h) Neither the Company nor any of its Subsidiaries is a party to any Contract, plan or arrangement relating to allocating or sharing the payment of, indemnity for, or liability for, Taxes.

(i) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(j) Neither the Company nor any of its Subsidiaries has any deferred intercompany gain within the meaning of Treasury Regulation Section 1.1502-13 or excess loss account within the meaning of Treasury Regulation Section 1.1502-19.

(k) None of the indebtedness of the Company or any of its Subsidiaries constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code.

(l) The Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m) Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) To the Knowledge of the Company, since October 11, 1996, there has been no ownership change (within the meaning of Section 382(g) of the Code) with respect to the Company.

(o) Neither the Company nor any of its Subsidiaries has joined in filing a consolidated or combined income Tax Return with either of the Principal Stockholders.

Section 4.16 Environmental Matters.

(a) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries is in compliance with all Environmental Laws, which compliance includes the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under any Environmental Laws and compliance with the terms and conditions thereof, (ii) neither the Company nor any of its Subsidiaries has received any communication (written or, to the Company’s Knowledge, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Laws, and (iii) to the Company’s Knowledge, there are no circumstances that would be reasonably expected to prevent or interfere with such compliance in the future.

(b) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Environmental Claim pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or to the Company’s Knowledge against any person or entity whose liability for any Environmental Claim either the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law for which the Company reasonably expects to incur costs or be held legally liable.

(c) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company’s Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release or threatened Release of any Material of Environmental Concern, that would be reasonably expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim either the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(d) The Company has provided to Newco all material assessments, reports, data, results of investigations or audits and other information that is in the possession of the Company or any of its Subsidiaries, regarding environmental matters pertaining to or the environmental condition of the business of the Company or any of its Subsidiaries or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws.

Section 4.17 State Takeover Statutes. The Board of Directors of the Company has taken all actions required to be taken by it so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Voting and Support Agreement or to the consummation of the Merger or the other transactions provided for herein or therein. To the Knowledge of the Company, no other “control share acquisition,” “fair price” or other anti-takeover regulations enacted under state Laws in the United States apply to this Agreement, the Voting and Support Agreement or any of the transactions provided for herein and therein.

Section 4.18 Intellectual Property.

(a) Except where the failure would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries own or possess adequate licenses or other valid rights to use all Intellectual Property (including, without limitation, Intellectual Property rights that exist in the Films) used in the conduct of the business of the Company and its Subsidiaries (collectively, the “Company Intellectual Property”). Section 4.18(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all trademarks, service marks and domain names in which the Company or one of its Subsidiaries purports to have an ownership interest. Such schedule will include the title of the mark or domain name and, in the case of trademarks and service marks, the registration, certificate or issuance number (or application number with respect to pending applications) and the date registered or issued (or filed with respect to pending applications) and the identification of the particular Company or Subsidiary which holds the interest. Neither the Company nor any of its Subsidiaries owns or exclusively licenses any patents.

(b) Except where the failure would not have a Company Material Adverse Effect, the Company and its Subsidiaries take and have taken reasonable measures, consistent with industry practice as of the date of this Agreement, to register, maintain and renew all trademarks, trade names, copyrights and service marks owned by the Company and its Subsidiaries that are included in the Company Intellectual Property.

(c) The Company Intellectual Property and the conduct of the business of the Company and its Subsidiaries as currently conducted do not Infringe any Intellectual Property right of any Person in any way that would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, no Third Party is Infringing any Company Intellectual Property which would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, except for Infringement arising from unauthorized copying as is commonly of concern to the motion picture and entertainment industry (e.g., piracy and “bootlegging”, peer-to-peer file sharing over the Internet and the like). No legal proceedings are pending or, to the Knowledge of the Company, threatened in writing, that (i) assert that any Company Intellectual Property or any action taken by the Company or any of its Subsidiaries Infringes any Intellectual Property of any Person or that any Company Intellectual Property or any action taken by the Company or any of its Subsidiaries constitutes a libel, slander or other defamation of any Person or (ii) challenge the validity or enforceability of, or the rights of the Company or any of its Subsidiaries in, any Company Intellectual Property.

(d) The consummation of the transactions provided for herein will not adversely affect any right or interest of the Company or any of its Subsidiaries in any Company Intellectual Property in any way which would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.19 Films and Elements.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a list that is complete and accurate in all material respects of all released Theatrical Motion Pictures, direct to video/DVD and made-for-television programming owned by or licensed to the Company or one of its Subsidiaries and the identification of the particular library of the Company with which such Theatrical Motion Picture is associated.

(b) Except where the failure would not have a Company Material Adverse Effect, the Company and/or one of its Subsidiaries owns, controls or has licensed all rights in and to the Films necessary for the conduct of the business of the Company and its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has, as of the date of this Agreement, any material executory contractual obligations to any Third Party relating to the distribution of any minimum number of prints, minimum advertising spend and/or minimum screen release obligations (i.e. minimum number of screens or markets) for any Theatrical Motion Picture that has not been released but for which principal photography has commenced or that has been completed.

(d) The Company has made available to Newco correct and complete copies of (i) the schedule maintained by the Company in the ordinary course of business (the “Abend Schedule”) setting forth the United States copyright termination rights, if any, that to the Company’s Knowledge are applicable to the titles in the historic “UA Library” (and as compiled on an ad hoc basis, certain titles in the libraries acquired from Polygram and Orion), pursuant to 17 U.S.C. § 203 as construed by Stewart v. Abend, 495 U.S. 207 (1990) (collectively, the “Abend Laws”), and (ii) the Abend Binders. As of the date hereof, except as set forth in the Abend Schedule, the Abend Binders, or the Company Disclosure Schedule, and except with respect to reversions or claims of reversion that have been resolved prior to June 30, 2004 by settlement, reacquisition of rights by the Company, non-renewal or loss of rights, defeat or abandonment of the claimed reversion or expiration of the reversion right, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received, or will receive subsequent to the date of this Agreement, any notice from any Third Party purporting to terminate pursuant to the Abend Laws or 17 U.S.C. § 304 any grant of copyright material to the conduct of the business of the Company and its Subsidiaries as a whole.

(e) The Company has delivered to Newco a list that is complete and accurate in all material respects, setting forth all locations where any Elements set forth in subsections (i), (ii), (iii) and (iv) of the definition of Elements that the Company or its Subsidiaries own or have access to are maintained. To the extent such locations are owned or controlled by a Third Party, the Company or its Subsidiaries have access to the Elements at such locations. With respect to each Library Film, the Elements owned or controlled by the Company and its Subsidiaries are free and clear of all Liens other than Permitted Liens, customary laboratory pledge agreements and rights of access by Third Parties having contractual rights of access thereto except where such Liens or Third Party rights of access would not be reasonably expected to have a Company Material Adverse Effect.

(f) Section 4.19(f) of the Company Disclosure Schedule sets forth as of the date of this Agreement (or, with respect to the Closing, as of the Closing Date) (i) a list of all Theatrical Motion Pictures, direct-to-video/DVD and made-for-television programming that have not been released and for which principal photography or post-production has commenced, which are being (or are to be) produced by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries have “green lit” or committed (or have the right) to finance, in whole or in part, or acquire any ownership interest, distribution rights or other rights from a Third Party (collectively, the “Films In Progress”), together with a summary of the following with respect to each such Film In Progress: (A) a budget and production schedule, if available, (B) all material costs and expenses paid by the Company or such Subsidiary, (C) all remaining material amounts that the Company or such Subsidiary is obligated to pay (including a list of print and advertising and release commitments, if any), and (D) the names of “above-the-line” talent attached to each such Film In Progress and the fixed and contingent compensation payable to each such Person, if known; and (ii) a list of Significant Unproduced Properties, together with a summary of the following with respect to each such Significant Unproduced Property: (A) all material costs and expenses paid by the Company or its Subsidiaries, (B) all remaining material amounts that the Company or such Subsidiary is obligated to pay (including a list of print and advertising and release commitments, if any), (C) to the Company’s Knowledge, any applicable option period expiration dates, reversion dates or other applicable dates when any material rights may become unavailable for use by the Company or its Subsidiaries in connection with the possible production of such Significant Unproduced Property, and (D) the names of “above-the-line” talent attached to each such Significant Unproduced Property and the fixed and contingent compensation payable to each such Person, if known.

(g) No Third Party has any put right or other right, which, if exercised would require the Company or any of its Subsidiaries to produce, finance in whole or in part, acquire any rights in or to, or “green light” any Theatrical Motion Picture or direct-to-video/DVD or made-for-television programming that has not yet commenced principal photography.

Section 4.20 Opinion of Financial Advisor. The Company has received the opinions of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, each dated the date of this Agreement, to the effect that, as of the date of this Agreement the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares (other than the Principal Stockholders and their principal stockholder). Complete and correct copies of such signed opinions will be delivered to Newco simultaneously with the execution of this Agreement.

Section 4.21 Board Approval. On or prior to the date of this Agreement, the Board of Directors of the Company has, by unanimous vote of all directors voting on the matter, (i) determined that this Agreement, the Voting and Support Agreement and the transactions provided for herein and therein, including the Merger, are fair to and in the best interests of the Company and the holders of Company Shares and (ii) adopted resolutions (A) approving this Agreement and the Voting and Support Agreement, (B) declaring this Agreement and the Merger advisable and in the best interests of the Company and the holders of the Company Shares and (C) recommending to the holders of Company Shares that they vote in favor of adopting this Agreement in accordance with the terms hereof.

Section 4.22 Voting Requirements. The affirmative vote of holders of a majority of the outstanding Company Shares at a meeting of the holders of Company Shares (the “Company Stockholder Meeting”) or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions provided for herein.

Section 4.23 Brokers and Finders; Transaction Expenses. No broker, investment banker, financial advisor or other Person, other than Goldman, Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company (as reflected in the agreements between each such firm and the Company, copies of which have been delivered to Newco), is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Section 4.23 of the Company Disclosure Schedule sets forth (i) the transaction fees and expenses incurred by the Company as of the date hereof and (ii) all transaction fees and expenses that, as of the date hereof, the Company is obligated to pay upon consummation of the transaction contemplated hereby.

Section 4.24 Proxy Statement. None of the information supplied or to be supplied by the Company or any of its Affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in, and which is included or incorporated by reference in, the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions provided for herein, will, at the respective times such documents are filed, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of Company Shares or as of the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that receiving and responding to comments from the SEC on the Proxy Statement will not, in and of itself, constitute an admission that anything contained in the Proxy Statement did not meet the requirements of this Section 4.24). If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy Statement or such other document filed with the SEC in connection with the transactions provided for herein, the Company shall promptly notify Newco in writing. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Newco or the Equity Investors for inclusion or incorporation by reference in the Proxy Statement or any such other document filed with the SEC in connection with the transactions provided for herein.

Section 4.25 Real Estate.

Neither the Company nor any of its Subsidiaries owns any real estate, other than the premises identified in Section 4.25 of the Company Disclosure Schedule (the “Owned Real Estate”). Neither the Company nor any of its Subsidiaries leases any real estate material to the Company and its Subsidiaries other than the premises identified in Section 4.25 of the Company Disclosure Schedule as being so leased (the “Leased Premises”). The Leased Premises are leased to the Company or its Subsidiaries, pursuant to written leases, true, correct and complete copies, including all amendments thereto, of which have been made available to Newco. The Company or its Subsidiaries have fee simple title to its Owned Real Estate and valid leasehold interests in the Leased Premises, in each case, free and clear of all Liens, other than Permitted Liens. Except for matters that would not, individually or in the aggregate have a Company Material Adverse Effect, to the Company’s Knowledge the Owned Real Estate and Leased Premises and the business conducted thereon comply in all material respects with the terms of the applicable leases and applicable Laws. To the Company’s Knowledge, the leases of the Leased Premises are in full force and effect. Neither the Company nor any of its Subsidiaries is in material default under any of the leases of the Leased Premises, and to the Company’s Knowledge, there is no material default by any of the landlords thereunder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NEWCO

Except as set forth in the disclosure schedule delivered by Newco to the Company prior to or concurrently with the execution of this Agreement (the “Newco Disclosure Schedule”), which Newco Disclosure Schedule identifies the section to which such exception relates (provided that any disclosure in the Newco Disclosure Schedule relating to one section or subsection shall also apply to other sections and subsections to the extent that it is reasonably apparent that such disclosure would also apply to or qualify such other sections and subsections), Newco represents and warrants to the Company as follows:

Section 5.1 Organization. Newco (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified and licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or licensed has not had or would not be reasonably expected to have, individually or in the aggregate, a Newco Material Adverse Effect. Newco has made available to the Company complete and correct copies of its certificate of incorporation and by-laws and all amendments thereto, as currently in effect.

Section 5.2 Authority. Newco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions provided for in this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions provided for in this Agreement have been duly authorized by all necessary corporate action on the part of Newco and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by Newco and, assuming the due execution and delivery hereof by the Company, this Agreement constitutes a valid and binding obligation of Newco enforceable against Newco in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.3 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by Newco of this Agreement does not, and the consummation by Newco of the transactions contemplated by this Agreement will not, require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Entities other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) the filings required under the HSR Act and filings required by any other Governmental Entity relating to antitrust, competition, trade or other regulatory matters, (iii) as required to comply with any applicable requirements of the Securities Act, the Exchange Act and state securities and “blue sky” Laws and (iv) such other filings, registrations, notifications, authorizations, permits, consents, approvals or actions, the failure of which to take or obtain would not have or be reasonably expected to have, individually or in the aggregate, a Newco Material Adverse Effect.

(b) The execution, delivery and performance by Newco of this Agreement does not, and the consummation by Newco of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any breach of, any provision of the certificate of incorporation or by-laws of Newco, (ii) violate, or result in, a breach of, constitute a default under (with or without due notice or lapse of time or both), or give rise to a right of, or result in, the termination, cancellation, modification, acceleration or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Newco under, any of the terms, conditions or provisions of any Contract to which Newco is a party or by which any of its properties or assets may be bound or (iii) violate any Order or Law applicable to Newco or any of its properties or assets, except, in the case of clauses (ii) and (iii) above, for any violation, conflict, consent, breach, default, termination, cancellation, modification, acceleration, loss or creation that would not be reasonably expected to have, either individually or in the aggregate, a Newco Material Adverse Effect.

Section 5.4 Brokers and Finders. No broker, investment banker, financial advisor or other Person, other than as set forth in Section 5.4 of the Newco Disclosure Schedule, the fees and expenses of which will be paid by Newco, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Newco.

Section 5.5 Information Supplied. None of the information supplied or to be supplied by Newco or the Equity Investors or any of their respective Affiliates, directors, officers, employees, agents or representatives for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions provided for herein, will, at the respective times such documents are filed, at the time of mailing of the Proxy Statement (or any amendment thereof or supplement thereto) to the holders of Company Shares or as of the time of the Company Stockholder Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication (it being understood that receiving and responding to comments from the SEC on the Proxy Statement will not, in and of itself, constitute an admission that anything contained in the Proxy Statement did not meet the requirements of this Section 5.5). If, at any time prior to the Effective Time, any event or circumstance relating to Newco, the Equity Investors or their respective Affiliates, or any of their respective officers or directors, should be discovered by Newco which, pursuant to the Exchange Act, should be set forth in an amendment or supplement to the Proxy Statement, or such other document filed with the SEC in connection with the transactions provided for herein, Newco shall promptly notify the Company in writing. Notwithstanding the foregoing, Newco makes no representation or warranty with respect to any information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any such other document filed with the SEC in connection with the transactions provided for herein.

Section 5.6 Financing. Newco has delivered to the Company (i) true, correct and complete signed counterpart(s) of (i) the commitment letter(s), dated as of the date hereof, pursuant to which the lenders party thereto have agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided, debt financing in connection with the transactions provided for herein and revolving credit to Newco (the “Commitment Letters” and, together with the Equity Commitment Letters, the “Commitments”) and (ii) the Equity Commitment Letters. The Commitments and the Letters of Credit have not been amended in a manner that would be prohibited by Section 6.6(f) of this Agreement and are, to the Knowledge of Newco, in full force and effect. The Commitments and the Letters of Credit are subject to no contingencies or conditions other than those set forth in the copies of the Commitments and the Letters of Credit delivered to the Company. Subject to the terms and conditions of the Commitments, and subject to the terms and conditions of this Agreement, the Commitments would provide Newco with Acquisition Financing at the Effective Time sufficient to consummate the Merger upon the terms contemplated by this Agreement. Nothing contained in this Agreement shall, subject to the requirements of the last sentence of Section 6.6(b), prohibit Newco or the Equity Investors from entering into agreements relating to the financing or the operation of Newco or the Surviving Corporation including adding other equity providers or operating partners, provided that the aggregate amount of the Equity Commitment Letters shall not be reduced in any way.

Section 5.7 Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and entering into agreements with the Equity Investors relating to the operation of the Surviving Corporation following consummation of the Merger. Newco has not owned, operated or conducted and, prior to the Effective Time, will not own, operate or conduct any businesses or activities other than in connection with its organization, the negotiation and execution of this Agreement and the Agreements with and among the Equity Investors and the consummation of the transactions contemplated hereby and thereby.

Section 5.8 Ownership of Company Shares. None of Newco (either individually or together with the Equity Investors) or any Equity Investor (either individually or together with Newco and the other Equity Investors) is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 5.9 Board Approval. On or prior to the date of this Agreement, the Board of Directors of Newco has (i) determined that this Agreement and the transactions provided for herein, including the Merger, are fair to and in the best interests of Newco and the stockholders of Newco and (ii) adopted resolutions (A) approving this Agreement, (B) declaring this Agreement and the Merger advisable and (C) recommending to the stockholders of Newco that they vote in favor of adopting this Agreement in accordance with the terms hereof. This Agreement has been adopted by the unanimous vote of the stockholders of Newco and no other vote or action on the part of the stockholders of Newco is necessary in connection with this Agreement, the Merger or other transactions provided for herein.

Section 5.10 Solvency. At the Effective Time, the Surviving Corporation and each of its Subsidiaries, after taking into account consummation of the Merger, the transactions contemplated by the Commitments (and any Substitute Financing) and the way Newco intends that the businesses of the Company and its Subsidiaries be operated after the Effective Time (including any agreements or arrangements by and among Newco and the Equity Investors), (a) will be able to pay its debts, including its stated and contingent liabilities as they mature, (b) will not have unreasonably small capital for the business in which it is and will be engaged and (c) will be solvent.

ARTICLE VI

COVENANTS

Section 6.1 Covenants of the Company. From the date hereof until the Effective Time, except as set forth in the Company Disclosure Schedule, as required by applicable Law or as required by this Agreement or as consented to in writing by Newco (such consent not to be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to (i) conduct its business in the ordinary course substantially in the same manner as heretofore conducted, (ii) use reasonable efforts to preserve intact its business organizations and (iii) use reasonable efforts to keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, business partners, distributors and others having business dealings with the Company and its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule, as required by applicable Law, as required by this Agreement or as consented to in writing by Newco (such consent not to be unreasonably withheld or delayed), from the date hereof until the Effective Time:

(a) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose or commit to, (i) declare or pay any dividends on, or make other distributions in respect of any of, its capital stock (except for dividends by a wholly owned Subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Company Disclosure Schedule, (iii) repurchase, redeem or otherwise acquire, or modify or amend, any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (iii), for repurchases of shares of capital stock of the Company or its Subsidiaries upon termination of employment pursuant to employee severance, retention, termination, change of control or similar agreements in effect as of the date hereof and set forth on Section 6.1(a) of the Company Disclosure Schedule.

(b) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize, propose or agree to the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock (other than pursuant to the exercise of Company Options outstanding on the date hereof or as otherwise described in Section 6.1(b) of the Company Disclosure Schedule).

(c) Governing Documents. Except to the extent reasonably necessary to comply with its obligations hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or by-laws or similar organizational or governance documents.

(d) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding acquisitions that, in the aggregate, have a purchase price of less than $15 million); provided that, subject to the provisions of Sections 6.1 (f) - (h), such limitations shall not prohibit or restrict the ability of the Company or any of its Subsidiaries from entering into any Contract with writers, directors, producers, performers, actors, artists, musicians, animators, voice talent, cinematographers, camera persons, financiers, exhibitors, distributors and other parties relating to the development, preparation, production, acquisition, disposition or Exploitation of Films in the ordinary course of business.

(e) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, or otherwise agree to, sell, lease, license, mortgage, pledge, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) excluding the disposition of assets that in the aggregate have a purchase price of less than $15 million; provided that, subject to the provisions of Sections 6.1 (f) - (h), such limitations shall not prohibit or restrict the ability of the Company or any of its Subsidiaries from entering into any Contract with writers, directors, producers, performers, actors, artists, musicians, animators, voice talent, cinematographers, camera persons, financiers, exhibitors, distributors and other parties relating to the development, preparation, production, acquisition, disposition or Exploitation of Films in the ordinary course of business.

(f) New Film and Television Production. The Company shall not, and shall not permit any of its Subsidiaries to, make any New Production Commitment(s) which would cause any of the following parameters to be exceeded: an aggregate investment of the Company and/or its Subsidiaries of more than $60 million in any single motion picture except with respect to pictures derived from the James Bond, Pink Panther and Legally Blonde (but only if it is starring Reese Witherspoon) franchises (each a “Franchise Picture”). With respect to the James Bond franchise there will be no such investment cap, with respect to the Pink Panther franchise, the aggregate investment cap shall be $100 million and with respect to the Legally Blonde franchise (but only if it is starring Reese Witherspoon), the aggregate investment cap shall be $75 million. There shall be an aggregate investment cap on all New Production Commitments, including the Franchise Pictures (but excluding the James Bond franchise), of $200 million. The Company shall not enter into (and shall not permit any of its Subsidiaries to enter into) any “pay or play” or “pay and play” commitments (as such terms are generally understood in the motion picture industry) with any Person other than budgeted amounts in connection with motion pictures which were “green lit” by the Company prior to the date of this Agreement and/or in connection with New Production Commitments which are permitted under this Section 6.1(f). “New Production Commitment” means the “green light,” commitment to or commencement of the production or financing of, or acquisition of any ownership interest or Exploitation rights in or to, any motion picture(s) not already “green lit” (or otherwise committed to or commenced) by the Company prior to the date of this Agreement. The Company shall not, and shall not permit any of its Subsidiaries to, commit to or commence production or financing of, or acquire any ownership interest or Exploitation rights in or to any television programming which would exceed the amount set forth in the Company’s budget for any given year by $50 million.

(g) Development Projects/Term Deals. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any commitment or agreement with respect to any Development Project pursuant to which the Company and/or any of its Subsidiaries would be obligated to pay non-contingent fixed sums in excess of $2.5 million in connection with any individual Development Project (other than a Franchise Picture) or in excess of $25 million in the aggregate in connection with all Development Projects (other than Franchise Pictures) and all “term deals” permitted under this Section 6.1(g). The Company shall not, and shall not permit any of its Subsidiaries to, enter into any “term deal” (as such term is generally understood in the motion picture industry) or other multiple picture development or production agreement with any writer, producer, director, actor or other Person, which would require payment by the Company of non-contingent fixed sums in excess of $2.5 million in connection with any individual “term deal” or which would require the Company to “greenlight” any film.

(h) Exploitation Commitments. The Company shall not, and shall not permit any of its Subsidiaries to, (i) materially amend any existing material distribution agreement, (ii) without first consulting with Newco, enter into any multiple-film license or other Exploitation agreement covering more than 100 Films, or (iii) without first consulting with Newco, enter into any multiple-film license or other Exploitation agreement (in each case, where the Company is granting rights to Films to another party (rather than being obtained by the Company from another party)) having a license term or duration longer than seven (7) years; provided, that this Section 6.1 (h)(iii) shall not prevent the Company from entering into any license so long as (a) the license period (the “Window”) for any Film is customary and in the ordinary course of business (but in no event shall such Window exceed five (5) years in duration) and (b) such license does not grant any Person the right to exhibit or distribute (A) any Film which is scheduled for initial theatrical release in the United States after 2005 or (B) any season of television programming scheduled for initial broadcast in the United States after the 2005/2006 United States broadcast season, other than (aa) third-party television programming for which the Company acts as a distributor or for which the Company is contractually obligated as of the date of this Agreement to purchase future seasons or future shows and pay minimum guarantees or other minimum fees in connection with such distribution or obligation and (bb) renewals of broadcast licenses for the 2006/2007 United States broadcast season for Stargate Atlantis, Dead Like Me, Stargate SG-1 and Entrepreneurs, provided such renewals are consistent with the Company’s past practice and in the ordinary course of business and reflective of the success of such shows; or (iv) enter into any Front Loaded Exploitation Agreement. “Front Loaded Exploitation Agreement” shall mean any Exploitation agreement in which the aggregate amount of payments that are not to be made reasonably pro rata over the period of availability of the applicable Films exceeds the greater of (x) 10% of the aggregate amount of all payments under such Exploitation agreement and (y) the aggregate of payments which would be made under such Exploitation agreement over the subsequent twelve months if all payments under such Exploitation agreement were to be made reasonably pro rata.

(i) Investments; Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, or otherwise agree to, (i) make, any loans, advances or capital contributions to, or investments in, any other Person, other than (A) in the ordinary course of business up to $25 million in the aggregate or (B) loans or investments by the Company or a wholly owned Subsidiary of the Company to or in any wholly owned Subsidiary of the Company, (ii) incur, assume or modify any indebtedness for borrowed money, other than borrowings to fund operations of the Company, its Subsidiaries and Company Joint Ventures in the ordinary course of business as permitted by the Company Credit Agreement, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Debt Securities, material indebtedness or other obligations of another Person (other than a guaranty by the Company or one of its Subsidiaries on behalf of the Company or one of its Subsidiaries), (iv) issue or sell any Debt Securities or warrants or other rights to acquire any Debt Securities of the Company or any of its Subsidiaries, (v) enter into any “keep well” or other agreement to maintain any financial statement condition of another Person other than any or the wholly owned Subsidiaries of the Company or (vii) enter into any arrangement having the economic effect of any of the foregoing; provided that, subject to the requirements set forth in Sections 6.1 (f) - (h), the restriction in clauses (i) through (iii) of this Section 6.1(i) shall not prohibit or restrict the ability of the Company or any of its Subsidiaries from entering into any Contract with writers, directors, producers, performers, actors, artists, musicians, animators, voice talent, cinematographers, camera persons, financiers, exhibitors, distributors and other parties relating to the development, preparation, production or Exploitation of Films in the ordinary course of business.

(j) Accounting Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as required by a Governmental Entity or quasi-Governmental Entity (including the Financial Accounting Standards Board or any similar organization), the Company shall not change in its methods of accounting in effect at December 31, 2003, except as required by changes in GAAP or Regulation S-X of the Exchange Act (as required by the Company’s independent public accountants) or as may be required by a change in applicable Law.

(k) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, or otherwise agree to, make or agree to make any new capital expenditure or expenditures, or enter into any agreement(s) or arrangement(s) providing for payments for capital expenditures in any calendar year in excess of $5 million individually or $30 million in the aggregate or which is to be paid after September 27, 2005, in each case, other than capital expenditures in the ordinary course of business not in excess of $30 million in the aggregate in any twelve (12) month period; provided that such individual and aggregate limitations shall not prohibit or restrict the ability of the Company or any of its Subsidiaries from entering into any Contract with writers, directors, producers, performers, actors, artists, musicians, animators, voice talent, cinematographers, camera persons, financiers, exhibitors, distributors and other parties relating to the development, preparation, production or Exploitation of Films in the ordinary course of business (it being understood that expenditures related to Film production shall not be considered capital expenditures); provided, further, that the Company and its Subsidiaries may make new capital expenditures in excess of such amounts in furtherance of the Company’s video initiative pertaining to scan-based distribution of home video product so long as such capital expenditures are in accordance with the Company’s business plan in effect on the date hereof and recently revised business initiatives and the liabilities associated with terminating all commitments relating to such video initiatives do not exceed $15 million in the aggregate.

(l) Certain Actions. The Company shall not, and shall ensure that its Subsidiaries shall not, take any action that, or Knowingly omit to take any action where such omission, would be reasonably expected to prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement, or would be reasonably expected to result in a Company Material Adverse Effect.

(m) Discharge of Liabilities. The Company shall not, and shall not permit any of its Subsidiaries to pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent in amount and kind with past practice or in accordance with their terms, of claims, liabilities or obligations (i) disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents, (ii) incurred or which became payable after the date of such financial statements in the ordinary course of business or (iii) set forth in Sections 4.10, 4.13 or 6.1(m) of the Company Disclosure Schedule.

(n) Material Contracts. Except as expressly required or contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, (i)(A) amend, in any material respect, terminate, cancel, extend or request any material change in, or agree to any material change in, or (B) waive, release or assign any material right or claim under, any material Contract or (ii) enter into any Contract, arrangement, commitment, lease or understanding (whether written or oral) material to the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided that nothing in this clause (n) shall be deemed to limit the ability of the Company or any of its Subsidiaries to engage in, and enter into Contracts in connection with, the development, preparation, production or Exploitation of Films in the ordinary course of business and not in violation of Sections 6.1(f)-(h).

(o) Intellectual Property. The Company shall not, and shall not permit any of its Subsidiaries to do, or agree to do, any of the following: (i) sell, assign, license, mortgage, pledge, sublicense, encumber or impair any Company Intellectual Property except in the ordinary course of business and consistent with Sections 6.1(f) - (h), or for Permitted Liens in place as of the Closing Date or later in place as otherwise authorized under this

Agreement, (ii) grant, extend, amend, waive or modify any rights in or to any Company Intellectual Property except in the ordinary course of business and not in violation of Sections 6.1(f) - (h), or (iii) fail to maintain or diligently prosecute the Company’s and its Subsidiaries’ material Intellectual Property registrations and applications for registration, as applicable.

(p) Benefits Changes. The Company shall not, and shall not permit any of its Subsidiaries to, (i) increase the compensation or benefits of any director, officer, any other employee, consultant or other service provider (except for such increases that are contractually required or are in the ordinary course of business), (ii) adopt any new employee benefit plan or any amendment to an existing Benefit Plan other than as required by applicable Law, (iii) enter into or amend any agreement with any director, officer or employee, other than the renewal of contracts which expire in accordance with their terms prior to the Effective Time which may be renewed on substantially the same terms (including any change permitted by clause (i) hereof) for a period of (x) in the case of any such contract without a specified renewal period, not more than two (2) years from the date of such expiration so long as such renewal does not obligate the Company to pay severance benefits greater than the severance benefits that the employee would have last received absent the renewal or (y) in the case of any such contract providing for a minimum renewal period, the minimum renewal period provided for therein, (iv) enter into or amend consulting agreements with any individuals providing non-professional services as independent contractors or consultants to the Company or any of its Subsidiaries providing for payments in the aggregate in excess of $2.5 million, (v) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider except pursuant to the terms of any agreement existing on the date of this Agreement, (vi) except as otherwise permitted by this Section 6.1(p), enter into or amend any employment, severance, retention, termination, change of control or similar agreement or arrangement with any director, officer, employee, consultant or other service provider of the Company or any of its Subsidiaries, (vii) grant any stock option or other equity or incentive awards to any director, officer, employee, consultant or other service provider or (viii) make any loans to any of its officers, directors, employees, Affiliates, consultants or other service provider or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, other than advances to employees in the ordinary course of business. Notwithstanding the foregoing, the Company may (A) grant or pay retention bonuses pursuant to the Retention Bonus Plan up to an aggregate maximum amount not to exceed $5 million, (B) grant or pay bonuses for calendar year 2004 and pro-rated bonuses for the portion of calendar year 2005 for the period beginning January 1, 2005 through the Closing Date, in each case in accordance with the Performance Measures and Bonus Targets (as such terms are defined in the Incentive Plan) established for the 2004 Performance Period (as such term is defined in the Incentive Plan); provided that the methodology for determining the Performance Goals established for the 2005 Performance Period shall be no more favorable to employees than the methodology for determining the Performance Goals established for the 2004 Performance Period, (C) hire employees to fill the open positions set forth in Section 6.1(p)(C) of the Company Disclosure Schedule, which employees shall be entitled to participate in the Employee Security Plans, (D) hire employees to replace current employees on the payroll of the Company or any of its Subsidiaries prior to the Effective Time, which replacement employees shall be entitled to participate in the Employee Security Plans (provided that there is no increase in the net severance obligation of the Company in the event of a termination of such replacement employee) and (E) hire additional employees in connection with the Company’s new home video initiative in accordance with the business plan for the home video initiative provided to Newco on September 13, 2004 (provided that the aggregate severance obligation in connection with the termination of such employees shall not exceed $5 million).

(q) Compliance with the WARN Act and Similar Laws. The Company shall not, and shall cause each of its Subsidiaries (governed by the WARN Act) not to, at any time within the 90-day period before the Effective Time, without complying fully with the notice and other requirements of the WARN Act, effectuate (1) a “plant closing” (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries; or (2) a “mass layoff” (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries (governed by the WARN

Act). Nor shall the Company or any of its Subsidiaries otherwise undertake or implement any termination or lay-off which, as a consequence of the number of employees affected by such termination or lay-off, gives rise to liability under any applicable Laws for the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the “effective date” within the meaning of the WARN Act.

(r) Personnel Manuals, Handbooks, Policies, Rules and Procedures. As of the Closing Date, the Company shall not have in effect, and shall cause each of its Subsidiaries not to have in effect, any personnel manuals, handbooks, policies, rules and/or procedures applicable to any employees of the Company and/or its Subsidiaries that directly or indirectly impose on the Company and/or its Subsidiaries any obligations that are (individually or in the aggregate) materially greater than those obligations imposed on the Company and/or its Subsidiaries by the written personnel manuals, handbooks, policies, rules and procedures listed in Section 4.10(c) of the Company Disclosure Schedule.

(s) Tax Matters.

(i) The Company shall not, and shall not permit any of its Subsidiaries to, fail to file, on a timely basis, including allowable extensions, with the appropriate Governmental Entities, all income Tax Returns and material other Tax Returns required to be filed on or prior to the Closing Date, or fail to timely pay or remit (or cause to be paid or remitted) any Taxes due in respect of such Tax Returns. All such Tax Returns shall be prepared and filed in a manner consistent with past practice, except as otherwise required by Law.

(ii) Without the written consent of Newco (such consent not to be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, amend any material Tax Returns, make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, enter into any material closing agreement relating to Taxes, settle any material claim or assessment relating to Taxes or consent to any material claim or audit relating to Taxes or any waiver of the statute of limitations for any such material claim or audit; provided that, in each case, Newco’s consent shall be presumed if the Company provides written notice of its proposed action to Newco and Newco does not respond within fifteen (15) Business Days of receipt of such notice.

(t) Transactions with Affiliates. The Company shall not, and shall not permit its Subsidiaries to, enter into any transaction with the Principal Stockholders or any Affiliate of the Principal Stockholders (other than transactions between or among the Company and its Subsidiaries).

(u) Liquidation, Dissolutions and Mergers. Except as expressly required by this Agreement, including Sections 6.1(d) and 6.2, the Company shall not, and shall not permit its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger).

(v) General. The Company shall not, and shall not permit any of its Subsidiaries to, commit or agree to take any of, the foregoing actions or any action which would result in any representation or warranty of the Company contained in this Agreement which is qualified as to materiality becoming untrue or any representation not so qualified becoming untrue in any material respect as of the date when made or as of any future date.

Section 6.2 No Solicitation.

(a) The Company shall, and shall cause its Affiliates, Subsidiaries and its and each of their respective officers, directors, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than Newco, and, in a manner consistent with the consummation of the Merger and the provisions of this Agreement, the Equity Investors and their respective Affiliates) that may be ongoing with respect to, or that are intended by the Company or its Representatives to or would be reasonably expected by the Company or its Representatives to lead to, a Takeover Proposal. The Company shall not, and shall cause its Affiliates, Subsidiaries and its and their respective Representatives not to, (i) directly or indirectly solicit, initiate, propose or take any other action that could be reasonably expected to facilitate any Takeover Proposal, (ii) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal (including any letter of intent or agreement in principle), (iii) initiate or participate in any way in any negotiations or discussions regarding a Takeover Proposal, (iv) furnish or disclose to any Third Party any information with respect to, or which would be reasonably expected to lead to, any Takeover Proposal or (v) grant any waiver or release under any standstill or any similar agreement with respect to any class of the Company’s equity securities; provided, however, that at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written unsolicited Takeover Proposal received after the date hereof that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes, or could be reasonably expected to lead to a Superior Proposal, and which Takeover Proposal was not, directly or indirectly, the result of a breach of this Section 6.2, the Company may, subject to compliance with Section 6.2(b), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreements; provided that all such information has previously been made available to Newco or is made available to Newco prior to or concurrently with the time it is made available to such Person and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

(b) The Board of Directors of the Company has adopted a resolution declaring that this Agreement and the Merger are advisable and in the best interests of the Company and the holders of Company Shares and recommending approval and adoption of this Agreement and the Merger by the holders of Company Shares (the “Company Recommendation”). Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Newco), or publicly propose to withdraw (or modify in a manner adverse to Newco), the Company Recommendation or (B) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or would be reasonably expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in and as permitted by Section 6.2(a)) (an “Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company (or any committee thereof) may (x) make a Company Adverse Recommendation Change in response to a Superior Proposal or (y) approve or recommend or allow the Company or a Subsidiary to enter into an Acquisition Agreement with respect to a Superior Proposal, if, in each case, such Board of Directors (or any committee thereof) determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that taking such action is necessary for the members of the Board of Directors of the Company to comply with their fiduciary duties to the holders of Company Shares under applicable Law; provided, however, that (i) no action described in clauses (x) or (y) of this sentence shall be taken until after the fifth (5th) Business Day following Newco’s receipt of written notice (a “Notice of Adverse Recommendation”) from the Company advising Newco that the Board of Directors of the Company (or a committee thereof) intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors or committee (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five (5) Business Day period) and representing that the Company has complied, in all material respects, with its obligations under this Section 6.2, (ii) during such five (5) Business Day period, the Company shall negotiate with Newco in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and not take any of the actions described in clauses (x) or (y) of this sentence, (iii) the Company shall not take any of the actions described in (x) or (y) of this sentence, if, prior to the expiration of such five (5) Business Day period, Newco makes a proposal in writing to adjust the terms and conditions of this Agreement that the Company’s Board of Directors determines in good faith (after consultation with its financial advisors and taking into account any adjustments to the terms and conditions proposed in writing by Newco) to be at least as favorable as the Superior Proposal, and (iv) in the case of an action described in clause (y) above, the Company terminates this Agreement and pays the Termination Fee in accordance with Section 8.4(a) hereof.

(c) The Company shall, promptly advise Newco orally and in writing of the Company’s receipt of (i) any request for information relating to a Takeover Proposal, (ii) any Takeover Proposal or (iii) any inquiry with respect to any Takeover Proposal and the material terms and conditions of any such request, Takeover Proposal or inquiry (including the identity of the Person or group making any such request, Takeover Proposal or inquiry). The Company agrees that it shall keep Newco informed of the status and material details (including material amendments or material proposed amendments) of any such request, Takeover Proposal or inquiry and keep Newco reasonably informed as to the material details of any information requested of or provided by the Company and as to the material terms and conditions of any Takeover Proposal.

(d) Nothing contained in this Section 6.2 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors (after consultation with outside counsel), such disclosure would be required under applicable Law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act); provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.2(b).

(e) To the extent that it has not already done so, the Company agrees that promptly following the execution of this Agreement it shall request each Person (i) with whom the Company has had any discussion regarding a potential Takeover Proposal during the twelve (12) months prior to the date of this Agreement or (ii) which has heretofore executed a confidentiality agreement with the Company in connection with a potential Takeover Proposal during the twelve (12) months prior to the date of this Agreement to return or destroy (and the Company shall use commercially reasonable efforts to cause any such destruction to be certified in writing by an executive officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf.

Section 6.3 Company Stockholder Meeting; Preparation of Proxy Statement.

(a) The Company shall duly provide notice to each record holder of outstanding Company Shares of, and shall duly hold, the Company Stockholder Meeting as promptly as practicable for the purpose of obtaining the Company Stockholder Approval, and the Company shall use its reasonable best efforts to hold the Company Stockholder Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC. Nothing in this Section 6.3 shall be deemed to prevent the Company or its Board of Directors from taking any action it or such Board of Directors are permitted to take under, and in compliance with, Section 6.2 hereof. Subject to Section 6.2(c) and 6.2(e), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 6.3(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) any Company Adverse Recommendation Change.

(b) As promptly as practicable after the execution of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the

“Proxy Statement”) relating to the adoption of this Agreement. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Newco shall and shall cause the Equity Investors to furnish the Company with all information concerning it and the Equity Investors for inclusion in the Proxy Statement which may be required by applicable Law and which is reasonably requested by the Company. No amendment or supplement to the Proxy Statement will be made by the Company without providing Newco with a reasonable opportunity to review and comment upon such amendment or supplement.

(c) The Company shall notify Newco promptly after receipt by the Company of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Proxy Statement. The Company shall supply Newco with copies of all correspondence between the Company or any of its representatives and the SEC with respect to the Proxy Statement. If at any time prior to the Company Stockholder Meeting, any event shall occur relating to the Company or any of its Subsidiaries or any of their respective officers, directors or Affiliates which should be described in an amendment or supplement to the Proxy Statement, the Company shall inform Newco promptly after becoming aware of such event. Whenever the Company learns of the occurrence of any event which should be described in an amendment of, or supplement to, the Proxy Statement, the parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed with and cleared by the SEC and, if required by applicable Law, disseminated to the persons and in the manner required. The Company shall timely mail the Proxy Statement to its stockholders.

Section 6.4 Access to Information. The Company shall, and shall cause each of its Subsidiaries to, upon reasonable advance notice, afford to Newco, any of its financing sources (provided that such financing sources are party to one of the Confidentiality Agreements, or a similar agreement providing for substantially the same terms as those set forth in the Confidentiality Agreements with respect to information provided by the Company (each such similar agreement, an “Additional Confidentiality Agreement”)) and their Representatives reasonable access during normal business hours to all of the properties, personnel, books and records of the Company and its Subsidiaries (including Tax Returns filed and those in preparation, workpapers and other items relating to Taxes), and shall furnish as promptly as reasonably practical or cause to be furnished promptly such reasonably available information concerning the business, properties and personnel of the Company and its Subsidiaries as Newco may reasonably request; provided, however, that no such access to information shall unreasonably interfere with the Company’s or any of its Subsidiaries’ operation of its business; provided, further, that the Company shall not be required to provide access to or furnish any information if to do so would contravene any agreement to which the Company is party or any Law, or, in the event of any litigation or threatened litigation between the parties over the terms of this Agreement, where such access to information may be adverse to the interests of the Company or any of its Subsidiaries; provided, further that, the Company uses commercially reasonable efforts to obtain permission to furnish such information and to provide such information in a manner that would not be reasonably expected to adversely affect the Company’s interests in litigation; provided that the Company shall not be required to make any material payment in exchange for such permission. All such information shall be kept confidential in accordance with the terms of the Confidentiality Agreements or any similar agreement entered into between the Company and any Person to whom the Company provides information pursuant to this Section 6.4.

Section 6.5 Notification of Certain Matters.

(a) The Company shall give prompt notice to Newco of (i) the occurrence or non-occurrence of any event of which it has Knowledge, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company to be untrue or inaccurate in all material respects at or prior to the Closing Date and (ii) to the extent it has Knowledge thereof, any failure by the Company to materially comply with or materially satisfy any covenant, condition or agreement to be complied with or satisfied hereunder in each instance, in all material respects; provided that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect any remedies available to Newco.

(b) Newco shall and shall cause the Equity Investors to give prompt notice to the Company of (i) the occurrence or non-occurrence of any event of which it has Knowledge, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Newco to be untrue or inaccurate in all material respects at or prior to the Closing Date and (ii) to the extent it has Knowledge thereof, any failure by Newco to materially comply with or materially satisfy any covenant, condition or agreement to be complied with or satisfied hereunder in each instance, in all material respects; provided that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect any remedies available to the Company.

Section 6.6 Reasonable Best Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts and Newco shall cause the Equity Investors to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the satisfaction of the conditions in Article VII and consummate and make effective, as promptly as practicable, the Merger and the other transactions to be performed or consummated by such party in accordance with the terms of this Agreement, including:

(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity;

(ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and, in the case of Newco, the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed until the issuance of a final, non-appealable Order; provided that the Merger Agreement remains in effect and has not been terminated; and

(iii) the execution and delivery of any additional instruments necessary to consummate the Merger and, in the case of Newco, the Transactions and to fully carry out the purposes of this Agreement.

(b) For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, unless any such action would, individually or in the aggregate, result in a Material Event to either the Company or Newco (for purposes of this clause, after giving effect to the Merger), each of the Company and Newco shall commit to any and all divestitures, licenses or hold separate or similar arrangements with respect to its own assets or conduct of business arrangements (“Specified Actions”) as a condition to obtaining any and all approvals, waivers or registrations from any Governmental Entity or to avoid any action or proceeding by any Governmental Entity for any reason in order to consummate and make effective, as promptly as practicable, the Merger and, in the case of Newco, the Transactions, including taking any and all actions necessary in order to ensure that: (x) no requirement for non-action, a waiver, consent or approval of the United States Federal Trade Commission (the “FTC”), the Antitrust Division of the United States Department of Justice (the “Antitrust Division”), any State Attorney General, the European Commission (the “EC”) or other Governmental Entity, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding and (z) no other matter relating to any antitrust or competition Law or regulation, would preclude consummation of the Merger by the Termination Date; provided, that any Specified Action required to be taken by the Company or any of its Subsidiaries shall be conditioned on the consummation of the Merger. In addition, subject to the terms and conditions herein provided, none of the parties hereto shall Knowingly take or cause to be taken any action which would reasonably be expected to materially delay or prevent the satisfaction by the Termination Date of the conditions set forth in Section 7.1(b) of this Agreement. Each party undertakes and agrees to file as soon as reasonably practicable a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division, as well a Form CO under the ECMR with the EC. Nothing contained in this Agreement shall prohibit Newco or the Equity Investors from entering into agreements relating to the financing or operation of Newco or the Surviving Corporation, including adding other equity providers or operating partners; provided that (a) the aggregate amount of the Equity Commitment Letters shall not be reduced in any way, (b) Newco shall have obtained any required consent of the lenders under the Commitment Letters and (c) Newco and the Surviving Corporation shall not enter into agreements relating to the financing or operation of Newco or the Surviving Corporation with persons or entities in the same business as the Company, SCA or Comcast Corporation (other than the Company, SCA and Comcast Corporation).

(c) Each party shall and Newco shall cause the Equity Investors to (i) respond as promptly as reasonably practicable under the circumstances to any inquiries received from the FTC or the Antitrust Division and to all inquiries and requests received from any State Attorney General, the EC or other Governmental Entity in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or ECMR or enter into any agreement with the FTC, the Antitrust Division or the EC not to consummate the Merger and the Transactions, except with the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

(d) In connection with and without limiting the foregoing, each party shall, subject to applicable Law and except as prohibited by any applicable representative of any applicable Governmental Entity:

(i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General, the EC or any other Governmental Entity, including regulatory authorities, and, subject to Section 6.6(e) hereof permit the other party to review in advance (and to consider any comments made by the other party in relation to) any proposed written communication to any of the foregoing;

(ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and

(iii) furnish the other party with copies of all correspondence, filings, and written communications (and memoranda setting forth the substance thereof) between them and its affiliates and their respective representatives on the one hand, and any Governmental Entity, including regulatory authority, or members or their respective staffs on the other hand, with respect to this Agreement and the Merger.

(e) Notwithstanding anything to the contrary in this Agreement, each party hereto acknowledges and agrees that it will not be required to share with any other party any confidential or market sensitive information that such party provides or otherwise makes available to the FTC, the Antitrust Division, any State Attorney General, the EC or any other Governmental Entity with respect to the Merger and the Transactions; provided, however, that if a party chooses not to share with any other party any such confidential or market sensitive information, such party shall nevertheless make such information available, upon request, to the other party’s outside counsel and outside consultants to be held confidential by such outside counsel and outside consultants.

(f) Newco shall and shall cause the Equity Investors to use its or their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things reasonably necessary to consummate the Acquisition Financing (including obtaining rating agency approvals and drawing under the “bridge” facility if the bond financing cannot be consummated and, if necessary, borrowing in the event the “flex” is exercised on the terms and subject to the conditions thereof). Newco shall cause the Equity Investors to comply with the terms of their respective Equity Commitment Letters. The Company shall provide reasonable assistance to Newco in obtaining the Acquisition Financing (including by participating in meetings, due diligence sessions and road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the recordation of documents pertaining to chain of title and the execution and delivery of financing documents and other requested certificates or documents). Newco shall not and shall cause the Equity Investors not to amend or modify the terms (A) of the Commitment Letters (including all exhibits, annexes, schedules, fee letters and other ancillary documents) in a manner that would increase the conditionality of the Commitment Letters in a manner that would adversely impact the ability of Newco to consummate the transactions provided for herein or the likelihood of consummation of the Merger or (B) the Equity Commitment Letters, in each case without the prior written consent of the Company. If funds in the amounts set forth in the Commitment Letters, or any portion thereof, become unavailable to Newco on the terms and conditions set forth therein, Newco shall and shall cause the Equity Investors to use its or their reasonable best efforts to obtain substitute financing on terms and conditions (including fees) that Newco determines in good faith to be substantially equivalent to the terms and conditions described in the Commitment (“Substitute Financing”). Newco will not amend or modify, or agree to amend or modify, any agreement or other document or plan, which, pursuant to the terms of the Commitment Letters, require the lenders’ prior consent to amend or are a condition to the lenders’ obligations thereunder, without the prior written consent of the lenders party to the Commitment Letters and any other person whose consent is required pursuant to the Commitment Letters, which consent(s) shall acknowledge that such amendment or modification does not relieve such person of its obligations pursuant to the Commitment Letters. For the avoidance of doubt, nothing contained in this Agreement shall obligate any Equity Investor to provide any credit support, guarantee or other payment to the lenders in addition to those currently contained in the Commitment Letters (other than making their equity contributions pursuant to the Equity Commitment Letters) in connection with Newco obtaining the Acquisition Financing or any Substitute Financing.

Section 6.7 State Takeover Statutes. Newco, the Company and their respective Board of Directors shall (i) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, or the transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to this Agreement or the transaction contemplated by this Agreement, take all reasonable action necessary to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement or the transactions contemplated by this Agreement.

Section 6.8 Indemnification.

(a) For a period of six (6) years from and after the Effective Time, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation and its Subsidiaries shall contain provisions no less favorable with respect to the elimination of liability of directors and indemnification of directors, officers, employees and agents than are set forth in the certificate of incorporation and bylaws of the Company (or the relevant Subsidiary) as in effect on the date hereof; provided, however, that in the event any claim or claims are asserted against any individual entitled to the protections of such provisions within such six (6) year period, such provisions shall not be modified until the final disposition of any such claims. From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, (i) to the fullest extent permitted under applicable Law and (ii) without limiting the obligations under clause (i), as required pursuant to any indemnity agreements of the Company or any of its Subsidiaries (and the Surviving Corporation shall also advance costs and expenses (including attorney’s fees) as incurred within twenty (20) days after receipt by the Surviving Corporation of a written request for such advance; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification (it being understood that the Surviving Corporation shall not require any security for such undertaking)), each present and former director and officer of the Company and its Subsidiaries (in and to the extent of their capacities as such, and not as stockholders and/or optionholders of the Company or its Subsidiaries) (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, settlements, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters pending, existing or occurring at or prior to the Effective Time (including the transactions provided for herein and in the Voting and Support Agreement).

(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance (the “D&O

Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the D&O Insurance (a complete and accurate copy of which has been heretofore made available to Newco), on terms with respect to the coverage, deductible and amounts no less favorable than those of the D&O Insurance in effect on the date of this Agreement; provided, however, that (x) in satisfying its obligations under this Section 6.8(b) the Surviving Corporation shall not be obligated to pay annual premiums in excess of 300% of the amount currently paid by the Company (which premiums are set forth in Section 6.8(b) of the Company Disclosure Schedule), it being understood and agreed that the Surviving Corporation shall nevertheless be obligated to provide the maximum amount of such coverage as may be obtained for such annual 300% amount and (y) in the event of the application of clause (x), any present or former officer or director, upon reasonable written notice thereof (which notice shall be provided no later than thirty (30) days prior to the Effective Time and shall set forth in reasonable detail for each person to be covered the policy coverage, premiums, deductibles, limitations and other pertinent information), who desires to obtain additional coverage such that, when combined with the coverage obtained by the Surviving Corporation in accordance with clause (x), it provides insurance coverage equivalent to the D&O Insurance in effect on the date hereof, may so elect and the Surviving Corporation shall acquire such additional coverage on behalf of such person; provided that in the event any present or former officer or director makes such an election, such former officer or director shall pay the portion of the premium of such D&O Insurance in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 6.8. The insurance purchased pursuant to this Section 6.8 shall be prepaid in full at the Effective Time and shall be non-cancelable. At the request of the Company, Newco shall arrange for such insurance prior to the Effective Time to be effective only at and after the Effective Time; provided that Newco shall pay in full for such insurance coverage no later than the Effective Time. The Company may acquire a six year tail policy for persons currently covered by D&O Insurance that is consistent with the first sentence of this Section 6.8(b) so long as the one time premium payment for such tail policy is not more than 300% of the amount currently paid by the Company as set forth in Section 6.8(b) of the Company Disclosure Schedule. Such policy shall be prepaid at the Effective Time and shall be non cancelable. If the Company acquires such a tail policy, Newco’s obligations pursuant to the first sentence of this Section 6.8(b) shall be deemed completely satisfied. The obligation to maintain insurance provided in this Section 6.8(b) shall continue in full force and effect for a period of not less than six (6) years from and after the Effective Time; provided that in the event any claim or claims are asserted or made within such six (6) year period, the Surviving Corporation shall ensure that such insurance remains in full force and effect with respect to such claims until final disposition thereof.

(c) If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (or acquiror of such assets) shall assume all of the obligations of the Surviving Corporation set forth in this Section 6.8.

(d) The rights of each Indemnified Party under this Section 6.8 shall be in addition to any right such Person might have under the certificate of incorporation or by-laws of the Company, the Surviving Corporation or any of their respective Subsidiaries, or under any agreement of any Indemnified Party with the Company, the Surviving Corporation or any of their respective Subsidiaries. The provisions of this Section 6.8 survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their respective heirs and representatives.

Section 6.9 Certain Litigation. Each of the parties hereto shall promptly advise the other parties orally and in writing of any litigation commenced by any stockholder of the Company after the date hereof against such party or any of its directors or Affiliates relating to this Agreement, the Merger, the Voting and Support Agreement and/or the transactions provided for herein and therein. In addition, subject to a customary joint defense agreement, the Company shall keep Newco reasonably informed regarding any litigation commenced by any stockholder of the Company after the date hereof against the Company or any of its directors or Affiliates relating to this Agreement, the Merger, the Voting and Support Agreement or the transactions provided for herein and therein. The Company shall give Newco the opportunity to consult with the Company regarding (but not to control) the defense or settlement of any such stockholder litigation, shall give due consideration to Newco’s advice with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Newco unless such settlement requires only an immaterial payment by the Company, contains no restrictions on the Company’s operations, and contains no admission of fault by the Company. In the event that (i) a proposed settlement of any stockholder litigation (of which Newco has been advised and kept informed in accordance with the terms of this Section 6.9) would not have a Company Material Adverse Effect (a “Proposed Settlement”), (ii) Newco does not consent to such Proposed Settlement and (iii) the ultimate resolution of such litigation is less favorable to the Company and its Subsidiaries than the Proposed Settlement, then such resolution and the effects thereof on the Company and its Subsidiaries shall not constitute, or be considered in determining the existence or occurrence of, a Company Material Adverse Effect. In addition, the Company shall not cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger and shall cooperate with Newco to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

Section 6.10 Notification of Certain Matters. The Company shall give prompt notice to Newco of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Contract material to the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any events which have had or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or (d) the occurrence or existence of any event which would make, or would be reasonably expected to make, with the passage of time or otherwise, any representation or warranty of the Company contained herein untrue such that the closing condition set forth in Section 7.2(a) would not be satisfied; provided, however, that the delivery of notice pursuant to this Section 6.10 shall not be deemed to modify the representations and warranties of the Company hereunder. Newco shall give prompt notice to the Company of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (b) the occurrence of any event or events which have had or would be reasonably expected to have, individually or in the aggregate, a Newco Material Adverse Effect or (c) the occurrence or existence of any event which would make, or would be reasonably expected to make, with the passage of time or otherwise, any representation or warranty contained herein untrue such that the closing condition set forth in Section 7.3(a) would not be satisfied; provided, however, that the delivery of notice pursuant to this Section 6.10 shall not be deemed to modify the representations and warranties of the Newco hereunder.

Section 6.11 Tax Covenants.

(a) Immediately prior to the Closing, the Company shall furnish to each of the Equity Investors a certification in accordance with Treasury Regulation Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to the Equity Investors, certifying that an interest in the Company is not a United States real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(b) The Company and Newco shall coordinate and cooperate regarding any developments in Tax Law and the making of any elections or the taking of any other actions that would minimize any tax exposure to the Company or otherwise preserve or enhance its Tax attributes, including without limitation, election of the safe harbor method of accounting provided in Revenue Procedure 2004-36, I.R.B. 2004-24 (May 27, 2004), and the Company shall follow all reasonable requests of Newco made with respect thereto. The making of such election shall not be deemed a breach of any representation, warranty, covenant or agreement of the Company contained herein.

Section 6.12 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Shares (including derivative securities with respect to such Company Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 Employee Matters.

(a) Subject to the terms of any collective bargaining agreement and the Employee Security Plans, for a period of one (1) year after the Effective Time, the Surviving Corporation shall provide employees of the Company and its Subsidiaries (the “Company Employees”) with employee benefits which are substantially comparable, in the aggregate, to those provided to such employees as of the date hereof (other than benefits which are equity based). Notwithstanding the foregoing, nothing in this Section 6.13 shall limit the right of the Surviving Corporation to terminate the employment of any Company Employee at any time for any reason. The immediately preceding sentence, however, will not relieve the Surviving Corporation from written and binding commitments (x) to pay any applicable severance payments and to satisfy any other obligations pursuant to the Employee Security Plans or (y) for any obligations under such Company Employee’s employment agreement with the Company that survive the termination of employment and/or the termination of such employment agreement.

(b) Subject to the terms of any collective bargaining agreement, for purposes of determining eligibility to participate and vesting under any employee benefit plan, program or other arrangement of the Surviving Corporation in which Company Employees subsequently participate on or after the Effective Time, Company Employees shall receive service credit for service with the Company and any of its Subsidiaries to the same extent such service was granted under the comparable employee benefit plans, programs or arrangements of the Company and its Subsidiaries; provided that such service will only be credited to the extent that service with the Surviving Corporation with respect to the same periods is credited to similarly situated employees of the Surviving Corporation under the terms of the applicable plan, program or arrangement.

(c) The Surviving Corporation shall honor all employment, severance, termination, retention agreements, plans, programs or arrangements of the Company and its Subsidiaries, including the Employee Security Plans.

(d) This Section 6.13 is not intended to be for the benefit of and shall not be enforceable by any employee, former employee or dependent or beneficiary thereof or any collective bargaining representative thereof.

(e) Other than pursuant to the Employee Security Plans, the other Benefit Plans existing as of the date hereof or any employment agreements existing on the date hereof to which the Company or any of its Subsidiaries is a party, the Company shall not make any change of control, retention or other similar payments other than (i) retention bonus payments pursuant to action of the compensation committee of the Board of Directors of the Company on May 6, 2004 (the “Retention Bonus Plan”), up to an aggregate maximum amount not to exceed $5 million or (ii) as otherwise permitted pursuant to Section 6.1(p).

Section 6.14 Acquisition Financing. The indebtedness contemplated by the Commitment Letters (or any Substitute Financing) shall be incurred by Newco prior to the Effective Time.

Section 6.15 Confidentiality Agreements. The Confidentiality Agreements and the Additional Confidentiality Agreements, if any, shall continue in full force and effect in accordance with their terms until the earlier of (a) the Effective Time or (b) the expiration of such Confidentiality Agreements or Additional Confidentiality Agreements, if any, according to their terms.

Section 6.16 Letter of Credit.

(a) As promptly as practicable following receipt of the Contribution Amount, the Company shall establish a separate account, which shall include only the Contribution Amount, and interest thereon, and no other funds (the “Separate Account”) at Bank of America in the name of the Company. No later than the first Business Day following receipt of the Contribution Amount by the Company, the Chief Financial Officer of the Company shall certify in writing to Newco that such transfer has occurred. Newco shall be entitled to receive a statement, upon its reasonable request, of the amounts in the Separate Account.

(b) The Company shall, as applicable, (i) promptly return the Contribution Amount to the Equity Investor to which the Contribution Amount relates (the “Contributing Investor”) (to the account designated by such Contributing Investor) or (ii) promptly notify the issuers of the Letters of Credit of the termination of such Letters of Credit upon the first to occur of (A) receipt by the issuer of the Contributing Investor’s Letter of Credit of a written notice from the Company that the Contributing Investor has satisfied in full its obligation to fund its commitment under its Equity Commitment Letter and the remaining Equity Investors have satisfied in full their obligations to fund their commitments under their respective Equity Commitment Letters, (B) the Effective Time, (C) the termination of this Agreement pursuant to any provision other than 8.1(c)(i) of this Agreement, (D) the latest to occur of (x) the dismissal with prejudice of all claims against Newco made by the Company during the one (1) year period following the termination of this Agreement pursuant to Section 8.1(c)(i) alleging a willful and material breach of this Agreement by Newco, (y) the dismissal with prejudice of all claims made against the Contributing Investor during the one (1) year period following the termination of this Agreement pursuant to Section 8.1(c)(i) alleging a willful and material breach of the Contributing Investor’s obligations to fund its commitment under its Equity Commitment Letter and (z) the dismissal with prejudice of all claims made against the Equity Investors (other than the Contributing Investor) during the one (1) year period following the termination of this Agreement pursuant to Section 8.1(c)(i) alleging a willful and material breach of the Equity Investors’ obligations (other than the Contributing Investor) to fund their commitments under their respective Equity Commitment Letters, (E) thirty (30) calendar days after the date on which a judgment or order in respect of all claims described in clause (D) of this sentence (or the last of such claims to remain unresolved) that has been entered by a court of competent jurisdiction (and as to which all rights of appeal therefrom or other avenues of review have been exhausted or lapsed) shall have become final and (F) this Agreement is terminated pursuant to Section 8.1(c)(i) and, during the one (1) year period following such termination, (x) no claims alleging a willful and material breach of this Agreement have been made against Newco and (y) no claims alleging a willful and material breach of its obligations to fund under their respective Equity Commitment Letters have been made against any Equity Sponsor. For the avoidance of doubt, a claim will be deemed to have been brought during the first year following termination of this Agreement if such claim is made in any pleading filed on or prior to the first anniversary of the termination of this Agreement or if such claim is made in any amendment, revision or modification to such pleading allowed by a court of competent jurisdiction after such date.

(c) In the event that the Company is entitled to any amounts as contemplated by Section 8.2(b) of this Agreement, the Company shall be entitled to retain and withdraw from the Separate Account a portion of the Contribution Amount equal to the product of (i) the amount due to the Company and (ii) the quotient obtained by dividing (x) the original amount of the Contributing Investor’s Letter of Credit by (y) the aggregate original amount of all of the Letters of Credit, including the Contributing Investor’s Letter of Credit. The Company shall promptly return the remaining portion of the Contribution Amount to the Contributing Investor by wire transfer to the account designated by such Contributing Investor when all of the claims, if any, described in Section 6.16(b) of this Agreement have been resolved.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions (unless waived in accordance with the provisions of Section 8.5 hereof):

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) HSR Act, Governmental Consents and Approvals. All filing and waiting periods applicable (including any extensions thereof) to the consummation of the Merger and the Transactions under the HSR Act and the

ECMR shall have expired or been terminated, and all material consents and approvals of any Governmental Entity necessary for the consummation of the Merger and the Transactions shall have been obtained, including any material consents and approvals relating to antitrust, competition, trade or other regulatory matters.

(c) No Injunctions or Restraints. No Law or Order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its respective reasonable best efforts to resist, resolve, lift or prevent the entry of any such Order and to appeal as promptly as possible any Order that may be entered.

(d) Solvency Opinion. The Company and Newco shall have received an opinion from Houlihan Lokey Howard & Zukin in the form attached hereto as Exhibit B.

Section 7.2 Conditions to Newco’s Obligation to Effect the Merger. The obligation of Newco to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by Newco:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than those specifically enumerated in clause (ii) of this Section 7.2(a)) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, except for such failures to be true and correct which do not result in a Company Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Sections 4.2 and 4.4 shall be true and correct in all respects (subject to de minimus deviations) as of the date of this Agreement and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date).

(b) Performance. The Company shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. Newco shall have received a certificate of an executive officer of the Company to the effect set forth in Sections 7.2(a) and 7.2(b).

(d) Material Adverse Effect. There shall not exist or have occurred any event or events that has had, or would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Funding. The Acquisition Financing to be provided under the Commitment Letters shall have been consummated on the terms set forth therein (taking into account any “flex” provisions in the fee letters or otherwise contained therein) or Newco shall have received the proceeds of a Substitute Financing.

(f) Dissenting Shares. The number of Dissenting Shares shall represent not more than ten percent (10%) of the total number of Company Shares in the aggregate outstanding as of the date of this Agreement.

Section 7.3 Conditions to the Company’s Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction of the following conditions, any one or more of which may be waived, in writing, by the Company:

(a) Representations and Warranties. The representations and warranties of Newco set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Newco Material Adverse Effect except for such failures to be true and correct which do not result in a Newco Material Adverse Effect.

(b) Performance. Newco shall have complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be complied with by it on or prior to the Closing Date. Newco shall have provided the Company with evidence, reasonably satisfactory to the Company, of compliance with Section 6.8(b) hereof.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Newco to the effect set forth in Sections 7.3(a) and 7.3(b).

Section 7.4 Frustration of Closing Conditions. Neither of the Company nor Newco may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated by this Agreement.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of Newco and the Company;

(b) by either Newco or the Company (if, in the case of the Company, it has not violated Section 6.2 in any material respect):

(i) if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon;

(ii) if the Merger shall not have been consummated by September 27, 2005, provided that, subject to the rights of the Company under Section 8.1(c)(iii), such date may be extended by either Newco or the Company (by written notice thereof to the other party) up to and including December 27, 2005 in the event that all of the conditions to the Merger, other than one or more of the conditions set forth in Section 7.1(b) or Section 7.1(c) shall have been or are capable of being satisfied at the time of such extension (the latest applicable date shall be referred to herein as the “Termination Date”); provided further that the right to terminate this Agreement (or extend the Termination Date) under this Section 8.1(b)(ii) shall not be available to (x) any party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Termination Date or (y) any party who has failed to comply in all material respects with its obligations under Section 6.6; or

(iii) if there shall be any Law (other than any Order) that prevents the consummation of the Merger or any Order of any Governmental Entity having competent jurisdiction that prevents consummation of the Merger and such Order has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such Order or the failure of such Order to be resisted, resolved or lifted, as applicable.

(c) by the Company:

(i) if (A) Newco shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Newco such that the closing conditions set forth in Section 7.3(b) would not be satisfied, (B) the Equity Investors shall have breached the Equity Commitment Letters or (C) there exists a breach of any representation or warranty of Newco contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied, and, in the case of either (A), (B) or (C), such breach is incapable of being cured by the Termination Date or is not cured by Newco within twenty (20) Business Days (or, in the case of a failure of the Equity Investors to fund in accordance with the terms of the Equity Commitment Letters, ten (10) Business Days) after Newco receives written notice of such breach from the Company; provided that, in the case of a failure of the Equity Investors to fund in accordance with the terms of the Equity Commitment Letters Newco may cure the breach by replacing the defaulting amount within ten (10) Business Days following the date of such default with an equity commitment letter (and letter of credit, if applicable) on terms comparable in all material respects to, and no less favorable to Newco than, the Equity Commitment Letter (and Letter of Credit, if applicable) of the defaulting Equity Investor; or

(ii) if prior to the obtaining of the Company Stockholder Approval (A) the Company’s Board of Directors or any committee thereof shall have received a Superior Proposal, (B) the Company’s Board of Directors or any committee thereof determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that the taking of such action is necessary for the members of the Board of Directors of the Company to comply with their fiduciary duties to holders of Company Shares under applicable Law, (C) the Company shall have complied in all material respects with Sections 6.2, 6.3 and 6.4, (D) on the date of such termination, the Company enters into a definitive agreement for, or consummates, the transaction contemplated by such Superior Proposal and (E) not later than the day of such termination, Newco shall have received the Termination Fee in accordance with Section 8.4; or

(iii) if the Effective Time has not occurred by December 12, 2005 or, if the term of the Commitment Letters has been extended, if the Effective Time has not occurred by the date upon which the Commitment Letters expire.

(d) by Newco:

(i) if the Company (A) shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 7.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied, and, in the case of either (A) or (B), such breach is incapable of being cured by the Termination Date or is not cured by the Company within twenty (20) Business Days after the Company receives written notice of such breach from Newco;

(ii) if, prior to the obtaining of the Company Stockholder Approval (A) a Company Adverse Recommendation Change shall have occurred, (B) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company or any committee thereof that its stockholders vote in favor of the Merger and the transactions contemplated by this Agreement, (C) a tender or exchange offer relating to any Company Shares shall have been commenced and the Company shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer or (D) the Board of Directors of the Company or any committee thereof approves or recommends a Takeover Proposal to the holders of Company Shares or approves or recommends that holders of Company Shares tender their Company Shares in any tender offer or exchange offer; or

(iii) if the Company breaches in any material respect any of its obligations under Section 6.2 or 6.3(a).

Section 8.2 Effect of Termination; Liability.

(a) Except as otherwise set forth in this Section 8.2 or Section 8.4, in the event of a termination of this Agreement by either the Company or Newco as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Newco or the Company or their respective officers or directors; provided, however, that, subject to the limitations in Section 8.2(b) and Section 8.2(c), no such termination shall relieve any party hereto of any liability or damages resulting from any willful and material breach of this Agreement; and provided further, that the provisions of this Section 8.2, Section 8.3 (Fees and Expenses), Section 8.4 (Termination Fee) and Article IX of this Agreement and the Deposit Agreement and the Confidentiality Agreements and any Additional Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

(b) In the event that this Agreement is terminated pursuant to Section 8.1(c)(i) and a court of competent jurisdiction shall have made a final, binding judicial determination (as to which all rights of appeal therefrom or other avenues of review have been exhausted or lapsed) that Newco has willfully and materially breached any covenant under this Agreement or any Equity Investor shall have willfully and materially breached its obligations under its Equity Commitment Letter, the Company shall be entitled to recover the amount of its actual damages (including its out-of-pocket fees and expenses actually incurred by the Company in connection with the negotiation and execution of this Agreement) in excess of $150 million up to an additional $100 million; provided, however, that such amount shall be an absolute limitation on Newco’s liability hereunder and the Company shall not be entitled to any amount in excess of $250 million.

(c) In the event that this Agreement is terminated pursuant to Section 8.1(d)(i) and a court of competent jurisdiction shall have made a final, binding judicial determination (as to which all rights of appeal therefrom or other avenues of review have been exhausted or lapsed) (i) that the Company has willfully and materially breached the Agreement and (ii) establishing Newco’s actual damages (including out-of-pocket fees and expenses actually incurred in connection with the negotiation and execution of this Agreement) resulting from a willful and material breach by the Company of any covenant under this Agreement, Newco shall be entitled to recover the amount of its actual damages (including its out of pocket fees and expenses actually incurred by Newco in connection with the negotiation and execution of this Agreement) up to $135 million; provided, however, that such amount shall be an absolute limitation on the Company’s liability hereunder and Newco shall not be entitled to any amount in excess of $135 million; provided further, that nothing in this Agreement shall prevent Newco from suing for the Termination Fee. Except as expressly set forth in Section 8.4(b) of this Agreement, the Company shall have no liability under this Agreement in the event that the Company pays Newco the Termination Fee.

(d) Newco shall have no right to sue the Company in respect of any breach of Section 6.2 solely by the Principal Stockholders. For the avoidance of doubt, Newco’s other rights and remedies under this Agreement, including its entitlement to the Termination Fee, shall remain in full force and effect notwithstanding the foregoing sentence.

(e) With respect to the obligations of Newco to cause the Equity Investors to take actions specified herein, the failure of the Equity Investors to take such actions, if such failure would have been a willful material breach of this Agreement were Newco obligated to take such action, shall be deemed to be a willful and material breach of this Agreement.

Section 8.3 Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred in connection herewith and the transactions provided for herein shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that each of Newco and the Company shall bear and pay (i) one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including any SEC filing fees) and (ii) one-half of the filing fees of the premerger notification and report forms under the HSR Act and filings pursuant to the EMCR (and the filing, as soon as reasonably practicable, of any form or report required by any other Governmental Entity relating to antitrust, competition, trade or other regulatory matters). For the avoidance of doubt, each party shall bear its own costs, other than the filing fees, including its legal costs, relating to the matters set forth in clause (ii) above.

Section 8.4 Termination Fee.

(a) If this Agreement is terminated pursuant to Section 8.1(c)(ii) or 8.1(d)(ii) then the Company shall pay Newco $135 million (the “Termination Fee”) not later than the day of such termination. If this Agreement is terminated pursuant to Section 8.1(b)(i), Section 8.1(b)(ii) (unless the closing conditions that have not been satisfied at such time are solely within the control of Newco), Section 8.1(d)(i) or Section 8.1(d)(iii) then, in the event that, (i) after the date hereof and prior to such termination, any Third Party shall have publicly made, proposed, communicated or disclosed an intention to make a Takeover Proposal and (ii) within nine (9) months of the termination of this Agreement, the Company enters into a definitive agreement with a Third Party with respect to a Takeover Proposal (with all percentages in the definition of Takeover Proposal increased to 50%) (other than any transaction described in clauses (i) through (iii) of the definition of Takeover Proposal solely by the Principal Stockholders who shall be permitted to obtain financing from commercial banking institutions required for such transactions) or any Takeover Proposal (with all percentages in the definition of Takeover Proposal increased to 50%) involving the Company (or in the event of a recapitalization of the Company or any of its Subsidiaries by the Principal Stockholders referred to in this clause (ii), such recapitalized entity ) is consummated, then the Company shall pay, or cause to be paid to, Newco the Termination Fee upon the earlier to occur of (x) execution by the Company of a definitive agreement with respect to such a Takeover Proposal and (y) consummation of such Takeover Proposal. The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to the Company by Newco. For the avoidance of doubt, in no event shall (i) the Company be obligated to pay, or cause to paid, the Termination Fee on more than one occasion and (ii) the Company’s maximum aggregate liability under this Agreement, including damages under Section 8.2(c) and this Section 8.4(a), shall not exceed $135 million.

(b) The Company acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Section 8.4(a) are reasonable forecasts of the actual damages which may be incurred and constitute liquidated damages and not a penalty, and that, without these agreements, Newco would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment Newco commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Newco its costs and expenses (including attorney’s reasonable fees) in connection with such suit.

Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, subject to Section 9.12, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. All covenants shall survive in accordance with their terms. This Article IX, the agreements of Newco and the Company in Section 6.8 (Indemnification) and Section 8.3 (Fees and Expenses) and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time shall survive the consummation of the Merger.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Newco, to

LOC Acquisition Company

c/o Sony Corporation of America

550 Madison Avenue, 34th Floor

New York, New York 10022

Attention: Robert S. Wiesenthal

Telecopy: (212) 833-7752

with a copy to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Morton A. Pierce, Esq.

                 Michael J. Aiello, Esq.

Telecopy: (212) 259-6333

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

Attention: Nicholas P. Saggese, Esq.

                 Rick C. Madden, Esq.

Telecopy: (213) 621-5550

and

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Dennis S. Hersch

Telecopy: (212) 450-3800

(b)    if to the Company, to

Metro-Goldwyn-Mayer Inc.

10250 Constellation Boulevard

Los Angeles, California 90067

Attention: Alex Yemenidjian

Telecopy: (310) 449-3020

with a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022-4802

Attention: Charles M. Nathan, Esq.

                 John E. Sorkin, Esq.

Telecopy: (212) 751-4864

and

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

10250 Constellation Boulevard, 19th Floor

Los Angeles, CA 90067

Attention: Janet S. McCloud, Esq.

Telecopy: (310) 556-2920

Section 9.3 Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section, or clause such reference shall be to an Article, Section or clause of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) This Agreement is the result of the joint efforts of Newco and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party’s involvement in the drafting thereof.

(d) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e) The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

(f) For purposes of this Agreement, to the extent this Agreement refers to information or documents having been made available (or delivered or provided) to Newco, the Company shall be deemed to have satisfied such obligation if the Company or its Representatives made such information or document available (or delivered or provided such information or document) to any of Newco, an Equity Investor, or any of their respective Representatives.

(g) The phrases “transactions provided for in this Agreement,” “transactions provided for herein,” “transactions contemplated by this Agreement,” and “transactions contemplated herein” and phrases of similar import shall be deemed to refer, in the case of the Company, only to the Merger and the representations, warranties, covenants and agreements of the Company in this Agreement and not to any other agreement between or among Newco, any Equity Investor, any financing source or any other Person and, in the case of Newco, to the Merger and the Transactions, including the covenants and agreements of Newco in this Agreement and to the Commitments, the Acquisition Financing and the documents related thereto.

(h) The disclosure of any matter or item in the Company Disclosure Schedule or the Newco Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation, warranty, covenant or condition set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality,” “Company Material Adverse Effect” or “Newco Material Adverse Effect” or any word or phrase of similar import and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Newco Material Adverse Effect.

Section 9.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements, Schedules and Annexes hereto, the Deposit Agreement, the Side Agreement and the certain letter of even date herewith executed between the Company and the SCA) (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) other than with respect to the matters set forth in Section 6.8 (Indemnification), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER NEWCO NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE MERGER, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 9.7 Publicity. None of the parties hereto shall (and each of the parties shall cause its Affiliates and Representatives and, in the case of Newco, the Equity Investors and their Representatives, not to) issue any press release or make any public announcement concerning this Agreement or the transactions provided for herein without obtaining the prior written approval of the Company, in the event the disclosing party is any of Newco or the Equity Investors (or any of their respective Affiliates and Representatives), or Newco, in the event the disclosing party is the Company (or any of its Affiliates and Representatives), such consent not to be unreasonably withheld or delayed; provided, however, that, subject to compliance with Section 6.13, if a party determines, based upon advice of counsel, that disclosure is otherwise required by applicable Law or the rules or regulations of any stock exchange upon which the securities of such party is listed, such party may make such disclosure to the extent so required.

Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Newco may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to any wholly owned Subsidiary of Newco. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be brought solely in the Federal courts of the United States located in the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the United States District Court for the Southern District of New York; provided, further, that if (and only after) both the Federal courts of the United States located in the State of Delaware and the United States District Court for the Southern District of New York determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Chancery Court of the State of Delaware. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions provided for herein may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be properly served or delivered if delivered in the manner contemplated by Section 9.2. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions provided for herein.

Section 9.10 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect so long as the economic or legal substance of the transactions provided for herein is not affected in any manner adverse to any party. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

Section 9.11 Parties in Interest

(a) All parties to the transactions contemplated by this Agreement acknowledge that none of Mr. Kirk Kerkorian, Tracinda or Rodeo (nor any other holder of Common Shares), individually or collectively, is a party to this Agreement (it being understood, however, that Mr. Kerkorian and any other Indemnified Party shall be a third party beneficiary with respect to the matters set forth in Section 6.8). Accordingly, each of the parties hereto agrees that in the event (i) that there is any alleged breach or default by any party under this Agreement or any agreement provided for herein, or (ii) any party has any claim arising from or relating to this Agreement or any such agreement, no party shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Mr. Kirk Kerkorian, Tracinda or Rodeo or any other holder of Common Shares by reason of such alleged breach, default or claim; provided, that this Section 9.11 shall not be deemed to limit the rights of Mr. Mr. Kirk Kerkorian, Tracinda or Rodeo in their capacity as holders of Common Shares and nothing in this Section 9.11 shall be deemed to limit the rights or obligations of the parties to the Voting and Support Agreement.

(b) All parties to the transactions contemplated by this Agreement acknowledge that none of the Equity Investors (nor any of their Affiliates other than Newco), individually or collectively, is a party to this Agreement. Accordingly, each of the parties hereto agrees that in the event (i) that there is any alleged breach or default by any party under this Agreement or any agreement provided for herein, or (ii) any party has any claim arising from or relating to this Agreement or any such agreement, no party shall commence any proceedings or otherwise seek to impose any liability whatsoever against any Equity Investor by reason of such alleged breach, default or claim; provided, nothing in this Section 9.11 shall be deemed to limit the rights or obligations of the parties to the Voting and Support Agreement or the ability of the Company or Newco to draw on the Letters of Credit in accordance with their terms.

Section 9.12 Modification. No supplement, modification or amendment of this Agreement shall be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

Section 9.13 Tax Treatment. The parties intend that the Merger shall be treated for income Tax purposes as a taxable purchase of the stock of the Company by the Equity Investors to the extent of the funds provided by the Equity Investors and as a taxable redemption of the stock of the Company by the Company to the extent of the funds provided pursuant to the Commitment Letters.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

LOC ACQUISITION COMPANY

By:	/s/ MICHAEL DOMINGUEZ
Name: Michael Dominguez
Title: Chairman of the Board

METRO-GOLDWYN-MAYER INC.

By:	/s/ JAY RAKOW
Name: Jay Rakow
Title: Senior Executive Vice President and General Counsel

APPENDIX B

Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004

Tel: 212-902-1000

PERSONAL AND CONFIDENTIAL

September 23, 2004

Board of Directors

Metro-Goldwyn-Mayer Inc.

10250 Constellation Boulevard

Los Angeles, California 90067

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Tracinda Corporation, 250 Rodeo, Inc. and their principal stockholder (collectively, the “Principal Stockholders”)) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Metro-Goldwyn-Mayer Inc. (the “Company”) of the $12.00 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of September 23, 2004 (the “Agreement”), between LOC Acquisition Company (“Newco”) and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having acted as lead manager to the Company and its public offering of 10.55 million Shares in March 2002, as financial advisor to the Company in its divestiture of certain cable assets to Cablevision Systems Corporation in May 2003 and as financial advisor to the Company in connection with its $8.00 per Share special dividend in May 2004. We have also provided certain investment banking services to Sony Corporation (“Sony”), Texas Pacific Group (“TPG”), Providence Equity Partners Inc. (“Providence”) and Comcast Corporation (“Comcast” and, together with Sony, TPG, Providence and DLJ Merchant Banking Partners, the “Consortium”), affiliates of which are stockholders of Newco, and their respective affiliates from time to time, including having acted as co-manager with respect to the offering of Sony’s 0.640% bonds due September 2006 (aggregate principal amount ¥100 billion) in September 2001, as co-manager with respect to the offering of Sony’s 1.520% bonds due September 2011 (aggregate principal amount ¥50 billion) in September 2001, as joint lead manager with respect to the offering of Sony’s 4.950% medium term notes due November 2006 (aggregate principal amount $500 million) in November 2001 and as joint lead manager with respect to the offering of Sony’s zero-coupon convertible bonds due December 2008 (aggregate principal amount ¥220 billion) in December 2003; as financial advisor to TPG in its acquisition of Burger King Corporation in December 2002, as sole manager with respect to the offering of floating (at rates of LIBOR + 4.000%, LIBOR + 3.500% and LIBOR + 2.800%) asset-backed bonds due March 2020, September 2031 and September 2033 (aggregate principal amount £132.5 million) of Spirit Funding Ltd., a portfolio company of TPG, in August 2003, as financial advisor to Hotwire, a portfolio company of TPG, in its sale to IAC/InterActiveCorp in November 2003, as joint book-running manager with respect to the offering of 8.125% senior subordinated notes due December 2014 (aggregate principal amount $200 million) and as joint lead arranger and syndication agent with respect to the associated bank financing (aggregate principal amount $420 million) of Kraton Polymers, a portfolio company of TPG, in December 2003, as sole manager with respect to the offering of 12 million shares of common stock of Del Monte Foods Company, a former portfolio company of TPG, in January 2004, and as co-manager with respect to the financing for TPG’s acquisition of Iasis Healthcare (the offering of 8.750% senior subordinated notes due June 2014 (aggregate principal amount $475 million)) in June 2004; as co-advisor to Providence, a member of the Valentia Group, in its acquisition of Eircom PLC (“Eircom”) in December 2001, as financial advisor to Providence in its acquisition of six regional cable broadcasting companies from Deutsche Telekom in March 2003, as co-manager with respect to the offerings of 8.250% senior subordinated notes due August 2013 (aggregate principal amounts $250 million and €285 million) and 7.250% bonds due August 2013 (aggregate principal amount $550 million) of Eircom in July 2003 and as joint lead manager with respect to the bank financing (aggregate principal amount €150 million) of Eircom in July 2003; as co-manager with respect to Comcast’s bank financing (aggregate principal amount $12.5 billion) in June 2002, as co-manager with respect to the offering of Comcast’s 5.850% notes due January 2010 (aggregate principal amount $600 million) in January 2003, as co-manager with respect to the offering of Comcast’s 6.500% notes due January 2015 (aggregate principal amount $900 million) in January 2003, as co-manager with respect to the offering of Comcast’s 5.500% notes due December 2011 (aggregate principal amount $750 million) in March 2003, as co-manager with respect to the offering of Comcast’s 7.050% notes due March 2033 (aggregate principal amount $750 million) in March 2003 and as lead manager with respect to the block trade of 85 million shares of common stock of Liberty Media Corporation by Comcast in December 2003. We also may provide investment banking services to the Company, members of the Consortium and their respective affiliates in the future, and have invested, and may invest in the future, with certain members of the Consortium and their affiliates in various enterprises. In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, the stockholders of Newco and the affiliates of such stockholders, may actively trade the debt and equity securities (or related derivative securities and limited partnership interests) of the Company, Sony, Comcast and affiliates of the members of the Consortium for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement (including the exhibits thereto); the Deposit Agreement (as defined in the Agreement); the Commitments (as defined in the Agreement); the Side Agreement, dated as of September 23, 2004, among Newco, Providence, TPG, DLJ Merchant Banking Partners, Sony Corporation of America (“SCA”) and Comcast Studio Investments, Inc.; the letter agreement, dated as of September 23, 2004, between the Company and SCA; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2003; Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $12.00 per Share in cash to be received by the holders of Shares (other than the Principal Stockholders) pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

APPENDIX C

1999 Avenue of the Stars

Suite 2400

Los Angeles CA 90067

tel 3l0 788 2000

September 23, 2004

Board of Directors

Metro-Goldwyn-Mayer Inc.

10250 Constellation Boulevard

Los Angeles, CA 90067

Members of the Board:

We understand that Metro-Goldwyn-Mayer Inc., a Delaware corporation (“MGM” or the “Company”), LOC Acquisition Company (“Buyer”), a Delaware corporation and a newly created entity, wholly-owned by Sony Corporation of America, TPG Partners IV, L.P., DLJ Merchant Banking III, Inc., Providence Equity Partners IV, L.P., and Comcast Studio Investments, Inc. (together, the “Equity Investors”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated September 23, 2004 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of NewCo with and into the Company. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of MGM (“MGM Common Stock”), other than shares held in treasury or held by the Buyer or the Company or as to which dissenters’ rights have been perfected, will be converted into the right to receive $12.00 per share in cash (the “Merger Consideration”). In addition, each outstanding unexpired and unexercised option or right to purchase MGM Common Stock (each, a “Company Option”) shall become fully exercisable and vested, and entitled to receive a cash payment equal to the difference between the Merger Consideration and the exercise price of the Company Option. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We also understand that in connection with the Merger, the Buyer intends to enter into a Voting and Support Agreement, substantially in the form of the draft dated September 23, 2004 (the “Voting and Support Agreement”), with Tracinda Corporation (“Tracinda”) and 250 Rodeo, Inc. (“250 Rodeo”) (collectively, and together with their principal stockholder, the “Principal Stockholders”). Pursuant to the Voting and Support Agreement, Tracinda and 250 Rodeo will agree, among other things, to take specified actions to facilitate the Merger. We further understand that approximately 73% of the outstanding shares of MGM Common Stock are held by the Principal Stockholders.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of MGM Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Principal Stockholders).

For purposes of the opinion set forth herein, we have:

i)	reviewed certain publicly available financial statements and other information of the Company;

ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

iii)	reviewed certain financial forecasts of the Company, including certain sensitivity cases, prepared by management of the Company;

iv)	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

v)	reviewed the reported prices and trading activity for the MGM Common Stock;

vi)	compared the financial performance of the Company and the prices and trading activity of the MGM Common Stock with that of certain other comparable publicly-traded companies and their securities;

vii)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

viii)	reviewed copies of the draft equity commitment letters, dated September 23, 2004, of each of the Equity Investors, and, if applicable, any associated letters of credit;

ix)	reviewed copies of Buyer’s debt financing commitment letters, dated September 12, 2004 from JPMorgan Chase Bank, J.P. Morgan Securities Inc. and Credit Suisse First Boston;

x)	reviewed the draft Merger Agreement, the draft Voting and Support Agreement, and certain related documents; and

xi)	performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not had access to the management of the Buyer or the Equity Investors or any internal financial information or forecasts of the Buyer or the Equity Investors in connection with the delivery of this opinion. In addition, we have not made any independent valuation or appraisal of the assets or liabilities of the Company or Buyer, nor have we been furnished with any such appraisals. We are not regulatory, legal or tax experts and with the Company’s consent we have relied upon the assessments of the Company’s legal and other advisors with respect to such issues. In addition, we have assumed that the Merger and the arrangements with Tracinda and 250 Rodeo will be consummated in accordance with the terms set forth in the Merger Agreement and the Voting and Support Agreement without material modification or waiver. We have also assumed that the equity and debt financing for the Buyer and the Merger will be consummated in accordance with the terms set forth in the equity and debt financing commitment letters reviewed by us without material modification or waiver. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Further, in arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of the Company or any of its assets, nor did we participate in any negotiations with any of such parties, including the Buyer.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and the Equity Investors and have received fees for the rendering of these services. In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage services. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt securities of the Company and the Equity Investors and their affiliates for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

It should be understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion letter may be included in its entirety, if required, in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. It should further be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Furthermore, our opinion does not address the relative merits of the Merger compared to other strategic alternatives potentially available to the Company or the relative effects of any potential alternative transaction in which the Company might have engaged, nor does it address the Board’s decision to proceed with the Merger. Our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger Agreement.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of MGM Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Principal Stockholders).

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ JEFFREY N. HOGAN
Jeffrey N. Hogan Managing Director

APPENDIX D

EXECUTION COPY

INDEMNITY AGREEMENT

AGREEMENT dated as of September 23, 2004 (this “Agreement”), by and between Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), on the one hand, and each of Kirk Kerkorian (“Kerkorian”), Tracinda Corporation, a Nevada corporation wholly owned by Kerkorian (“Tracinda”), and 250 Rodeo, Inc., a Delaware corporation wholly owned by Tracinda and Kerkorian (“Rodeo”), on the other.

RECITALS

In connection with the Agreement and Plan of Merger, dated as of September 23, 2004 (the “Merger Agreement”), by and between LOC Acquisition Company, a Delaware corporation (“Newco”), and the Company, Newco has requested that each of Tracinda and Rodeo enter into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which, subject to the terms of the Voting Agreement, among other things, each of Tracinda and Rodeo agrees to vote all shares of common stock of the Company beneficially owned by it in favor of the merger (the “Merger”) contemplated by the Merger Agreement.

As an inducement to Tracinda and Rodeo to enter into, and to Kerkorian to cause Tracinda and Rodeo to enter into, the Voting Agreement and thereby to facilitate the Merger, which the Board of Directors of the Company has unanimously determined is in the best interests of the stockholders of the Company, and in recognition of the substantial benefits which the Board of Directors of the Company believes will inure to the stockholders of the Company by reason of the Merger, the Board of Directors of the Company has determined to enter into this agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Indemnification. The Company shall hold harmless and indemnify each of Kerkorian, Tracinda and Rodeo, his or its respective successors and assigns and, in the case of each of Tracinda and Rodeo, its respective directors, officers and employees and, in the case of any of the foregoing parties that is an individual, his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees (each, an “Indemnitee” and, collectively, the “Indemnitees”), against any and all claims, expenses, liabilities and losses (including, without limitation, the reasonable investigation expenses, expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, amounts paid or to be paid in settlement any interest, assessments, or other charges imposed thereon and any federal, state, local or foreign taxes imposed as a result of actual or deemed receipt of any payment hereunder) actually incurred by such Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Company on the Indemnitee’s behalf in compensation of such expenses, liabilities or losses) in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative or in arbitration, to or in which the Indemnitee is a party or participant or is threatened to be made a party or participant (a “Proceeding”), as a plaintiff, defendant, respondent, witness or otherwise, based upon, arising from, relating to or by reason of the execution, delivery and/or performance of the Merger Agreement and/or the Voting Agreement and/or the consummation of the transactions contemplated by the foregoing agreements.

Notwithstanding the foregoing, the Company shall not be obligated to hold harmless and indemnify an Indemnitee:

(i) except as provided in Section 10(b) hereof, in connection with a Proceeding initiated by the Indemnitee unless such proceeding (or part thereof) was authorized by a two-thirds vote of the Board of Directors of the Company; or

(ii) in connection with any claim to the extent that such claim arises by reason of the insolvency of the Company.

2. Standard of Conduct. Notwithstanding any provision of this Agreement (but subject to Section 3 hereof), the indemnificaion provided to each Indemnitee by this Agreement shall be subject to satisfaction by the Indemnitee of the same standards of conduct, and shall be subject to the same limitations, that are applicable to indemnification of directors and officers of a Delaware corporation under Section 145 of the Delaware General Corporation Law (the “DGCL”), whether or not, but for the agreement contained in this paragraph, such standards of conduct and limitations would be applicable to the Indemnitee.

3. Presumption. Each Indemnitee shall be presumed to be entitled to such indemnification under this Agreement upon submission of a written claim pursuant to Section 4 hereof. Thereafter, the Company shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled. Such presumption shall only be overcome by a judgment or other final adjudication, after all appeals and all time for appeals has expired (“Final Determination”), which is adverse to the Indemnitee and which establishes (i) that his or its acts were (a) not committed in good faith or in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or (b) with respect to a criminal action or proceeding, committed with a reasonable cause to believe his or its conduct was unlawful or (ii) that the Indemnitee in fact personally gained a financial profit or other advantage to which he or it was not legally entitled. If any Indemnitee is not wholly successful in any Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company agrees to indemnify the Indemnitee to the maximum extent permitted by law against all losses and expenses incurred by the Indemnitee in connection with each successfully resolved claim, issue or matter. Neither the failure of the Company (including its Board of Directors, legal counsel or stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, its legal counsel or its stockholders) that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The purchase, establishment or maintenance of any insurance or similar protection or other arrangements (any such insurance, protection or arrangement, an “Indemnification Arrangement”) shall not in any way diminish, restrict, limit or adversely affect the rights and obligations of the Company or of any Indemnitee under this Agreement, except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitees shall not in any way diminish, restrict, limit or adversely affect any Indemnitee’s right to indemnification from the Company or any other party or parties under any other Indemnification Arrangement, the Certificate or Incorporation or Bylaws of the Company, or the DGCL. Any presumption pursuant to this Section 3 that an Indemnitee is or is not entitled to indemnification shall not be deemed to broaden or limit the scope of such Indemnitee’s right to indemnification as set forth in Sections 1 and 2.

4. Claims for Payments. Each Indemnitee shall have the right to receive from the Company on demand or, at his or its option, to have the Company pay promptly on his or its behalf, in advance of a Final Determination of a Proceeding, all amounts payable by the Company pursuant to the terms of this Agreement as corresponding amounts are expended or incurred by the Indemnitee in connection with any Proceeding or otherwise (such amounts so expended or incurred being referred to as “Advanced Amounts”). In making any claim for payment by the Company of any amount, including any Advanced Amount, pursuant to this Agreement, an Indemnitee shall submit to the Company a written request for payment (a “Claim”) which includes a schedule setting forth in reasonable detail the dollar amount expended (or incurred or expected to be expended or incurred). Each item on such schedule shall be supported by the bill, agreement, or other documentation relating thereto, a copy of which shall be appended to the schedule as an exhibit.

Where an Indemnitee is requesting Advanced Amounts, the Indemnitee must also provide an undertaking reasonably acceptable to the Company to repay such Advanced Amounts within thirty (30) days if a Final Determination is made that the Indemnitee is not entitled to indemnification or reimbursement hereunder.

5. Section 16(b) Liability. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against any Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, and amendments thereto (the “Exchange Act”), or similar provisions of any state statutory law or common law.

6. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue for so long as any Indemnitee shall be subject to the possibility of any Proceeding in respect of which the Indemnitee is or may be entitled to indemnification hereunder.

7. Representations and Warranties of the Indemnitees. Each of Kerkorian, Tracinda and Rodeo represents and warrants to the Company as of the date of this Agreement that, except for this Agreement and the Voting Agreement, all contracts, arrangements, understandings or relationships (legal or otherwise) among Kerkorian, Tracinda and Rodeo or their directors and executive officers or between any of such persons and any other person with respect to any securities of the Company that are required to be disclosed under Item 6 of Schedule 13D under the Exchange Act have been disclosed in the Statement on Schedule 13D, as amended, filed by Kerkorian, Tracinda and Rodeo with the Securities and Exchange Commission.

8. Successors; Binding Agreement. This Agreement shall be binding on, and shall inure to the benefit of and be enforceable by, each of the Company’s successors and assigns and by each Indemnitee’s successors and assigns and, in the case of any individual, his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

9. Notification and Defense of Claim. Promptly after receipt by any Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof (which notice shall specify in reasonable detail the nature and amount of the claim (to the extent known), but the failure to so notify the Company will not relieve the Company from any liability which it may have to the Indemnitee, except to the extent that the Company is actually and materially prejudiced by the Indemnitee’s failure to so notify.

With respect to any such Proceeding, the Company will be entitled (but not obligated) to participate in and/or assume the defense of the Proceeding. If the Company assumes such defense, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, separate from the counsel employed by the Company, at the Indemnitee’s own expense; provided, however, that such Indemnitee shall be entitled to participate in any such defense with separate counsel at the expense of the Company if, (i) requested by the Company to employ separate counsel or (ii) in the opinion of counsel to the Indemnitee (which counsel shall be reasonably satisfactory to the Company), there are potential defenses available to the Indemnitee that are materially in conflict with those available to the Company, provided that the Company shall not be responsible for the fees and expenses of more than one firm of separate counsel for the Indemnitees in connection with any Proceeding in the same jurisdiction, in addition to any local counsel, unless the Company otherwise consents or a conflict of interest requires separate counsel for particular Indemnitees. If the Company fails to assume the defense of such Proceeding within thirty (30) days after the receipt of an Indemnity Notice, the Indemnitee (upon delivering written notice to such effect to the Company) shall have the right to undertake, at the Company’s cost and expense, the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee shall not enter into any such compromise or settlement without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). In the event the Company assumes the defense of the Proceeding, the Company will keep the Indemnitee reasonably informed of the progress of any such defense, compromise or settlement. The Company shall not, except with the written consent of the Indemnitee (which consent may be withheld in the Indemnitee’s sole and absolute discretion), consent to the entry of a judgment or enter into a settlement of any Proceeding other than a judgment or settlement (i) involving only the payment of money which the Company is required to pay to or on behalf of the Indemnitee pursuant to the indemnification provisions of this Agreement and (ii) that includes an unconditional release of the Indemnitee with respect to the Proceeding.

10. Enforcement. (a) The Company has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Tracinda and Rodeo to enter into, and to induce Kerkorian to cause Tracinda and Rodeo to enter into, the Voting Agreement and thereby to facilitate the Merger and acknowledges that the Indemnitees are relying upon this Agreement in entering into the Voting Agreement.

(b) All expenses incurred by any Indemnitee in connection with the preparation and submission of a request for indemnification hereunder shall be borne by the Company. In the event any Indemnitee has requested payment of any amount under this Agreement and has not received payment thereof within thirty (30) days of such request, the Indemnitee may bring any action to enforce rights or collect moneys due under this Agreement, and, if the Indemnitee is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s fees and expenses in bringing and pursuing such action. If it is determined that the Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification for claims, issues or matter for which the Indemnitee is not so entitled. The Indemnitee shall be entitled to the advancement of such amounts to the full extent contemplated by Section 4 hereof in connection with such Proceeding.

11. Separability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any sections or subsections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of any section or subsections of this Agreement containing any such provisions held to be invalid, illegal or unenforceable shall be construed so as to give effect to the intent of the parties that the Indemnitors (or any of them) provide protection to the Indemnitee to the fullest extent enforceable.

12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged except by an instrument in writing executed by or on behalf of each party sought to be bound thereby. No waiver by any party at any time of any breach by another party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely in the Federal courts of the United States located in the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the United States District Court for the Southern District of New York; provided, further, that if (and only after) both the Federal courts of the United States located in the State of Delaware and the United States District Court for the Southern District of New York determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Chancery Court of the State of Delaware. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 13. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transactions provided for herein.

13. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to any Indemnitee:	c/o Tracinda Corporation
150 South Rodeo Drive
Suite 250
Beverly Hills, CA 90212
Attn: General Counsel

If to the Company:	Metro-Goldwyn-Mayer Inc.
Fourteenth Floor
10250 Constellation Boulevard
Los Angeles, CA 90067
Attn: Secretary

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15. Effectiveness. This Agreement shall be effective as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

METRO-GOLDWYN-MAYER INC.

By:	/S/ JAY RAKOW
Name: Jay Rakow
Title: Senior Executive Vice President and General Counsel

TRACINDA CORPORATION

By:	/S/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

250 RODEO, INC.

By:	/S/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

/S/ KIRK KERKORIAN
Kirk Kerkorian

The undersigned hereby agrees, assuming the consummation of the Merger, to cause the surviving corporation in the Merger to honor and perform its obligations under this Agreement.

LOC ACQUISITION COMPANY

By:	/S/ MICHAEL DOMINGUEZ
Name: Michael Dominguez
Title: Chairman of the Board

Indemnity Agreement

Counterpart Signature Page

APPENDIX E

EXECUTION COPY

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of September 23, 2004 (this “Agreement”), by and among Tracinda Corporation, a Nevada corporation (“Nevada”), 250 Rodeo, Inc., a Delaware corporation (“Delaware” and, together with Nevada, the “Principal Stockholders”), and LOC Acquisition Company, a Delaware corporation (“Newco”).

WHEREAS, as of the date hereof, Nevada owns 144,290,996 shares of the Common Stock, par value $0.01 per share (the “Company Common Stock”), of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), and Delaware owns 19,758,648 shares of the Company Common Stock;

WHEREAS, Newco proposes to enter into a transaction (such transaction, including the contemplated merger and the effects thereof, the “Transaction”) with the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated September 23, 2004, by and between the Company and Newco (the “Merger Agreement”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Newco has required that the Principal Stockholders execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2. Representations of the Principal Stockholders.

(a) The Principal Stockholders hereby, jointly and severally, represent and warrant to Newco as follows:

(i) Each Principal Stockholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, but without regard to any conditions (including the passage of time) to the acquisition of such shares) of, and has good and valid and marketable title to, the number of shares of Company Common Stock set forth opposite such Principal Stockholder’s name on Annex A attached hereto, subject to the First Amended and Restated Pledge Agreement, dated as of October 30, 1996, by and between Nevada and Bank of America National Trust and Savings Association, as amended, and the Pledge Agreement, dated as of August 28, 1998 by and between Delaware and Bank of America National Trust and Savings Association, as amended (including any successor or replacement agreements permitted by this Agreement, the “Pledge Agreements”). All of such shares are collectively referred to herein as the “Shares.”

(ii) As of the date hereof, each Principal Stockholder is not the beneficial owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the Shares.

(iii) Each Principal Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the terms of the Pledge Agreements and other than as required or permitted by this Agreement, each Principal Stockholder has the power and authority (corporate or other) to vote the Shares beneficially owned by such Principal Stockholder.

(iv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Principal Stockholder and no other corporate proceedings on the part of either Principal Stockholder are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Principal Stockholder and this Agreement constitutes a valid and binding agreement of each Principal Stockholder, enforceable against each Principal Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(v) Subject to the terms of the Pledge Agreements and other than as required or permitted by this Agreement, the Shares are now and shall at all times during the term of this Agreement be owned of record by the Principal Stockholders as set forth in Annex A (or by a nominee or custodian for the account of the applicable Principal Stockholder), free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any of the Shares other than this Agreement.

(vi) The execution and delivery of this Agreement by each Principal Stockholder, the consummation by each Principal Stockholder of the transactions contemplated hereby and the performance by such Principal Stockholder of its obligations hereunder shall not (including with notice or lapse of time or both):

(1) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party, except for the filing with the Securities and Exchange Commission (the “Commission”) of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act, and filings under applicable gaming regulations, as may be required in connection with this Agreement and the transactions contemplated hereby;

(2) contravene or conflict with the certificate of incorporation or bylaws of such Principal Stockholder;

(3) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which such Principal Stockholder or any of its assets is bound; or

(4) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to such Principal Stockholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Stockholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, except, in the case of clause (1) above, with respect to the Pledge Agreements.

(vii) Each Principal Stockholder acknowledges receipt and review of the Merger Agreement and understands the terms and conditions thereof. Each Principal Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Each Principal Stockholder understands and acknowledges that Newco is entering into the Merger Agreement in reliance upon such Principal Stockholder’s execution, delivery and performance of this Agreement.

(b) Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

3. Agreement to Vote Shares.

(a) Whereas the Board of Directors of the Company has approved and declared advisable the merger of Newco with and into the Company upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, subject to the terms of the Pledge Agreements, the Principal Stockholders agree to: (i) appear, or cause the record holder of any Shares on the applicable record date (each a “Record Holder”) to appear (in person or by proxy), at any annual or special meeting of the stockholders of the Company for the purpose of obtaining a quorum, or, if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, the Principal Stockholders, jointly and severally, agree to execute or cause all Record Holders to execute such consent, and (ii) vote (or, if requested, execute consents or proxies with respect to), and cause each Record Holder to vote (or, if requested, execute consents or proxies with respect to), the Shares and any New Shares (as defined in Section 7 hereof): (w) in favor of adoption and approval of the Merger Agreement and the Transaction, including each other action, agreement and transaction contemplated by or in furtherance of the Merger Agreement, the Transaction and this Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (x) against any Takeover Proposal; (y) against any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of any Principal Stockholder under this Agreement; and (z) except as otherwise agreed to in writing in advance by Newco, against the following actions or proposals: (1)(A) other than the transactions contemplated by Section 2.5 of the Merger Agreement, any change in the persons who constitute the board of directors of the Company; (B) except as permitted in the Merger Agreement, any change in the present capitalization of the Company or any amendment of the Company’s amended and restated certificate of incorporation or amended and restated bylaws; or (C) except as permitted by the Merger Agreement, any change in the Company’s corporate structure or business; and (2) any other action, proposal, transaction or agreement that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Each Principal Stockholder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding whatsoever with any Person that would reasonably be expected to violate, conflict or interfere with the provisions of this Agreement or that would reasonably be expected to delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Notwithstanding the foregoing, the Principal Stockholders shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter not covered by this Section 3 in any manner they deem appropriate, provided that such vote (or execution of consents or Proxies with respect thereto) would not reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction. Notwithstanding any reference in this paragraph to actions by written consent, the Principal Stockholders shall have no obligation to execute any written consent in lieu of a meeting with respect thereto for the purpose of approving and adopting the Merger Agreement and the Transaction unless the Company shall have requested that such approval and adoption be effected through the execution of any such written consent, in which case the Principal Stockholders shall, jointly and severally, execute such consent.

(b) In furtherance of the convenants set forth in Sections 3(a) hereof, each Principal Stockholder agrees to deliver or cause Record Holder of any Shares or New Shares of such principal Stockholder to deliver to Newco upon request a proxy, substantially in the form of Annex B attached hereto, for any such stockholder meeting (or action by written consent), which proxy shall be coupled with an interest and irrevocable to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of this Agreement pursuant to Section 13 hereof, with the total number of Shares and any New Shares beneficially owned by such Principal Stockholder correctly indicated thereon.

4. Representations of Newco. Newco hereby represents and warrants to the Principal Stockholders that:

(a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Newco and is a valid and binding agreement of Newco enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated hereby do not and shall not (including with notice or lapse of time or both):

(i) contravene or conflict with the certificate of incorporation or the bylaws of Newco;

(ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which Newco is a party or by which Newco or any of its assets may be bound;

(iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Newco in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Newco to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

(iv) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any Governmental Entity or other party.

5. No Solicitations. Subject to Section 10 hereof, each Principal Stockholder, in such Principal Stockholder’s capacity as a beneficial owner of Shares and New Shares (as defined in Section 7 hereof), agrees that such Principal Stockholder shall not, nor shall such Principal Stockholder permit any Person “controlling” it or under its “control” (as such term is used in the Exchange Act) to, (a) directly or indirectly solicit, initiate, propose or take any other action to facilitate any Takeover Proposal, (b) enter into any agreement, arrangement or understanding with respect to any Takeover Proposal (including any letter of intent or agreement in principle), (c) initiate or participate in any way in any negotiations or discussions regarding a Takeover Proposal, (d) furnish or disclose to any Third Party any information with respect to, or which would be reasonably expected to lead to, any Takeover Proposal, (e) solicit proxies or become a “participant” in or otherwise assist a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) that would reasonably be expected to compete with, or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction (including with respect to any Takeover Proposal or any action related thereof), (f) otherwise encourage or assist any Person in taking or planning any action (including any Takeover Proposal or any action related thereto) which would reasonably be expected to compete with or otherwise would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction, (g) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by written consent of the Company’s stockholders that would reasonably be expected to compete with or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Transaction or would reasonably be expected to result in the abandonment or termination of, or failure to consummate, the Transaction (including with respect to any Takeover Proposal or any action related thereto) or (h) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for any purpose that would reasonably be expected to compete with, or would reasonably be expected to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transaction or would reasonably be expected to result in the abandonment or terminating of, or failure to consummate the Transaction (including with respect to any Takeover Proposal or any action related thereto). Each of the Principal Stockholders shall be liable for any breach of this Section 5 by any Person controlling it or under its control.

6. Transfer and Encumbrance.

(a) Subject to the terms of the Pledge Agreements and this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to, directly or indirectly, transfer, sell, offer, hypothecate, assign, pledge or otherwise dispose of or encumber (“Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or New Shares or such Principal Stockholder’s voting or economic interest therein. Subject to the terms of the Pledge Agreements and this Agreement, during the term of this Agreement, each Principal Stockholder agrees not to (i) grant any proxies, options or rights of first offer or refusal with respect to any of the Shares or New Shares, (ii) permit any such Shares or New Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements or (iii) enter into any voting agreement, voting trust or other voting arrangement with respect to any of the Shares or New Shares. Notwithstanding the foregoing, (x) either Principal Stockholder may take any action described in the previous two sentences, so long as the other party (a “transferee”) to such Transfer or other arrangement described in the second sentence of this Section 6 executes this Agreement ( or a joinder thereto in a form reasonably satisfactory to Newco) and agrees to be bound by its terms; provided, however, that notwithstanding such Transfer or arrangement, such Principal Stockholder shall continue to be liable for any breach by such transferee of its agreements and covenants under this Agreement, and (y) the Principal Stockholders are permitted to (1) amend, extend or otherwise modify the Pledge Agreements and the Second Amended and Restated Credit Agreement, dated as of August 16, 2000, by and between Nevada, the several financial institutions from time to time parties thereto, and Bank of America N.A., as amended (such agreement, together with the Pledge Agreements, the “Credit Documents”) and (2) enter into new credit arrangements replacing or supplementing the Credit Documents, provided that such amendment, extension or modification or new credit arrangement, in each case, does not contain provisions that adversely affect the ability of the Principal Stockholders to comply with their obligations under this Agreement other than provisions that are substantially similar to the provisions in the existing Credit Documents.

7. Additional Purchases. Each Principal Stockholder agrees that in the event (a) any shares of Company Common Stock or other voting securities of the Company are issued pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of such Principal Stockholder or otherwise; (b) such Principal Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement; or (c) such Principal Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other voting securities of the Company after the execution of this Agreement (such Company Common Stock and other voting securities of the Company, collectively, the “New Shares”), each Principal Stockholder agrees to vote such New Shares in the same manner as the Shares and to notify Newco and then deliver promptly to Newco upon request of Newco a proxy with respect to such New Shares, substantially in the form of Annex B attached hereto, which shall be irrevocable to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of this Agreement pursuant to Section 13 hereof. Each Principal Stockholder also agrees that any New Shares acquired or purchased by such Principal Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

8. Covenants of the Principal Stockholders.

(a) Each Principal Stockholder agrees that such Principal Stockholder shall not avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by any of the Principal Stockholders.

(b) Upon receipt by the Principal Stockholders of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, each Principal Stockholder shall execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Principal Stockholders, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

(c) Each Principal Stockholder will, in its capacity as a beneficial owner of Shares and New Shares, (1) use all reasonable efforts to cooperate with the Company and Newco in connection with the Transaction, (2) promptly take such further actions and execute and deliver such additional documents as may be necessary or appropriate to consummate the Transaction, and (3) provide any information reasonably requested by the Company or Newco for any regulatory application or filing made, or approval sought, for the Transaction.

(d) Each Principal Stockholder will give prompt written notice to Newco of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties set forth in Section 2 hereof. The Principal Stockholders will use their respective reasonable best efforts not to take any action, or omit to take any action, that would reasonably be expected to result in an Event of Default under the Pledge Agreements. “Event of Default” shall have the meaning ascribed to such term under the applicable Pledge Agreement.

9. Covenants of the Principal Stockholders and Newco.

(a) Each of Newco and the Principal Stockholders shall use their respective best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement.

(b) Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the transactions contemplated hereunder, including fees and expenses of their own financial consultants, investment bankers, accountants and counsel.

10. Fiduciary Duties. Nothing contained herein shall limit or affect any actions taken by either Principal Stockholder or any person or entity controlling or under the control of either Principal Stockholder of the types described in clauses (i) and (ii) of the proviso to paragraph (a) of Section 6.2 of the Merger Agreement in response to a Takeover Proposal, to the extent that the Company is permitted to take such actions under the aforementioned proviso and provided that such Principal Stockholder acts in accordance with any requirement set forth in such proviso, nor shall anything contained herein limit or affect any actions taken by any person in his capacity as a director of the Company in accordance with the provisions of the Merger Agreement, and none of such actions taken in accordance with the provisions of this Section 10 or in accordance with the provisions of the Merger Agreement shall be deemed to constitute a breach of this Agreement.

11. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and, other than in respect of Section 10, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other parties hereto, except that Newco may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.

13. Termination. This Agreement will terminate on the earlier of (a) the mutual agreement of Newco and each Principal Stockholder, (b) the Effective Time, (c) the termination of the Merger Agreement pursuant to its terms, and (d) the execution by the Company of any amendment, supplement, waiver or modification to the Merger Agreement that has not previously been approved in writing by each Principal Stockholder.

14. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be brought solely in the Federal courts of the United States located in the State of Delaware; provided, that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the United States District Court for the Southern District of New York; provided, further, that if (and only after) both the Federal courts of the United States located in the State of Delaware and the United States District Court for the Southern District of New York determine that they lack subject matter jurisdiction over any such legal action, suit or proceeding, such legal action, suit or proceeding shall be brought in the Chancery Court of the State of Delaware. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein, and hereby waives, and agrees not be assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions provided for herein may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions provided for herein shall be properly served or delivered if delivered in the manner contemplated by Section 16 hereof. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transactions provided for herein.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to Newco to:

LOC Acquisition Company

c/o Sony Corporation of America

550 Madison Avenue, 34th Floor

New York, New York 10022

Attention: Robert S. Wiesenthal

Telecopy: (212) 833-7752

with a copy (which shall not constitute notice) to:

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019

Attention: Morton A. Pierce, Esq.

                 Michael J. Aiello, Esq.

Telecopy: (212) 259-6333

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

Attention: Nicholas P. Saggese, Esq.

Telecopy: (213) 687-5600

and

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Dennis S. Hersch

Telecopy: (212) 450-3800

(ii) if to either of the Principal Stockholders, to:

Tracinda Corporation

150 South Rodeo Drive, Suite 250

Beverly Hills, CA 90212

Attention: General Counsel,

Telecopy: 310 271-3416

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Warren S. de Wied, Esq.

Telecopy: 212 859-4000

17. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

18. Waiver. The parties hereto may, to the extent permitted by applicable Law, subject to Section 19 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

19. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

20. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

21. Headings. All Section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TRACINDA CORPORATION

By:	/S/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

250 RODEO, INC.

By:	/S/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

LOC ACQUISITION COMPANY

By:	/S/ MICHAEL DOMINGUEZ
Name: Michael Dominguez
Title: Chairman of the Board

Counterpart Signature Page

Voting and Support Agreement

ANNEX A

Principal Stockholders	Shares of Company Common Stock Owned
Tracinda Corporation	144,290,996
250 Rodeo, Inc.	19,758,648

FORM OF IRREVOCABLE PROXY

The undersigned hereby revokes any previous proxies and appoints LOC Acquisition Company, a Delaware corporation (“Newco”), and any individual who shall be designated by Newco, with full power of substitution and resubstitution as attorney-in-fact and proxy of the undersigned to attend any and all meetings of stockholders (and any adjournments or postponements thereof) of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the “Company”), to vote all shares of Common Stock, par value $0.01 per share, of the Company that the undersigned is then entitled to vote, and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if the undersigned were present, with respect to all matters specified in the Voting and Support Agreement, dated as of September 23, 2004 (the “Voting Agreement”), by and among Newco, the undersigned and the other parties signatory thereto. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement.

This proxy has been granted pursuant to Section 3 of the Voting Agreement. This proxy shall be deemed to be a proxy coupled with an interest and is irrevocable during the term of the Voting Agreement to the fullest extent permitted under Delaware law, except as otherwise required under the terms of the Pledge Agreements and except that such proxy shall terminate upon any termination of the Merger Agreement pursuant to its terms.

The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated: September 23, 2004

TRACINDA CORPORATION

By:	/s/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

The undersigned authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.

Dated: September 23, 2004

250 RODEO, INC.

By:	/s/ ANTHONY MANDEKIC
Name: Anthony Mandekic
Title: Secretary/Treasurer

APPENDIX F

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Form of Proxy and Admission Ticket

METRO-GOLDWYN-MAYER INC.

Proxy for Special Meeting of Stockholders

December 17, 2004

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints WILLIAM A. JONES, JAY RAKOW and DANIEL J. TAYLOR, and each of them, Proxies, with full power of substitution, to represent and vote all shares of the common stock, $.01 par value per share, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held in the Main Theater at the Company’s offices located at 10250 Constellation Boulevard, Los Angeles, California on December 17, 2004, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Item 1.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù    Detach here from proxy voting card.    Ù

METRO-GOLDWYN-MAYER INC.

Special Meeting of Stockholders

Friday, December 17, 2004

10:00 a.m.

Metro-Goldwyn-Mayer Inc., Main Theater

10250 Constellation Boulevard

Los Angeles, California

ADMISSION TICKET

This ticket must be presented at the door for entrance to the meeting.

				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR Proposal 1 and in accordance with the best judgment of the proxy holders, or any of them, on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

	FOR	AGAINST	ABSTAIN
1. Adoption of the Merger Agreement.	☐	☐	☐

				I plan to attend the meeting		☐

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Signature	Signature	Date:

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.

Ù Detach here from proxy voting card. Ù

ADMISSION TICKET

Special Meeting

of

METRO-GOLDWYN-MAYER INC.

Special Meeting of Stockholders

Friday, December 17, 2004

10:00 a.m.

Metro-Goldwyn-Mayer Inc., Main Theater

10250 Constellation Boulevard

Los Angeles, California

Agenda
1.	To consider and act upon the proposal to adopt the merger agreement, dated as of September 23, 2004, by and between LOC Acquisition Company and Metro-Goldwyn-Mayer Inc.
2.	To transact such other business as may properly come before the meeting or any adjournments thereof.